UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Hillenbrand, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HILLENBRAND, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held February 20, 2024
The Annual Meeting of shareholders of Hillenbrand, Inc., an Indiana corporation (the “Company”), will be held at the Company’s headquarters at One Batesville Boulevard, Batesville, Indiana 47006, on Tuesday, February 20, 2024, at 10:00 a.m. Eastern Standard Time, for the following purposes:
(1)to elect three members to the Board of Directors;
(2)to approve, by a non-binding advisory vote, the compensation paid by the Company to its Named Executive Officers (“Say on Pay Vote”);
(3)to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2024; and
(4)to transact such other business as may properly come before the meeting and any postponement or adjournment of the meeting.
We intend to hold the Annual Meeting in person, but we urge you to consider voting in advance of the meeting via one of the remote methods described in the proxy statement. If for any reason we determine that it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting, which may include a change in venue or holding the meeting solely by means of remote communication. We will announce any such change and the details on how to participate by press release, on our web site at https://ir.hillenbrand.com, and in a filing with the Securities and Exchange Commission. If you are planning to attend the Annual Meeting in person, please check our web site in advance for any updates to planned arrangements.
In preparing for the Annual Meeting, we regularly review and consider the requirements, recommendations, and protocols that are issued and that may be issued by public health authorities and governments. We require you to register your planned in-person attendance with us at least ten (10) business days prior to the meeting, by writing to the Investor Relations Department, Hillenbrand, Inc., One Batesville Boulevard, Batesville, Indiana 47006 or by email at investors@hillenbrand.com. Preregistration and an admission ticket, as well as matching photo identification, are necessary to gain entrance to the secure area of our headquarters building where the meeting will be held. We value the opportunity to have more personal engagement with our shareholders and require you to follow these procedures and any protocols we may have in place on the meeting date.

By Order of the Board of Directors,

Nicholas R. Farrell
Secretary

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the proxy statement and submit your proxy and voting instructions as soon as possible. Important notice regarding the availability of proxy materials for the Annual Meeting of shareholders to be held on February 20, 2024: This proxy statement, the accompanying proxy card, and our 2023 Annual Report to Shareholders are available on the Internet at www.hillenbrand.com.
January 9, 2024

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HILLENBRAND, INC.
PROXY STATEMENT SUMMARY
To assist you in reviewing the proposals to be acted upon at the 2024 Annual Meeting of shareholders (the “Annual Meeting”) of Hillenbrand, Inc., an Indiana corporation (“Hillenbrand” or the “Company”), we call your attention to the following information about the proposals and the Board’s voting recommendations, along with highlights of the Company’s corporate governance and executive compensation practices. The following description is only a summary. For more complete information about these topics, please review the proxy statement in its entirety.
Annual Meeting Information

Time and Date:	February 20, 2024 @ 10:00 a.m. EST
Location:	Hillenbrand headquarters
Record Date:	December 15, 2023
Admission:
Pre-registration by writing to the Investor Relations Department (email to investors@hillenbrand.com acceptable), together with ticket attached to the proxy card (available to beneficial owners upon request as described in the proxy statement) and photo identification

See “Questions and Answers about the Annual Meeting and Voting” in the proxy statement for additional information.
Proposals and Voting Recommendations

Proposal		Board’s Voting Recommendation	Page References
No. 1	Election of Directors	FOR	14
No. 2	Non-Binding Advisory Vote to Approve Compensation of Named Executive Officers, or “Say on Pay”	FOR	104
No. 3	Ratification of Appointment of the Independent Registered Public Accounting Firm	FOR	112
Incentive Compensation Plans and Results
Our compensation program is characterized by certain distinct features highlighted in the proxy statement that we believe strengthen its performance orientation and reflect our ongoing commitment to align executive pay with long term shareholder value.1
Short-term: The Compensation and Management Development Committee of our Board of Directors (the “Compensation Committee”) determined for fiscal 2023 to use net revenue, order intake (used by our Coperion subsidiary in lieu of net revenue as further detailed in the proxy statement), adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”), and cash
______________________________
1 See the “Executive Compensation” section of our proxy statement for additional detail on our compensation program and for additional background on our Say on Pay Vote.

conversion cycle as the metrics for the Company’s short-term incentive compensation (“STIC”) plan in evaluating the Company’s operational performance, efficiency, and sustainable improvements, as shown in the charts below. We believe that these metrics align the interests of our management with those of our shareholders. For fiscal 2023, the Compensation Committee conducted a comprehensive review of the performance and payout curves associated with the metrics within the STIC plan and determined that the wider and flatter curves used in the past two performance cycles were no longer needed to address the economic and supply chain challenges brought about by COVID. Therefore, the Compensation Committee set performance and payout curves to levels more consistent with pre-pandemic levels, and which aligned with the going-forward needs of the Company.
The following charts show actual performance for these metrics for the past three years, reflected as the achievement percentage of target:2

Net Revenue Achievement Percentage
140.0%
120.0%
100.0%
80.0%
60.0%
40.0%
20.0%
0.0%
115.4%
107.1%
89.2%
FY 2021
FY 2022
FY 2023

Adjusted Income Before Taxes
or Adjusted EBITDA
Achievement Percentage
128.8%
100.6%
93.7%
120.0%
100.0%
80.0%
60.0%
40.0%
20.0%
0.0%
FY 2021
FY 2022
FY 2023

Cash Conversion Cycle
Achievement Percentage
140.0%
120.0%
100.0%
80.0%
60.0%
40.0%
20.0%
0.0%
115.6%
112.9%
64.7%
FY 2021
FY 2022
FY 2023

Long-term: For the Company’s long-term incentive compensation (“LTIC”) plan for our Named Executive Officers, the Compensation Committee determined for fiscal 2023 that one-third of
______________________________
2 The charts present the achievement percentages for these metrics at the consolidated Company level for the Named Executive Officers. As part of the annual compensation setting process, the Compensation Committee establishes payout curves for these achievement percentages to determine payout levels. These charts do not reflect achievement of these metrics at an underlying business unit level, nor achievement of the order intake metric used by our Coperion subsidiary which applies to one of our Named Executive Officers as further explained in the proxy statement. In addition, for awards made in fiscal 2021 and fiscal 2022, the Company used a different externally reported financial metric as the starting point for calculation. This measure, called “Adjusted Income Before Taxes (IBT),” is further explained in the fiscal 2021 and 2022 proxy statements. The measure used in fiscal 2023, Adjusted EBITDA, is also further explained in this proxy statement. The chart shows Adjusted EBITDA achievement for fiscal year 2023, and Adjusted IBT achievement for fiscal 2021 and 2022.

the grant value would be awarded in time-based restricted stock units and the remaining two-thirds would be awarded in performance-based restricted stock units. The performance-based awards are based on shareholder value creation and relative total shareholder return metrics over a three-year measurement period, which we believe closely aligns the interests of our management with those of our shareholders.
The following charts show achievement relative to target for these metrics for the past three measurement periods:

Shareholder Value
Achievement Percentage
175.0%
160.0%
129.0%
140.0%
112.0%
120.0%
100.0%
80.0%
60.0%
40.0%
20.0%
0.0%
FY 2019-2021
FY 2020-2022
FY 2021-2023

Governance and Executive Compensation Highlights
The following graphics highlight key components of our governance and executive compensation practices.

Here’s What We Do . . .

☑	Pay for performance

☑	Benchmark Named Executive Officer target core compensation to the 50th percentile of peer group compensation[3]

☑	Maintain stock ownership guidelines based on shares of Company common stock and time-based restricted stock units beneficially owned: for directors, five times annual cash compensation; for the CEO, five times base salary; for Senior Vice Presidents, two times base salary; for certain other senior officers designated by the CEO, one times base salary

☑	Seek to ensure that at least 75 percent of the CEO’s target core compensation is at risk[4]

☑	Require an independent Chairperson of the Board and that at least 80 percent of directors be independent

☑	Require executives and directors to preclear all stock trades, including gifts, with the Company’s Legal Department

☑	Require that directors receive at least a majority of the votes cast in an uncontested election to be elected

☑	Require that the Compensation Committee, the Audit Committee, and the Nominating/Corporate Governance Committee of our Board each be composed entirely of outside, independent directors

☑	Engage an independent compensation consultant, hired by and reporting directly to the Compensation Committee

☑	Operate with multiple performance metrics that drive our incentive compensation plans, including a relative metric that measures our performance against the Standard & Poor’s 400 Mid Cap Industrials index (a peer group reflecting companies of similar size and complexity)

☑	Maintain a clawback policy covering cash and equity incentive compensation plans that applies in the event of a restatement of our financial statements

☑	Impose a limit of $600,000 on total annual base compensation[5] for non-employee directors
______________________________
3 We define our Named Executive Officers’ annual “core compensation” as annual base salary and the target values for STIC and LTIC.
4 A portion of the CEO’s target core compensation consists of time-based restricted stock units, which the Compensation Committee considers to be “at risk” since the value fluctuates based on stock price performance and vesting of all tranches is contingent upon continued service. This portion does not exceed one-third of target annual LTIC awards made to the CEO and, together with the portion represented by performance-based LTIC awards and STIC, comprises the “at risk” compensation.
5 Director “annual base compensation” includes both the annual cash retainer and grant date fair value of annual stock award as detailed further in this proxy statement.

☑	Encourage Board refreshment in a variety of ways, including by requiring, without exemptions or conditions, our directors to retire no later than the first Annual Meeting of shareholders following the date on which that director turns 73 years of age

☑	Maintain a Board diversity policy that provides that Board members will be diverse in terms of gender and of race and ethnicity, and in terms of other characteristics, including background, perspective, knowledge, skills, and experience

Here’s What We Don’t Do . . .

☒	Permit re-pricing, exchanging, or cashing out of “underwater” stock options without shareholder approval

☒	Permit spring-loading, back-dating, or similar practices that “time” the grant of our equity awards

☒	Permit granting of stock options below fair market value

☒	Permit “recycling” (into the equity plan pool) of Company shares that are (i) used to pay an award exercise price or withholding taxes, or (ii) repurchased on the open market with the proceeds of a stock option exercise price

☒	Permit transferability of stock options for consideration

☒	Permit single-trigger change in control agreements for Named Executive Officers and other executives

☒	Permit change in control tax gross-ups for executives

☒	Permit a liberal change in control definition in our equity plan

☒	Permit pledging, short sales or hedging of Company securities by directors, officers, or other employees

☒	Permit directors, officers, or other employees to hold Company securities in margin accounts or otherwise to pledge Company securities as collateral for loans

Recent Developments
This past year, we have augmented our governance and executive compensation practices in the following ways:

☑	Appointed Helen W. Cornell as our third Board Chairperson, effective upon the retirement of our prior Board Chairperson on January 10, 2023

☑
Published our fourth annual sustainability report, under the United Nations Global Compact, enhancing our energy and emissions data for major manufacturing sites, including initial Scope 3 disclosures, and expanding health and safety and diversity disclosures

☑
Updated our STIC program to replace the prior Adjusted IBT measure with one based on Adjusted EBITDA, which further aligns internal compensation with externally reported metrics while preserving the overall focuses of top- and bottom-line growth, healthy cash generation, and the appropriate balance of STIC components

☑	Tightened our STIC performance and payout curves to encourage achievement and emphasize high performance

☑
Revised and updated our clawback policy (“Clawback Policy”) to align with final Securities & Exchange Commission rules and New York Stock Exchange listing standards, and to strengthen the Company’s ability to recover any erroneously awarded performance-based compensation

☑
Adopted an amendment to our Amended and Restated Code of By-Laws to prohibit indemnification to a Company director, officer, or employee that would be against public policy, in further support of the revised Clawback Policy

☑
Amended our Insider Trading and Disclosure Policy to reflect new Exchange Act Rule 10b5-1 requirements, including mandatory “cooling-off” periods and limitations on the number and types of plans permitted to be adopted

☑
Implemented a new compensation peer group following the divestiture of our historical Batesville business segment, which represented a strategic shift in the Company’s business and accelerated our transformation into a pure-play industrial company

☑
Revised our Code of Ethical Business Conduct (available on our web site) in connection with our transformation into a pure-play industrial company, with a focus on, among other improvements, reflecting the Company’s recently adopted Purpose, Shape What Matters For TomorrowTM, and its updated mission, vision, and values

HILLENBRAND, INC.
PROXY STATEMENT
This proxy statement relates to the solicitation by the Board of Directors of Hillenbrand, Inc. (the “Company” or “Hillenbrand”) of proxies for use at the Annual Meeting of the Company’s shareholders to be held at the Company’s headquarters at One Batesville Boulevard, Batesville, Indiana 47006, telephone (812) 931-5000, on Tuesday, February 20, 2024, at 10:00 a.m. Eastern Standard Time, and at any postponements or adjournments of the meeting. This proxy statement was first mailed to shareholders on or about January 9, 2024.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
The following questions and answers will explain the purpose of this proxy statement and what you need to know to vote your shares. Throughout these questions and answers and the proxy statement, we sometimes refer to Hillenbrand and the Company in terms of “we,” “us,” or “our.”

Q:	What is the purpose of this proxy statement?

A:
The Board of Directors of Hillenbrand (the “Board”) is soliciting your proxy to vote at the 2024 Annual Meeting of shareholders of Hillenbrand because you were a shareholder at the close of business on December 15, 2023, the record date for the 2024 Annual Meeting, and are entitled to vote at the Annual Meeting. The record date for the 2024 Annual Meeting was established by the Board in accordance with our Amended and Restated Code of By-laws (the “By-laws”) and Indiana law.
This proxy statement contains the matters that must be set out in a proxy statement according to the rules of the U.S. Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”) and provides the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

Q:	What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?

A:
If your shares are registered directly in your name with Hillenbrand’s transfer agent, Computershare Investor Services, LLC, you are the “shareholder of record” with respect to those shares, and you tell us directly how your shares are to be voted.
If your shares are held in a stock brokerage account or by a bank or other nominee, then your nominee is the shareholder of record for your shares and you are considered the “beneficial owner” of shares held in street name. As the beneficial owner, you direct your broker, bank, or nominee how to vote your shares.

Q:	What am I being asked to vote on?

A:
•Election of three directors for the three-year term set forth under Proposal No. 1 – Election of Directors: Helen W. Cornell, Jennifer W. Rumsey, and Stuart A. Taylor, II;
•Approval, by a non-binding advisory vote, of the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to SEC compensation disclosure rules in the “Compensation Discussion and Analysis” and “Executive Compensation Tables” sections of this proxy statement and in any related material herein (the “Say on Pay Vote”);
•Ratification of the appointment of Ernst & Young LLP (“EY’) as the Company’s independent registered public accounting firm for fiscal year 2024.

The Board recommends a vote FOR each of the director nominees; FOR approval of the compensation paid to the Named Executive Officers of the Company pursuant to the Say on Pay Vote; and FOR the ratification of the appointment of EY as the Company’s independent registered public accounting firm for fiscal year 2024.
Our Named Executive Officers are those officers specified by Item 402(a)(3) of Regulation S-K. See the introductory discussion in Part I under “Executive Compensation” for more information regarding Named Executive Officers.

Q:	What are the voting requirements to elect the directors and to approve the other proposals being voted on?

A:
The Restated and Amended Articles of Incorporation of Hillenbrand (as amended to date, the “Articles of Incorporation”) provide that in an uncontested election, the directors are elected by a majority of the votes cast at the Annual Meeting. This means that to be elected, the number of votes cast “for” a director nominee must exceed the number of votes “withheld” from that nominee.
The adoption of each of the proposals (a) to approve, by a non-binding advisory vote, the compensation paid to the Named Executive Officers, and (b) to ratify the appointment of EY as the Company’s independent registered public accounting firm for fiscal year 2024 requires the affirmative vote of a majority of the votes cast for or against approval.
If you are present or represented by proxy at the Annual Meeting and you affirmatively elect to abstain, your abstention, as well as any broker non-votes, will not be counted as votes cast on any matter to which they relate. See “How will my shares be voted?” below for more information about broker non-votes.

Q:	How many votes do I have?

A:	You are entitled to one vote for each share of Hillenbrand common stock that you held as of the record date.

Q:	How do I vote?

A:	The different ways that you (if you are a shareholder of record) or your nominee (if you are a beneficial owner) can vote your shares depend on how you received your proxy statement this year.

For shareholders of record, many of you were not mailed a paper copy of proxy materials, including this proxy statement, a proxy card, and our 2023 Annual Report to Shareholders. Instead, commencing on or about January 9, 2024, we sent you a Notice of Internet Availability of Proxy Materials (“Notice”) telling you that proxy materials are available at the web site indicated in that Notice, www.proxyvote.com, and giving you instructions for voting your shares at that web site. We also told you in that Notice (and on the web site) how you can request us to mail proxy materials to you. If you subsequently do receive proxy materials by mail, you can vote in any of the ways described below. If not, you must vote via the Internet (and we encourage you to do so) at www.proxyvote.com, by telephone, or in person at the Annual Meeting as explained below.
With respect to shareholders of record who received proxy materials by mail, we commenced mailing on or about January 9, 2024. You can vote using any of the following methods:

Proxy card or voting instruction card. Be sure to complete, sign, and date the card and return it in the prepaid envelope.

By telephone or the Internet. The telephone and Internet voting procedures established by Hillenbrand for shareholders of record are explained in detail on your proxy card and in the Notice many shareholders receive. These procedures are designed to authenticate your identity, to allow you to give your voting instructions, and to confirm that these instructions have been properly recorded.

In person at the Annual Meeting. You may vote in person at the Annual Meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person. If you are not the record holder of your shares and want to attend the meeting and vote in person, you must obtain a legal proxy from your broker, bank, or nominee and present it to the inspectors of election with your ballot when you vote at the meeting.

With respect to the beneficial owners of shares held by nominees, the methods by which you can access proxy materials and give voting instructions to your nominee may vary, depending on the nominee. Accordingly, if you are such a beneficial owner, you should follow the instructions provided by your nominee.

Q:	I share an address with another shareholder and we received only one Notice of Internet Availability of Proxy Materials or one paper copy of the proxy materials, as applicable. How may I obtain an additional copy?

A:
The Company has adopted a procedure approved by the SEC called “householding.” Under this procedure, the Company is delivering a single copy of either the Notice of Internet Availability of Proxy Materials or a paper copy of the proxy materials, as applicable, to multiple shareholders who share the same address, unless the Company has received contrary instructions from one or more of the shareholders. This procedure reduces the Company’s printing costs, mailing costs, and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, a separate copy of the Notice of Internet Availability of Proxy Materials or a paper copy of the proxy materials or the annual report, as applicable, will be promptly delivered to any shareholder at a shared address to which the Company delivered a single copy. To receive a separate copy, or a separate copy of future materials, shareholders may write or call the Company’s Investor Relations Department at One Batesville Boulevard, Batesville, Indiana 47006, telephone (812) 931‑6000, and facsimile (812) 931-5209. Shareholders who hold shares in street name may contact their broker, bank, or other nominee to request information about householding.

Q:	How will my shares be voted?

A:
For shareholders of record, all shares represented by the proxies mailed to shareholders will be voted at the Annual Meeting in accordance with instructions given by the shareholder. Where proxies are returned without instructions, the shares will be voted: (1) FOR election of each of the three nominees named above as directors of the Company; (2) FOR approval, by a non-binding advisory vote, of the compensation paid to the Named Executive Officers pursuant to the Say on Pay Vote; (3) FOR ratification of the appointment of EY as the independent registered public accounting firm of the Company for fiscal year 2024; and (4) in the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting (we are not currently aware of any other matter that may come before the meeting). Where a proxy is not returned, your shares will not be voted unless you attend the Annual Meeting and vote in person (including by means of remote communication, if applicable).
For beneficial owners, the brokers, banks, or nominees holding shares for the beneficial owner must vote those shares as instructed. If the broker, bank, or nominee has not received instructions from the beneficial owner, the broker, bank, or nominee generally has discretionary voting power only with respect to matters that are considered routine matters. Under applicable New York Stock Exchange rules, Proposal No. 1 relating to election of directors, and Proposal No. 2 relating to a non-binding advisory vote to approve Named Executive Officer compensation are deemed to be non-routine matters with respect to which brokers and nominees may not exercise their voting discretion without receiving instructions from the beneficial owners of the shares (this is referred to as a “broker non-vote”). Proposal No. 3 relating to ratification of the appointment of EY as the independent registered public accounting firm of the Company for fiscal year 2024 is a matter on which brokers holding stock for the accounts of their clients who have not been given specific voting instructions are allowed to vote client shares.

To avoid a broker non-vote of your shares on Proposals No. 1 and 2, you must send voting instructions to your bank, broker, or nominee or obtain a legal proxy and vote your shares in person at the Annual Meeting.

Q:	What can I do if I change my mind after I vote my shares prior to the Annual Meeting?

A:
If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:
•sending written notice of revocation to the Secretary of Hillenbrand at One Batesville Boulevard, Batesville, Indiana 47006;
•submitting a revised proxy by telephone, Internet, or paper ballot after the date of the revoked proxy; or
•attending the Annual Meeting and voting in person.
If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank, or nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described under “How do I vote?” above.

Q:	Who will count the votes?

A:	Representatives of Broadridge Investor Communication Solutions, Inc. (“Broadridge”) will tabulate the votes and act as inspectors of election.

Q:	What constitutes a quorum at the Annual Meeting?

A:
As of the record date, 70,123,120 shares of Hillenbrand common stock were outstanding. A majority of the outstanding shares must be present or represented by proxy at the Annual Meeting to constitute a quorum for the purpose of conducting business at the Annual Meeting. Your shares will be considered part of the quorum if you submit a properly executed proxy or attend the Annual Meeting.

Q:	Who can attend the Annual Meeting in person?

A:
We intend to hold the Annual Meeting in person, but, we urge you to consider voting in advance of the meeting via one of the remote methods described above in lieu of attending the meeting in person. Even so, all shareholders as of the record date may attend the Annual Meeting in person but must have an admission ticket, bring matching photo identification, and register their planned in-person attendance with the Company at least ten (10) business days prior to the Annual Meeting, by writing to the Investor Relations Department, Hillenbrand, Inc., One Batesville Boulevard, Batesville, Indiana 47006 or by email at investors@hillenbrand.com. In addition, we require you to follow these procedures and any protocols we may have in place on the meeting date. If you are a shareholder of record, the ticket attached to the proxy card or a copy of your Notice (whichever you receive), together with matching photo identification and pre-registration, will admit you.

If you are a beneficial owner, you may request a ticket by writing to the Secretary of Hillenbrand at One Batesville Boulevard, Batesville, Indiana 47006, or by faxing your request to (812) 931-5185 or emailing it to investors@hillenbrand.com. You must provide evidence of your ownership of shares with your ticket request, which you can obtain from your broker, bank, or nominee. We encourage you or your broker to fax or email your ticket request and proof of ownership as soon as possible to avoid any mail delays. If for any reason we determine that it is not possible or advisable to hold the meeting in person, we will announce any such change and the details on how to participate by press release, on our website at https://ir.hillenbrand.com, and in a filing with the Securities and Exchange Commission. If you are planning to attend the Annual Meeting in person, please check our website in advance for any updates to planned arrangements.

Q:	When are shareholder proposals due for the 2025 Annual Meeting?

A:
For a shareholder proposal to be presented at the Company’s 2025 Annual Meeting of shareholders and to be considered for possible inclusion in the Company’s proxy statement and form of proxy relating to that meeting, it must be submitted to and received by the Secretary of Hillenbrand at its principal offices at One Batesville Boulevard, Batesville, Indiana 47006, not later than September 11, 2024. Our By-laws describe certain information required to be submitted with such a proposal.
In addition, without regard to whether a proposal is or is not submitted in time for possible inclusion in our proxy statement for the 2025 Annual Meeting, our By-laws provide that for business to be brought before the Annual Meeting by a shareholder, or for director nominations to be made by a shareholder for consideration at the Annual Meeting, written notice thereof must be received by the Secretary of Hillenbrand at its principal offices not later than 100 days prior to the anniversary of the immediately preceding Annual Meeting, or not later than November 12, 2024, for the 2025 Annual Meeting of shareholders. This notice must also provide certain information as set forth in our By-laws. See the discussion below under “Committees of the Board of Directors” under “The Board of Directors and Committees” for additional details regarding shareholder nominees for director. In addition to the foregoing, any shareholder who intends to solicit proxies in support of director nominees other than the Company's nominees must comply with the additional requirements of Rule 14a-19 under the Securities Exchange Act of 1934, as amended.

Q:	What happens if a nominee for director is unable to serve as a director?

A:	If any of the nominees becomes unavailable for election, which we do not expect to happen, votes will be cast for such substitute nominee or nominees as may be designated by the Board, unless the Board reduces the number of directors.

Q:	Can I view the shareholder list? If so, how?

A:	A complete list of the shareholders entitled to vote at the Annual Meeting will be available to view during the Annual Meeting. The list will also be available to view at the Company’s principal offices during regular business hours during the five business days preceding the Annual Meeting.

Q:	Who pays for the proxy solicitation related to the Annual Meeting?

A:
The Company pays for the proxy solicitation related to the Annual Meeting. In addition to sending you these materials, some of our directors and officers, as well as management and non-management employees, may contact you by telephone, mail, email, or in person. You may also be solicited by means of press releases issued by Hillenbrand and postings on our web site, www.hillenbrand.com. None of our officers or employees will receive any additional compensation for soliciting your proxy. We will also reimburse banks, nominees, fiduciaries, brokers, and other custodians for their costs of sending proxy materials to the beneficial owners of Hillenbrand common stock.

Q:	How can I obtain a copy of the Annual Report on Form 10-K?

A:
A copy of Hillenbrand’s 2023 Annual Report on Form 10-K, as well as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, are available on the Internet at the Company’s web site, www.hillenbrand.com. The 2023 Annual Report on Form 10-K may also be obtained free of charge by writing or calling the Investor Relations Department of Hillenbrand at its principal offices at One Batesville Boulevard, Batesville, Indiana 47006, telephone (812) 931-6000, and facsimile (812) 931-5209.

Q:	How can I obtain the Company’s corporate governance information?

A:
The documents listed below are available on the Internet at the Company’s web site, www.hillenbrand.com. You may also go directly to https://ir.hillenbrand.com/corporate-governance/governance-documents for those documents. Printed copies are also available to any shareholder who requests them through our Investor Relations Department at One Batesville Boulevard, Batesville, Indiana 47006, telephone (812) 931‑6000, and facsimile (812) 931-5209. The available documents are:
•Hillenbrand, Inc. Corporate Governance Standards
•Hillenbrand, Inc. Committee Charters – Audit Committee, Nominating/Corporate Governance Committee, Compensation and Management Development Committee, and Mergers and Acquisitions Committee
•Position Descriptions for Chairperson of the Board, Vice Chairperson of the Board, Members of the Board, and Committee Chairpersons
•Restated and Amended Articles of Incorporation of Hillenbrand, Inc.
•Amended and Restated Code of By-laws of Hillenbrand, Inc.
•Hillenbrand, Inc. Code of Ethical Business Conduct
•Hillenbrand, Inc. Global Anti-Corruption Policy
•Supply Chain Transparency Policy – Hillenbrand, Inc. and its subsidiaries
•Human Rights Policy – Hillenbrand, Inc. and its subsidiaries
•Global Environmental Policy – Hillenbrand, Inc. and its subsidiaries
•Conflict Minerals Policy – Hillenbrand, Inc. and its subsidiaries
•Supplier Diversity Policy – Hillenbrand, Inc. and its subsidiaries
•Hillenbrand, Inc. Insider Trading and Disclosure Policy
•Hillenbrand, Inc. Clawback Policy

PROPOSAL NO. 1 – ELECTION OF DIRECTORS
This section of the proxy statement introduces the current directors, including the three directors in Class I who have been nominated to serve additional three-year terms.
The Articles of Incorporation and the By-laws of Hillenbrand provide that directors of the Board are classified with respect to the terms that they serve by dividing them into three equal (or near-equal) Classes. Each director is elected to serve a three-year term (or the term applicable to his or her Class) and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, lawful removal, or failure to be re-elected in accordance with the Company’s By-laws.
The Board of Directors currently consists of ten directors, with three directors in each of Class I and Class II and four directors in Class III.6 The terms of the directors expire as follows:

Class	Term Expires at
Class I	2024 Annual Meeting
Class II	2025 Annual Meeting
Class III	2026 Annual Meeting
The three directors in Class I who are nominated for election to the Board at the 2024 Annual Meeting, each of whom has agreed to serve as a director if elected, are Helen W. Cornell, Jennifer W. Rumsey, and Stuart A. Taylor, II . Each of these directors has been nominated to serve a three-year term as required by our By-laws.
The Board of Directors recommends that the shareholders vote FOR Proposal No. 1 to elect each of the three nominees to the Board of Directors.
The Articles of Incorporation of Hillenbrand provide that in an uncontested election, directors are elected by a majority of the votes cast at the Annual Meeting. This means that to be elected, the number of votes cast “for” a director nominee must exceed the number of votes “withheld” from that nominee. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote your shares in order for your vote to be counted on this Proposal. At the Annual Meeting, the proxies being solicited will be voted for the three nominees as Class I directors.
Set forth below is information about all of our current directors, including the three nominees for election at the 2024 Annual Meeting of shareholders. The biographical information provided for each person includes all directorships held by and other relevant business experience of such person at any time during at least the past five years and, in some cases, directorships held prior to such five-year lookback.

______________________________
6 As previously disclosed, in conformity with the Company’s director retirement policy, F. Joseph Loughrey, a former Class II director, retired from service as a member of the Board during fiscal year 2023. In connection with Mr. Loughrey’s retirement, the Board reduced the size of the Board to ten directors.

Class I Nominees for Election as Directors with Terms Expiring in 2027
	Helen W. Cornell Independent	Age 65 Chairperson of the Board Chairperson of the NCG Committee
CAREER HIGHLIGHTS		KEY QUALIFICATIONS AND EXPERIENCES
Owensboro Grain Company, grain and soybean products (privately-owned).
Industrial Experience. More than twenty-two years as a leader in global industrial manufacturing; her strong manufacturing background and global industrial expertise continues to benefit the Board, the Company, and the shareholders as Hillenbrand works to execute its profitable growth strategy.

Corporate Finance. A certified public accountant (CPA) and certified management accountant (CMA) with a long tenure in operations and finance, and experience interfacing with investors, including as CFO of a major public company and most recently as President and CEO of Owensboro Grain Company, as well as board experience with both a public and private company.

Risk Management and Oversight. Long record of managing risk as former CEO and President of Owensboro Grain Company and former CFO and Executive Vice President of Gardner Denver, Inc.

Strategic Thinking. Extensive experience in strategic transactions and operations as an executive and as Chairperson of the Board.

Mergers and Acquisitions. Leader of many mergers, acquisitions, financings, and investments, including during her tenure as a member of Hillenbrand’s M&A Committee.

2015 to 2023	President and CEO
Gardner Denver, Inc. (n/k/a Ingersoll Rand), a leading global manufacturer of compressors, blowers, pumps, loading arms, and fuel systems for various industrial, medical, environmental, transportation, and process applications.

1998 to 2010	CFO and Executive Vice President
HILLENBRAND BOARD SERVICE
Since 2023	Chairperson of the Board
Since 2022	Chairperson of the NCG Committee
2022 to 2023	Vice Chairperson of the Board
2018 to 2022	Chairperson of Compensation Committee
Since 2013	Compensation Committee Member
2011 to 2023	M&A Committee Member
2011 to 2013	Audit Committee Member
Since 2011	Director and NCG Committee Member
OTHER BOARD SERVICE
Dot Family Holdings, LLC, a privately-owned food redistributor.
Since 2012	Director, Chair of Compensation Commitee, Audit Committee Member; past Chair of the Audit Committee
Brescia University, a private Catholic liberal arts college in Owensboro, Kentucky.
2018 to 2023	Board of Trustees and Finance Committee Member	EDUCATION
Owensboro Grain Company.		MBA (Finance), Vanderbilt University BS (Accounting), University of Kentucky
1998 to 2023	Director, Chair of the Board, and Chair of the Executive Committee
The Alamo Group, a global leader in design and manufacture of agricultural equipment for farms and ranches and infrastructure maintenance equipment for governmental and industrial markets.
2011 to 2016	Director, Chair of the Audit Committee and Compensation Committee Member

	Jennifer W. Rumsey Independent	Age 50
CAREER HIGHLIGHTS		KEY QUALIFICATIONS AND EXPERIENCES
Cummins, Inc., designer, manufacturer, and seller of innovative products, including components, engines, power generation, and digital solutions.
Innovation/Technology. Deep technological background and experience, particularly given her tenure as a senior technical executive of a Fortune 500 public industrial manufacturing company, including in product life cycle responsibility, from advanced research to current product support, in engineering and product quality, and in multiple business areas.

Sustainability/ESG. Current CEO and President of a global leader providing power solutions that both meet business needs and have large-scale environmental impact; previously as Cummins CTO, led strategic investments in key technologies and applications to transition to lower carbon emissions products.

Continuous Improvement (Lean, Six Sigma). Six Sigma certified, including extensive knowledge, professional skills, and experience in improving performance, increasing profits, and decreasing errors.

Operations (Manufacturing, Service). Experience overseeing strategic direction, growth initiatives, and global operations including as President and CEO of a Fortune 500 public industrial manufacturing company.

Industrial Experience. Decades of experience in highly technical fields at a Fortune 500 public industrial manufacturing company in a variety of technical and operational functions.

Since 2022	President and CEO
2021 to 2022	President and Chief Operating Officer
2019 to 2021	Vice President and President, Components Business Segment
2015 to 2019	Vice President, Chief Technical Officer
HILLENBRAND BOARD SERVICE
Since 2020	Director, NCG Committee Member, and Compensation Committee Member
OTHER BOARD SERVICE
College of Engineering at Purdue University, a public land-grant research university in West Lafayette, Indiana.
2016 to 2022	Advisory Council Member
Cummins, Inc.
Since 2023	Chair
Since 2022	Director
US Department of Energy (“DOE”) Hydrogen and Fuel Cell Technical Advisory Committee, established under the Energy Policy Act of 2005 to advise the Secretary of Energy on hydrogen research, development, and demonstration efforts.

2019 to 2021	Advisory Council Member	EDUCATION
MS (Mechanical Engineering), Massachusetts Institute of Technology BS (Mechanical Engineering), Purdue University

	Stuart A. Taylor, II. Independent	Age 63 Chairperson of the M&A Committee
CAREER HIGHLIGHTS		KEY QUALIFICATIONS AND EXPERIENCES
The Taylor Group, LLC, a private equity firm focused on creating and acquiring businesses.
Mergers and Acquisitions. Thirty years of investment banking experience as a leader in financings, mergers, acquisitions, investments, and strategic transactions, including a career at several large investment banking firms and running a private investment management company.

Strategic Thinking. More than two decades as CEO and owner of private equity firm, evaluating strategic investments and transactions and managing risk.

Corporate Finance. Extensive experience supervising business operations, including providing strategic and financial advisory and investment banking services to public and private companies, as well as supervisory authority over the Taylor Group’s principal financial and accounting officers on all financial matters.

Risk Management and Oversight. Decades of experience as CEO with ultimate responsibility for risk-adjusted decision making and oversight of risk management.

Human Resources. Extensive experience managing employees as CEO, and serving on Human Resources and Compensation Committees of multiple boards of directors for both public and private companies.

Since 2001	CEO
Bear, Stearns, & Co. Inc., a global brokerage and investment banking firm (acquired by JPMorgan Chase & Co. in 2008).
1999 to 2001	Senior Managing Director
CIBC World Markets, an investment banking firm based out of Canada.
1996 to 1999	Managing Director of Global Automotive Group and Capital Goods Group
Banker’s Trust, a privately-owned financial institution.
1993 to 1996	Managing Director of Automotive Industry Group
HILLENBRAND BOARD SERVICE
Since 2012	Member and Chairperson of the M&A Committee
2009 to 2018	Audit Committee Member
2008 to 2009; Since 2019	Compensation Committee Member
Since 2008	Director, NCG Committee Member
OTHER BOARD SERVICE		EDUCATION
Ball Corporation, a diversified manufacturer.		MBA (Finance), Harvard BA (History), Yale
Since 1999	Director, current Lead Independent Director and Chair of NCG Committee, Human Resources Committee Member
Wabash National Corporation, a provider of engineered solutions for transportation, logistics and distribution industries.
Since 2019	Director, Member, Audit and Compensation Committees
Solenis, LLC, a global producer of specialty chemicals for water-intensive industries.
Since 2020	Director and Compensation Committee Member
Essendant, Inc., (f/k/a United Stationers, Inc.), a wholesale distributor of business products.
2011 to 2019	Director

Class II Directors with Terms Expiring in 2025
	Gary L. Collar Independent	Age 67 Chairperson of the Compensation Committee
CAREER HIGHLIGHTS		KEY QUALIFICATIONS AND EXPERIENCES
AGCO Corporation, a world leader in the development, manufacture, and marketing of agricultural machinery and solutions.
International Business/Global Markets. International business leader at Fortune 500 company with proven expertise within the manufacturing industry and extensive experience leading, managing, and overseeing global operations.

Human Resources. Considerable experience managing and overseeing labor and human relations risks globally, as well as service as Chairperson of the Company’s Compensation and Management Development Committee.

Strategic Thinking. Experience providing strategic direction while overseeing global development and manufacturing at AGCO.

Operations (Manufacturing, Service). Decades of senior executive experience in the industrial sector at global public companies.

Industrial Experience. Career devoted to serving as a senior executive to global public and private manufacturing companies, as well as board service at Tractor and Farm Equipment Limited.

2012 to 2021	Senior Vice President and General Manager of the Asia Pacific and Africa (APA) Region
2004 to 2011	Senior Vice President and General Manager of Europe, Africa, Middle East, Australia, and New Zealand
2002 to 2003	Vice President of Worldwide Market Development, Challenger Division
ZF Friedrichshaven A.G., a leader in development and manufacture of advanced technology automotive chassis and power train systems.
2001 to 2002	Vice President of Business Development, ZF Group NAO
1995 to 2001	President and CEO, Zua Autoparts Joint Venture
HILLENBRAND BOARD SERVICE
Since 2022	Chairperson of the Compensation Committee
Since 2015	Compensation Committee Member
Since 2015	Director and NCG Committee Member
OTHER BOARD SERVICE		EDUCATION
Tractors and Farm Equipment Limited, a tractor manufacturer and an investment of AGCO, based in India.		BS (Business Administration and Marketing Management), California State University – East Bay
2012 to 2021	Director
AGCO Finance, Inc., a joint venture between AGCO and De Lage Landen Financial Services, which provides retail and wholesale financing services to AGCO customers globally.
2016 to 2021	Global Director

	Joy M. Greenway Independent	Age 63
CAREER HIGHLIGHTS		KEY QUALIFICATIONS AND EXPERIENCES
General Motors, a global motor vehicle manufacturer headquartered in the USA.
Operations (Manufacturing, Service). Extensive profit and loss leadership experience in businesses requiring long-term financial planning, successfully impacting top- and bottom-line results.

Continuous Improvement (Lean, Six Sigma). Experience operating above industry market growth rates reinforcing existing strategic customer business, capitalizing on global footprint, investing in technology, and creating synergistic corporate infrastructures.

International Business/Global Markets. Global operational and multicultural experience, building relationships throughout Asia, Eastern and Western Europe, and the Americas, with expertise in Asia and growth markets.

Industrial Experience. Decades of leadership experience in global industrial manufacturing, including senior executive roles at Fortune 500 companies.

Innovation/Technology. Deep technological and innovation background and experience, particularly as an executive of a Fortune 500 public industrial company.

2018 to 2020	Executive Director Global Business Solutions
2017 to 2018	Executive Director Transformation, Global Business Services
2014 to 2017	CFO, Global Purchasing and Supply Chain
Visteon Corporation, a tier one automotive supplier.
2005 to 2013	Vice President and President of Climate
2000 to 2005	Director, Strategic Business Unit, Customer Business Unit, Powertrain
United Technologies Corporation, a diversified aerospace and building company.
1995 to 2000	Director, Operations
GE Industrial Power Systems, a world energy leader providing technology, solutions, and services across the entire energy value chain from the point of generation to consumption.
1994 to 1995	Director, Materials
HILLENBRAND BOARD SERVICE		EDUCATION
Since 2013	Director, Audit Committee Member, and NCG Committee Member	MBA, Massachusetts Institute of Technology MS (Mechanical Engineering), Syracuse University BS (Industrial Education Engineering), University of Illinois Urbana-Champaign
OTHER BOARD SERVICE
Electricfil Corporation, a company headquartered in France specializing in the private design and manufacture of sensors and actuators for powertrain and transmissions.
2020 to 2021	Director and Senior Advisor to Chairman and President

	Dennis W. Pullin Independent	Age 64
CAREER HIGHLIGHTS		KEY QUALIFICATIONS AND EXPERIENCES
Virtua Health, a not-for-profit academic health system in New Jersey.
Sustainability/ESG. Insight and commitment to sustainability and to diversity, equity, and inclusion efforts demonstrated by leadership at Virtua Health, emphasizing core values, equity, and inclusion, and supporting sustainability initiatives; and promoting gender equality among Virtua Health’s leadership.

Strategic Thinking. Deep leadership and strategic experience, including customer service focus and digital transformation, and Virtua Health's “Hospital at Home” program, transforming the patient experience.

Cyber / Information Security. Years of information security oversight and knowledge gained as a hospital system senior executive responsible for protecting patients’ health information while complying with applicable privacy laws and policies.

Risk Management and Oversight. Extensive background in senior management as an executive at large, diverse organizations with elevated risk profiles.

Mergers and Acquisitions. Extensive leadership experience in mergers and acquisitions demonstrated at a variety of dynamic organizations.

Since 2017	President and CEO
MedStar Harbor, a not-for-profit, community-based health care organization comprising ten major hospitals and twenty-five integrated businesses in U. S. Mid-Atlantic region.
2009 to 2017	President of MedStar Harbor Hospital
MedStar Washington Hospital Center, largest private teaching and researching hospital based in Washington, D.C.
2006 to 2009	COO and Senior Vice President
CHI St. Luke’s Health, a tertiary community teaching hospital in the Texas Medical Center.
2002 to 2006	Vice President of Operations and Business Development
HILLENBRAND BOARD SERVICE
Since 2021	Director, Compensation Committee Member, and NCG Committee Member
OTHER BOARD SERVICE
New Jersey Hospital Association, an organization serving healthcare groups to identify savings opportunities, reduce costs, and provide affordable and flexible education programs.
Since 2019	Director	EDUCATION
Chamber of Commerce Southern New Jersey, a member-driven organization that advocates for economic prosperity.		Certificate for Post-Graduate Studies in Cardiac Rehabilitation, Baylor College of Medicine MS (Physiology), Texas A&M University BA (Biology), Texas Lutheran University
Since 2018	Director
Healthcare for the Homeless, a non-profit advocating for affordable housing and providing health care services to the homeless.
2013 to 2017	Director

Class III Directors with Terms Expiring in 2026
	Daniel C. Hillenbrand Independent	Age 57
CAREER HIGHLIGHTS		KEY QUALIFICATIONS AND EXPERIENCES
Clear Water Capital Partners, LLC, a private diversified venture capital firm.
Strategic Thinking. Decades of operational and investment experience with responsibility for evaluating and pursuing attractive strategic opportunities.

Operations (Manufacturing, Service). Long tenure and deep board and executive experience in private manufacturing companies.

Risk Management and Oversight. Managing partner of various investment firms, including founder of diversified investment firm leveraging expertise in crisis management, strategy, and business development in the context of risk mitigation.

Mergers and Acquisitions. Extensive experience, including at Clear Water Capital Partners, overseeing and assessing the performance of companies with respect to mergers and acquisitions.

Continuous Improvement (Lean, Six Sigma). Accomplished leader in Lean manufacturing principles, as well as business and brand development; experience creating and driving rapid value appreciation in sourcing, distribution, logistics, and e-commerce.

Since 2010	Founder and Managing Partner
Generations, L.P., an investment management company.
Since 2002	Managing Partner
Legacy Company, a real estate investment company.
Since 2022	Managing Partner
Able Manufacturing and Assembly, LLC, a manufacturing company with platforms in metal fabrication, fiberglass composites, and plastic thermoform manufacturing.
2013 to 2019,	CEO
2002 to 2007
2013 to 2014	President
Nambé, LLC, a leading international high-end consumer products company.
2005 to 2007	President and CEO
HILLENBRAND BOARD SERVICE
Since 2018	Director, Audit Committee Member, and NCG Committee Member
OTHER BOARD SERVICE		EDUCATION
Spring Grove Cemeteries, National Historic Landmark and cemetery serving the residents of Cincinnati and surrounding communities.		MBA, Northwestern University BA (Political Science), Boston College
Since 2023	Director
Nambé, LLC
2004 to 2019	Chair of the Board
Pri Pak, Inc., a provider of name brand and private label contract beverage manufacturing services.
2009 to 2017	Vice Chair of the Board
Able Manufacturing and Assembly, LLC
2002 to 2021	Chair of the Board

	Neil S. Novich Independent	Age 69 Chairperson of the Audit Committee
CAREER HIGHLIGHTS		KEY QUALIFICATIONS AND EXPERIENCES
Ryerson, Inc., a global metals distributor and fabricator.
Risk Management and Oversight. Former Chair/CEO and board member of Fortune 500 public companies with an understanding of critical success factors for mitigation and executive management of risk.

Operations (Manufacturing Experience). Deep engagement, as President and CEO, in Ryerson’s distribution and fabrication operations, both domestic and international, striving for continuous operations improvement, while providing overall leadership, following more than a decade with a major management consulting firm focused on optimizing strategy development and execution for clients, including marketing, operations, sales, and technology.

Strategic Thinking. Orientation for high engagement in the board room; recognized for providing innovative strategic insights that support enhanced growth and well-functioning strategic systems.

Cyber/Information Security; Information Technology. Significant experience providing oversight to these functions as Chair of Audit Committee at Hillenbrand, with background knowledge derived from continuing education and certificates in highly analytical subjects.

Human Resources. Leadership experience at Bain and Ryerson with responsibility for large teams; significant boardroom experience in executive compensation and other human resources topics.

1999 to 2007	Chairperson, President and CEO
1994 to 1999	President and CEO
1994 to 1996	Chief Operating Officer
Bain and Company, an international management consulting firm.
1981 to 1994	Partner
HILLENBRAND BOARD SERVICE
Since 2019	Chairperson of the Audit Committee
Since 2018	Audit Committee Member
Since 2013	M&A Committee Member
2013 to 2018	Chairperson of the Compensation Committee
2010 to 2018	Compensation Committee Member
Since 2010	Director and NCG Committee Member
OTHER BOARD SERVICE
Beacon Roofing Supply, a distributor of residential and non-residential roofing materials.
Since 2012	Director; Chair, Compensation Committee (since 2018); past Chair, Audit Committee
Analog Devices, Inc., a global semiconductor leader.
2008 to 2020	Director; Member, Audit Committee; past Chair, Compensation Committee
American Securities, a private equity fund.		EDUCATION
Since 2004	Member, Executive Council	MS (Management), Massachusetts Institute of Technology MS (Nuclear Engineering), Massachusetts Institute of Technology BS (Physics), Harvard University
WW. Grainger, Inc., an industrial supply company.
Since 1999	Director; Member, Audit and Nominating and Governance Committees; past Chair and Member, Compensation Committee
Field Museum of Natural History, a Chicago museum.
Since 1999	Trustee, Former Chair of Research and Technology Committees
Ryerson, Inc.
1994 to 2007	Director; Chairperson of the Board (since 1999)

	Kimberly K. Ryan Not Independent	Age 57 President and CEO
CAREER HIGHLIGHTS		KEY QUALIFICATIONS AND EXPERIENCES
Hillenbrand, Inc.
Risk Management and Oversight. Decades of senior management experience addressing risks as an executive, as well as oversight of overall company risk management as Chairperson of the Board of Directors of Kimball International, Inc.
Corporate Finance. A leader in finance, with extensive experience beginning early career at Hill-Rom, as well as CEO and Board Chair at Kimball, and continuing through tenure as President of Coperion, Hillenbrand's largest business.
Industrial Experience. Deep knowledge of process solutions industries as well as broad-based business, international manufacturing, operations, and procurement experience, including in business-to-business product sales and services for a variety of global industries; service since 1989 in positions of increasing responsibility in finance, strategy, operations, logistics, and information technology at the Company and Hill-Rom (the Company’s former parent company).
Information Technology. Experience leading information technology teams from early career to present, including leadership of enterprise resource planning system project at Hill-Rom and board and executive roles overseeing IT.
Cyber/Information Security. Cyber and information security fluency from decades of exposure to this topic, including as Senior Vice President of Information Technology and Office of Program Leadership at Hill-Rom.

Since 2021	President and CEO
2021	Executive Vice President
2015 to 2021	President of Coperion and Senior Vice President of Hillenbrand
2011 to 2015	President of Batesville and Senior Vice President of Hillenbrand
Hill-Rom, Inc., a leading global provider of medical equipment and services.
2006 to 2011	Senior Vice President, Post Acute Care Division
2005 to 2006	Senior Vice President, Information Technology and Office of Program Leadership
2003 to 2005	Vice President, Shared Services
HILLENBRAND BOARD SERVICE
Since 2021	Director
OTHER BOARD SERVICE
Kimball International, Inc., a public manufacturing company in the furniture industry.
2014 to 2023	Director and Member of Audit Committee
2018 to 2021	Chairperson of the Board, Member of Compensation and Governance Committees
National Association of Manufacturers, a manufacturing industrial trade association.
Since 2022	Director
Iowa State University, College of Business, a public land-grant institution.
Since 2022	Deans Advisory Board Council	EDUCATION
Conexus Indiana, an Indiana non-profit organization advancing manufacturing and logistics for business and educators.		BA (Accounting), Iowa State University
2018 to 2021	Director

	Inderpreet Sawhney Independent	Age 59
CAREER HIGHLIGHTS		KEY QUALIFICATIONS AND EXPERIENCES
Infosys Ltd., a global leader in next-generation digital services.
Cyber/Information Security; Information Technology. Experienced general counsel and senior executive at large information technology firms with in-depth knowledge of and exposure to technology, legal, compliance, and cyber matters.

Risk Management and Oversight. Extensive experience overseeing risk associated with the development and growth of digital services including cyber security, technology, and compliance risks from a legal standpoint.

Strategic Thinking. Experience navigating organizations through various high-profile strategic issues, such as employee and customer safety, business continuity, and diversity and inclusion initiatives.

Sustainability/ESG. Track record of executing sustainability initiatives in the context of compliance, equity, and inclusion, in particular as Chief Compliance Officer of Infosys Ltd.

Mergers and Acquisitions. Wide experience in mergers, acquisitions, and strategic transactions as general counsel at large, diverse organizations.

International Business/Global Markets. Extensive international experience with a focus on India, including World Economic Forum, Co-Chair of Global Future Council on Good Governance.

Since 2017	General Counsel and Chief Compliance Officer
Wipro Limited, a leading technology services and consulting company with capabilities in consulting, design, engineering, and operations.
2011 to 2017	Senior Vice President and General Counsel
The Chugh Firm, a private law firm.
1997 to 2011	Managing Partner of the Silicon Valley Office
HILLENBRAND BOARD SERVICE
Since 2023	M&A Committee Member
Since 2021	Director, Audit Committee Member, and NCG Committee Member
OTHER BOARD SERVICE
SABANA (South Asian Bar Association of North America), organization encouraging professional growth and advocating for equal rights and access to justice for South Asian community.
Since 2019	Advisory Council Member
Infosys Foundation USA, a nonprofit organization that aims to expand computer science education and training, particularly in underrepresented communities.
Since 2022	Chair	EDUCATION
Since 2021	Trustee	LLM, Queens University LLB, Delhi University BS (Economics), Delhi University, Lady Shriram College

Skills and Experience Matrix. The graph below summarizes the Skills and Experience Matrix that our Board uses to align its composition with the Company’s strategic priorities and to identify key skills and experiences most relevant to decisions about Board composition. The graph presents the areas for which the Board relies on individual directors, given their relatively deep background in the area, and the number of directors with such background in each area. This presentation does not mean that some directors lack certain skills or experiences, but rather that other directors have relatively deeper expertise. The director and director nominee biographies above further showcase the diversity of our Board and each person’s qualifications and relevant experience in more detail.

THE BOARD OF DIRECTORS AND COMMITTEES
The Company’s business is managed under the direction of its Board of Directors. In this section of the proxy statement, we describe the general and certain specific responsibilities of the Board of Directors and its committees, our governance practices, and how you can communicate with the Board or with individual directors.
Board’s Responsibilities
The Board of Directors is the ultimate decision-making body of the Company, except with respect to those matters reserved to the shareholders. The Board acts as an advisor and counselor to senior management and oversees and monitors management’s performance. The Board also oversees the Company’s management of risk involved or potentially involved in the Company’s business.
Board Leadership Structure and Role in Risk Oversight
The Corporate Governance Standards for our Board of Directors provide that the Company’s Chief Executive Officer (“CEO”) cannot also serve as the Chairperson of the Board. At all times since the Company’s formation, the positions of CEO and Chairperson of the Board have been held by separate individuals. Our Board believes that the separation of these two positions is the most appropriate leadership structure for the Company at this time because it enables us to benefit from the expertise, experience, and strengths of both of the individuals holding those key leadership positions in the Company.
Our CEO, Kimberly K. Ryan, began serving as a director beginning in December 2021, in connection with becoming the Company’s President and CEO. During the transition to becoming CEO, she served as the Company’s Executive Vice President beginning in June 2021. Prior to that role, she served as President of the Company’s Coperion business beginning in September 2015, also overseeing Hillenbrand’s Rotex business during part of that period. She served as President of the Company’s recently-divested Batesville business for four years before that, and was named a Senior Vice President of Hillenbrand in 2011. Before these executive roles, she also held a variety of leadership positions at the Company’s former parent company. The Chairperson of the Board, Helen W. Cornell, has extensive executive management and board of director experience, as further described in her biographical information set forth under the heading “Proposal No. 1 – Election of Directors” above. Ms. Cornell also served as the Vice Chairperson of the Board during fiscal 2022 in preparation for the retirement of our previous Chairperson, F. Joseph Loughrey, in January 2023.
The Board of Directors has direct responsibility for overseeing the Company’s exposure to risk. As a part of its responsibility, the Board satisfies itself that the risk management processes implemented by management are aligned with the Company’s overall strategy and are functioning as directed, and that an appropriate culture of risk-adjusted decision-making exists throughout the organization. At each meeting of the Board of Directors, the Board evaluates any new material risks to the Company in discussions with management. The Board periodically consults with outside advisors and experts on risk management matters, and through the Audit Committee, receives regular reports from the Company’s Chief Compliance Officer, Chief Information Officer, and Chief Information Security Officer. No less than once each year, management makes a formal presentation to the entire Board of Directors that describes all significant risks of the Company, to apprise the Board of the overall risk profile of the Company and to help ensure that such risks are being properly mitigated and managed. The Board also receives annual updates on the Company’s cybersecurity program.
In addition, the Compensation and Management Development Committee (the “Compensation Committee”) analyzes and manages risks related to our compensation policies and practices, and the Audit Committee performs the same role with respect to financial- and cyber-related risks facing the Company. The Compensation Committee’s risk management efforts are discussed under Part V of the “Executive Compensation” section of this proxy statement.
In particular, the Audit Committee, in accordance with its Charter, fulfills its risk management oversight responsibilities by discussing with senior management “the Company’s guidelines and policies that govern the process by which the Company assesses and manages the Company’s exposure to risks… and the steps management has taken to monitor and control such exposures.” Additional details on the Audit Committee’s risk management duties can be found in its Charter, available on the Company’s web site at www.hillenbrand.com or in print to any shareholder who requests copies through the Company’s Investor Relations Department.
Meetings of the Board and Committees
A proposed agenda for each regularly scheduled Board meeting is developed by the Chairperson of the Board, with assistance from the Vice Chairperson of the Board (when serving), and the Company’s CEO, together with the members of management that the Chairperson or CEO may select. The proposed agenda is circulated to each director for review and comment before it is finalized. Proposed agenda items that fall within the scope of responsibilities of a Board committee are initially developed by the chairperson of that committee with management assistance, as appropriate. Each committee’s chairperson also develops, with the assistance of management, a proposed agenda for each regularly scheduled meeting of that committee. Board and committee materials related to agenda items are provided to Board and committee members sufficiently in advance of meetings (typically one week) to allow the directors to prepare for discussion of the items at the meetings.
At the invitation of the Board and its committees, members of senior management and outside advisors attend Board and committee meetings or portions thereof for the purpose of reporting on specific agenda items and participating in discussions. Generally, discussions of matters to be considered by the Board and its committees are facilitated by the manager responsible for that function or area of the Company’s operations. In addition, directors have free access to all other members of management and employees of the Company. As necessary and appropriate in their discretion, the Board and its committees consult with independent legal, financial, human resource, compensation, accounting, and other advisors to assist in their duties to the Company and its shareholders.
The chairpersons of the committees of the Board preside over the portions of Board meetings in which the principal items to be considered are within the scope of the authority of their respective committees.
Executive sessions, which are meetings of non-employee directors without management present, are held after each Board meeting, and after each committee meeting as scheduled by the chairpersons of the respective committees. The Chairperson of the Board generally presides at executive sessions of the Board and may be assisted by the Vice Chairperson (when serving), while the chairpersons of the committees preside at executive sessions of their committees or at Board executive sessions in which the principal items to be considered are within the scope of the authority of their respective committees.
Governance Matters
Corporate Governance. Both the Board of Directors and management of the Company are firmly committed to good and accountable corporate governance and believe that an attentive, performing Board is a tangible competitive advantage. To that end, the Board of Directors has taken measures aimed at continued high standards for corporate governance. Specifically, the Board has adopted:
1.Position specifications, including performance criteria, for its members, the Chairperson of the Board, the Vice Chairperson of the Board, and the chairpersons of the standing Board committees. These position specifications are discussed in more detail under the heading “Board Composition, Experience, and Skills” below.
2.Corporate Governance Standards for the Board that, among other important directives, require that at least 80 percent of the directors be independent and describe the Board’s diversity policy, which is discussed in more detail under the heading “Board Composition, Experience, and Skills” below. The Corporate Governance Standards also require each non-employee director to hold shares of the Company’s common stock in an amount equal to five times the director’s annual cash compensation by the fifth anniversary of his or her election to the Board. The Board regularly discusses and reviews the Corporate Governance Standards and also general principles of corporate governance to evaluate whether it can improve upon the practices and procedures of the Company.
3.A Code of Ethical Business Conduct that is applicable to the Board and all employees of the Company and its subsidiaries, including the Company’s Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer. No waivers of the requirements of our Code of Ethical Business Conduct were granted during fiscal 2023. The Company plans to disclose on its web site amendments or waivers, if any, of the Code of Ethical Business Conduct.
4.An Insider Trading and Disclosure Policy, which applies to all employees and directors. This policy promotes sound corporate citizenship and includes, among other provisions, anti-hedging and anti-pledging provisions with respect to the Company’s securities. Additional discussion of the Company’s anti-hedging and anti-pledging policies follows under the heading “Part VII – Anti-Hedging and Anti-Pledging” below.
5.A limit on the total annual base compensation for non-employee directors of $600,000, approved by the Company’s shareholders as part of the Amended and Restated Hillenbrand, Inc. Stock Incentive Plan (the “Stock Plan”). See the discussion under the heading “Compensation of Directors” below for additional details.
6.A Related Person Transactions Policy that, consistent with New York Stock Exchange rules, authorizes the Nominating/Corporate Governance Committee (the “NCG Committee”) and NCG Committee Chair to review potential related person transactions and requires pre-approval of transactions actually involving related persons, regardless of the size of the transaction.

The Company’s Corporate Governance Standards and Code of Ethical Business Conduct are available in print to any shareholder who requests copies through the Company’s Investor Relations Department and, along with the position specifications, are available on the Company’s web site at www.hillenbrand.com.
As part of our commitment to good corporate governance, we annually reach out to key shareholders to discuss a variety of sustainability, corporate governance, and executive compensation topics. This annual outreach program also provides an opportunity for our management to understand and examine the issues that matter most to our shareholders. In prior years, this outreach has covered topics such as Company strategy; executive compensation matters; corporate governance matters; the progress of our sustainability program; and the impact of the COVID-19 pandemic on the Company’s business, policies, practices, and employees. Our management and directors consider the feedback from these meetings, along with market best practices, policies at peer companies, and our specific circumstances, in making decisions and recommendations regarding our overall governance profile.
Board Composition, Experience, and Skills. The members of our Board have been selected with an emphasis on independence and the mix of characteristics, experiences, and diverse perspectives and skills most appropriate for the Company, as illustrated by the Skills and Experience Matrix described under the heading “Skills and Experience Matrix” above. The NCG Committee regularly refreshes this Skills and Experience Matrix. The NCG Committee uses the Matrix as a guide when evaluating the breadth and depth of the Board’s skills and experience relative to the Company’s business strategy and when considering director nominees. Understanding the importance of Board composition and refreshment for effective oversight, the NCG Committee strives to maintain an appropriate balance of diversity, skills, and experience on the Board.
Position Specifications. As mentioned above, the Board has adopted position specifications applicable to individual directors, and nominees to the Board recommended by the NCG Committee must meet the qualifications set forth in those position specifications. The specifications provide that a candidate for director should never have (i) been the subject of an SEC enforcement action in which he or she consented to the entry of injunctive relief, a cease and desist order, or a suspension or other limitation on the ability to serve as a corporate officer or supervisor; (ii) had any license suspended or revoked due to misconduct of any type; or (iii) violated any fiduciary duty to the Company or any provision of the Code of Ethical Business Conduct. Additionally, each director and nominee should exhibit the following characteristics:
•Have a reputation for industry, integrity, honesty, candor, fairness, and discretion;
•Be an acknowledged expert in his or her chosen field(s) of endeavor, which area of expertise should have some relevance to the Company’s businesses or operations;
•Be knowledgeable, or be willing and able to quickly become knowledgeable, in the critical aspects of the Company’s businesses and operations;
•Be experienced and skillful in serving as a competent overseer of, and trusted advisor to, senior management of a substantial publicly held corporation; and
•For non-employee directors, meet the New York Stock Exchange independence standards then in effect.

As discussed further below under the heading “Board Refreshment and Diversity,” in identifying director nominees, the NCG Committee seeks talented people with diverse backgrounds who can work together to lead the Company to long-term success.
Board Evaluations. The NCG Committee oversees the annual evaluation of the Board, which, depending on the focus of the evaluation in a particular year, can include a formal evaluation of the whole Board, its various committees, and/or individual directors. The evaluation is typically conducted as a self-assessment, with an opportunity to also provide feedback on Board performance and diversity, committee effectiveness, and individual director performance, and to raise any concerns that an individual director may have. In addition, the Board evaluation also incorporates peer feedback to individual directors, typically in alternating years. Recent Board evaluations have focused on the Board’s effectiveness in relation to topics such as Board meetings and materials; shareholder communications; Board skills and composition, including diversity; and Board and executive management leadership succession and evaluation processes. Based upon the assessment results, the Board agrees on improvement goals for the coming year and tracks its progress against those goals over the course of the year. The Board also may engage and pay fees to a third-party consultant to assist in performing the Board evaluation and also in identifying and evaluating potential director nominees. Generally, a third-party consultant assists with the Board evaluation approximately once every three years. The NCG Committee strives to embed honest feedback into the Board’s culture and to set a tone of open and transparent dialogue throughout the assessment process.
In addition, evaluation results are integrated into the Board succession planning processes described under the heading “Board Refreshment and Diversity” below. As an example, if the evaluation process were to suggest that the Board is underrepresented with respect to a particular background, skill, experience, or diverse characteristic, then selection of a nominee to fill a future vacancy would be informed by that suggestion. The Board’s Skills and Experience Matrix is one of the key tools used in this process, and the Board, with the assistance of the NCG Committee, continues to refine and update its Skills and Experience Matrix on a regular basis.
Board Refreshment and Diversity. The Board from time to time has added new, and replaced retiring, directors, consistently valuing diversity as well as skills and experience that align with the Company’s strategic priorities in selecting candidates. In identifying director nominees, the NCG Committee seeks talented people with diverse backgrounds who can work together to lead the Company to long-term success and recommends such candidates to the Board for election.
The Board believes that diversity is good for business. The Board has adopted a diversity policy as part of the Company’s Corporate Governance Standards, which provides that directors will be diverse in terms of gender and of race and ethnicity, and in terms of other characteristics, including background, perspective, knowledge, skills, and experience. The Board will take steps necessary to implement this policy and to help ensure an inclusive environment within the Board and at the

Company. The current diversity and independence profile of our Board appears below, and we are committed to continued progress in Board diversity as part of ongoing recruitment and refreshment.

Diversity

5 of 10 directors are female

3 of 10 directors are ethnically diverse (two Black or African-American, one Asian)
Independence

9 of 10 directors are independent
In order to encourage refreshment, the Board has implemented a retirement policy requiring that each director must retire at, or no later than, the first Annual Meeting of shareholders following his or her seventy-third birthday. This retirement policy has no exemptions or conditions. As a result, Company directors vary in age and tenure, with an average age of 62, with ages ranging from 50 to 69, and average tenure of 8 years, with tenure ranging from 2 to 15 years. The Board believes that the varying tenures of its members provide a constructive blend of institutional knowledge and fresh external viewpoints.
The Board will continue to focus on refreshment by reviewing, among other things, its composition against the Skills and Experience Matrix described above; the diversity, age, and tenure of Company directors; the results of annual evaluations described above; and overall Board and Committee succession planning. These items remain key aspects of the Board’s refreshment strategy, and the Board will continue to look for ways to improve. Additional details on the Board’s refreshment strategy are contained in the NCG Committee Charter and our Corporate Governance Standards, both of which are available on the Company’s web site at www.hillenbrand.com.
Director Education. We maintain an orientation and continuing education process for directors that we view as a vital component of the Company’s policy requiring the Board as a whole to participate in significant decisions. This process includes furnishing of educational and industry-specific materials, meetings with key management, and attendance at Company and industry events. The Board attempts to hold at least one meeting per year at a Company facility outside of its headquarters in Batesville, Indiana; in 2023, the Board observed this practice by arranging for meetings at certain of the Company’s Advanced Process Solutions facilities in Kansas City, Missouri, involving presentations from local management and their teams. The directors’ education includes, among other things, regular dedicated sessions regarding the Company’s businesses and operations, Audit Committee-sponsored legal and regulatory compliance training and engagement on financial literacy, and regular management and corporate governance presentations at NCG and Compensation Committee meetings. Throughout their terms, directors are expected to continue to deepen their experience in the industries and markets served by the Company and to remain generally apprised of trends and developments in corporate governance.
Purpose. Hillenbrand is a global industrial company operating in over 60 countries with more than 10,000 employees serving a wide variety of industries around the world. Our Purpose, Shape What Matters for Tomorrow™, reflects our unique position as industry leaders, creating innovative solutions and end products that impact how people live, work, play, travel, eat, and heal. Guided by our Purpose, we pursue excellence, collaboration, and innovation to consistently shape solutions that best serve our customers, employees, communities, and other stakeholders. We firmly believe that understanding our Purpose allows us to connect what we manufacture to a broader societal impact and enhances our ability to achieve what we stand for.
Sustainability and Environmental, Social, and Governance (“ESG”). With the support and oversight of our Board of Directors, we are committed to being a company where the positive impacts of our people, products, and partnerships help better the environments in which we operate. In this way, our sustainability and ESG efforts align well with our Purpose to Shape What Matters For Tomorrow.
The Company has a dedicated sustainability department overseen by its Chief Sustainability Officer, a role established in 2021. Supported by our sustainability department, the Company deploys the Hillenbrand Operating Model (“HOM”), a consistent and repeatable framework of tools and key management practices, to help embed sustainability in the way we do business. We believe that strategic investment in sustainability will enhance our ability to engage, innovate, inspire, and drive quality experiences and success for the Company through our people, products, and partnerships.
In addition, we require compliance with all applicable environmental, human rights, supply chain, and similar laws and regulations. We believe that everyone must do their part to maintain our high standards for ethics and integrity. Our Code of Ethical Business Conduct (our “Code”) sets the expectation that our employees will make prompt and full disclosure regarding any concerns they have about a potential ethics or compliance-related issue. Our Code also encourages our employees to be proactive and look for ways we can reduce waste and use energy and natural resources more efficiently. Further, we have used the HOM to augment our sustainability practices – for example, to better understand our energy use and emissions profile in our operating companies.
Board Role. The NCG Committee oversees the Company’s objectives, progress, practices, and strategy relating to sustainability and ESG topics, including climate change. The leaders responsible for these efforts make regular presentations to the NCG Committee regarding the Company’s execution on strategy in these areas. In 2023, the NCG Committee addressed sustainability topics in each of its regular meetings, and during the year the NCG Committee added human rights oversight to its Charter. The full Board of Directors also addressed sustainability topics during its annual strategy meeting.
Sustainability Reporting. In 2019, the Company signed the United Nations Global Compact (“UNGC”), a voluntary pledge to develop and exercise corporate responsibility programs and to increase disclosure of the Company’s sustainable business practices. In 2023, we published our fourth annual sustainability report. This sustainability report included, for the first time, disclosures covering Scope 3 emissions data, water use, renewable energy use for our largest manufacturing sites, Purpose survey data, training hours, and the results of a double-materiality assessment highlighting ten key areas of focus as identified by our stakeholders. The report also included continued alignment to the

Sustainability Accounting Standards Board (“SASB”) standards, United Nations Sustainable Development Goals (“SDGs”), and core elements of the Global Reporting Initiative (“GRI”) standards.
We continue to believe that the annual sustainability report is the appropriate format for disclosing the Company’s commitment to and efforts in advancing its sustainability strategy. The Company continues to consider long-term goals that align with science-based targets, and to assess appropriate key performance indicators and additional appropriate frameworks such as those promulgated by the Task Force on Climate-Related Financial Disclosures (“TCFD”). Additional details about our sustainability efforts, including various sustainability-related policies and a copy of our latest sustainability report, are available at our web site at www.hillenbrand.com/sustainability.
Determinations with respect to Independence of Directors
The Corporate Governance Standards adopted by the Board of Directors, in accordance with New York Stock Exchange listing standards, require the Board to make an annual determination regarding the independence of each of the Company’s directors and provide criteria for making those determinations. The Board made those determinations for each director in December 2023 based on an annual evaluation performed by, and recommendations made by, the NCG Committee.
To assist in the Board’s determinations, each director completed materials designed to identify any relationships that could affect the director’s independence under the applicable New York Stock Exchange and SEC rules and under the criteria set forth in the Corporate Governance Standards. This year, in making determinations regarding director independence, the NCG Committee evaluated, and the Board considered, certain transactions between the Company and companies affiliated with three of its directors: Cummins, Inc. (“Cummins”), a leading industrial company at which Jennifer W. Rumsey is an executive officer; Infosys Ltd. (“Infosys”), a global leader in next-generation digital services at which Inderpreet Sawhney is an executive officer; and W.W. Grainger, Inc., an industrial supply company at which Neil S. Novich is a member of the Board of Directors and its Audit Committee.
In regard to Cummins, the applicable transactions took place between the Company’s Mold-Masters and Milacron Injection Molding and Extrusion businesses, which are part of the Company’s Molding Technology Solutions reportable operating segment (“MTS”), and various business units of Cummins. In these transactions during fiscal 2023, Cummins purchased capital equipment and aftermarket parts and service from MTS in the total amount of approximately $450,000. In regard to Infosys, the applicable transactions took place between Infosys, the Company, and various of their respective subsidiaries in support of a variety of information technology and other technical matters. In these transactions during fiscal 2023, the Company purchased business process outsourcing services, tech support, and other IT and technical services from Infosys in the total amount of approximately $6,360,000. None of the current services provided by Infosys to the Company constitutes consulting services nor does any relate to legal, financial, or accounting matters. In regard to Grainger, the applicable transactions took place between Grainger and various of the Company’s subsidiaries. In these transactions during fiscal 2023, the Company and its subsidiaries purchased equipment and services from Grainger in the total amount of approximately $244,000.
The NCG Committee recommended, and the Board ultimately determined, that Ms. Rumsey, Ms. Sawhney, and Mr. Novich respectively, did not have a material interest in the applicable transactions and, therefore, notwithstanding these transactions, the directors did not have any material relationship with the Company that would preclude their ability to be independent, and, therefore, that each is independent under the applicable New York Stock Exchange and SEC rules and under the criteria set forth in the Corporate Governance Standards.
In reaching these determinations with regard to Ms. Rumsey, the following factors were considered, among others:
•the customer relationship with Cummins had already been in place with the MTS businesses for years prior to Ms. Rumsey’s election to the Board;
•Ms. Rumsey’s employment at a customer of the Company was not a consideration in her election as a director, and she is not involved in vendor selection for Cummins;
•Ms. Rumsey’s compensation at Cummins is not directly impacted by the Company having made these purchases from the MTS businesses; and
•the amounts involved in these transactions, particularly in comparison to the fiscal 2023 net revenue of the Company and Cummins, are not material, and have decreased relative to prior years.
In reaching these determinations with regard to Ms. Sawhney, the following factors were considered, among others:
•the vendor relationship with Infosys had already been in place with the Company for more than two years prior to Ms. Sawhney’s election to the Board;
•Ms. Sawhney is not specifically involved in sales, marketing, or other customer acquisition efforts of Infosys and does not have any part of the sales or service delivery organizations reporting to her;
•The services provided by Infosys for the Company are not consulting services and are supplied by a variety of employees and service providers who are supervised generally in their work by the Company’s employees;
•Ms. Sawhney’s employment at a supplier of the Company was not a consideration in her election as a director;
•Ms. Sawhney’s compensation at Infosys is not directly impacted by the purchases by the Company; and
•the amounts involved in these transactions, particularly in comparison to the fiscal 2023 net revenue of the Company and Infosys, are not material.
In reaching these determinations with regard to Mr. Novich, the following factors were considered, among others:
•Mr. Novich is a member of the Board and not an employee of Grainger and does not have a material interest in the transactions;
•Mr. Novich’s role and compensation with Grainger is not directly impacted by the Company having made these purchases from Grainger; and

•the amounts involved in these transactions, particularly in comparison to the fiscal 2023 net revenue of the Company and Grainger, are not material.

On the basis of these considerations and the materials and the standards described above, the Board determined that each of Gary L. Collar, Helen W. Cornell, Joy M. Greenway, Daniel C. Hillenbrand, Neil S. Novich, Dennis W. Pullin, Jennifer W. Rumsey, Inderpreet Sawhney, and Stuart A. Taylor, II is independent, including for all purposes with respect to their Committee memberships. The Board determined that Kimberly K. Ryan does not meet the director independence standards because of her current service as President and CEO of the Company. Accordingly, Ms. Ryan does not serve on the Audit, Compensation, or NCG Committees of the Board of Directors.
Committees of the Board of Directors
It is the general policy of the Company that significant decisions be considered by the Board as a whole. As a consequence, the standing committee structure of the Board is limited to those committees considered to be basic to, or required for, the operation of a publicly held company. Currently those committees are the Audit Committee, Compensation Committee, NCG Committee, and Mergers and Acquisitions Committee, each of which has a written Charter adopted by the Board of Directors. The NCG Committee recommends the members and chairpersons of those committees to the Board. Each of these Committees is made up only of independent directors. Membership on these committees as of January 9, 2024, is shown in the following chart:

Audit	Compensation and Management Development	Mergers and Acquisitions	Nominating/Corporate Governance
Joy M. Greenway Daniel C. Hillenbrand Neil S. Novich ♦ Inderpreet Sawhney ♦ Committee Chairperson	Gary L. Collar ♦ Helen W. Cornell Dennis W. Pullin Jennifer W. Rumsey Stuart A. Taylor, II	Neil S. Novich Inderpreet Sawhney Stuart A. Taylor, II ♦	Gary L. Collar Helen W. Cornell ♦ Joy M. Greenway Daniel C. Hillenbrand Neil S. Novich Dennis W. Pullin Jennifer W. Rumsey Inderpreet Sawhney Stuart A. Taylor, II
The current Charter for each of the Board’s standing committees is available on the Company’s web site at www.hillenbrand.com and is available in print to any shareholder who requests it through the Company’s Investor Relations Department.
Audit Committee. The Audit Committee has general oversight responsibilities with respect to the Company’s financial reporting and financial controls, including all financial- and cyber-related risks facing the Company, the ethics and compliance function, and information technology and cybersecurity matters, including the extent to which internal and external auditors review IT systems, applications, and security. The Audit Committee annually reviews the Company’s financial reporting process, its system of internal controls regarding accounting, legal, and regulatory compliance that management or the Board has established, the organizational structure of the Company’s ethics and compliance function, cybersecurity practices, and the internal and external audit processes of the Company. Each current member of the Audit Committee is independent under SEC Rule 10A-3 and New York Stock Exchange listing standards.

Each member of the Audit Committee meets the financial literacy guidelines established by the Board in the Audit Committee Charter. The Board interprets “financial literacy” to mean the ability to read and understand audited and unaudited consolidated financial statements (including the related notes) and monthly operating statements of the sort released or prepared by the Company, as the case may be, in the normal course of its business. In addition, the Board of Directors has determined that Messrs. Novich and Hillenbrand and Ms. Greenway are each an “audit committee financial expert” as that term is defined in Item 407(d) of SEC Regulation S-K.
Compensation and Management Development Committee. The Compensation Committee assists the Board in ensuring that the officers and key management of the Company are effectively compensated in terms of salaries, incentive compensation, and other benefits that are internally equitable and externally competitive. As described in more detail in the “Compensation Discussion and Analysis” section, the Compensation Committee is guided by its compensation philosophy – that executives should be fairly compensated for creating appropriate long-term returns for shareholders. As noted above, the Compensation Committee also analyzes and determines the risks, if any, created by our compensation policies and practices. In addition, the Compensation Committee is responsible for reviewing and assessing the talent development and succession strategies concerning the non-CEO officers and key employees of the Company. Each current member of the Compensation Committee is independent as defined by New York Stock Exchange listing standards and SEC rules.
Nominating/Corporate Governance Committee. The Charter for the NCG Committee provides that the primary functions of this Committee are to assist the Board of Directors in (i) ensuring that the Company is operated in accordance with prudent and practical corporate governance standards; (ii) ensuring that the Board consists of an appropriate number of independent directors, sufficient to satisfy the threshold requirements established by the Company’s Corporate Governance Standards, New York Stock Exchange listing standards, and other regulations; and (iii) identifying potential candidates for the Board. Each current member of the NCG Committee is independent as defined by New York Stock Exchange listing standards and SEC rules. The NCG Committee’s functions relating to CEO succession planning and director nominations and compensation are described in more detail below. Many of the NCG Committee’s other responsibilities and activities are described above under the headings “Sustainability and ESG – Board Role,” “Board Composition,” and “Determinations with respect to Independence of Directors.”
CEO Succession Planning. The Board considers CEO succession planning to be at the core of its ability to reach sound decisions that drive shareholder value. Consequently, the NCG Committee, on which all of our independent directors serve, is responsible for ensuring there is an effective succession plan for the Company’s CEO. Our succession plan addresses both a short-term or unexpected loss of our CEO, as well as long-term succession. The appointment of Kimberly K. Ryan as Chief Executive Officer in 2021 was the culmination of a multi-year leadership development and succession planning process. The NCG Committee led this process with the help of an independent external management consultant and continues to refine its CEO succession planning process.
Director Nominations. The NCG Committee’s policy is to consider director candidates recommended by shareholders. Any such recommendations should be communicated to the Chairperson of the NCG Committee in the manner described below under the heading “How You Can Communicate with Directors” and should be accompanied by the information required under the Company’s By-laws for shareholder nominees.

The Company’s By-laws provide that nominations of persons for election to the Board of Directors may be made for any meeting of shareholders at which directors are to be elected by or at the direction of the Board or by any shareholder entitled to vote for the election of directors at the meeting who complies with the required notice procedures. For nominations to be made by a shareholder, the shareholder must have given timely notice thereof in “proper written form” to the Secretary of the Company, and any nominee must satisfy the qualifications established by the Board from time to time as contained in the Company’s By-laws and Corporate Governance Standards or posted on the Company’s web site at www.hillenbrand.com, all of which may also be summarized in the proxy statement for the immediately preceding Annual Meeting of shareholders.
To be timely, a shareholder’s notice of nomination must be delivered to or mailed and received by the Secretary at the Company’s principal office (i) in the case of an annual meeting, not later than 100 days prior to the anniversary of the date of the immediately preceding annual meeting which was specified in the initial formal notice of such meeting (except that, if the date of the forthcoming annual meeting is more than 30 days after such anniversary date, such written notice will be timely if received by the Secretary by the later of 100 days prior to the forthcoming meeting date and the close of business 10 days following the date on which the Company first makes public disclosure of the meeting date), and (ii) in the case of a special meeting, by the close of business on the tenth day following the date on which the Company first makes public disclosure of the meeting date.
To be in “proper written form,” a shareholder’s notice to the Secretary must set forth the certain information, including:
(i)the name, age, principal occupation or employment, and address of the proposed nominee;
(ii)a description of any transaction, agreement, arrangement, or understanding (including any short position or any borrowing or lending of shares of the Company) that has been made by or on behalf of such person;
(iii)a description of any derivative positions in which such person has an interest with respect to Company securities;
(iv)descriptions of other agreements, such as voting or other related party agreements with the respect to the Company;
(v)a written representation and agreement by the nominee covering various topics, including independence; and
(vi)as to such shareholder, and the beneficial owner, if any, on whose behalf such nomination is to be made, the name and record address or principal place of business of such person.
In addition to the information required or requested pursuant to the immediately preceding paragraph or any other provision of its By-laws, the Company may require any nominee or proposed nominee for election to the Board of Directors to furnish any other information (i) that may reasonably be requested by the Company to determine whether such nominee or proposed nominee would be independent under the rules and listing standards of the securities exchanges upon which shares of the Company are listed or traded, any applicable rules of the SEC or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the directors; (ii) that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee or proposed nominee; or (iii) that may reasonably be requested by the Company to determine the eligibility of such nominee or proposed nominee to serve as a director. Shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the requirements of SEC Rule 14a-19(b). The foregoing description is qualified in all respects by reference to Section 3.11 of the Company’s By-Laws.
Director Compensation. The NCG Committee also oversees director compensation. The NCG Committee assesses the Company’s director compensation package periodically, but no less frequently than once every three years, to ensure that it reflects competitive market conditions and sound corporate governance practices. In addition, the NCG Committee annually considers and approves non-employee director compensation for that fiscal year, and any changes in director compensation must be approved by the Board. The NCG Committee last engaged a compensation consultant to conduct a director compensation study in 2022, resulting in changes in director compensation that are described under the heading “Compensation of Directors” below.
Mergers and Acquisitions Committee. Given the importance of mergers and acquisitions in the Company’s overall strategy, a designated committee of the Board has been formed to focus solely on this area. The Mergers and Acquisitions Committee (the “M&A Committee”) (i) reviews with management and the Board the role of mergers and acquisitions within the Company’s overall growth strategy, (ii) provides advice and counsel to management regarding the Company’s various strategic alternatives, with a primary focus on the composition and growth of the Company’s portfolio of businesses, and (iii) reviews material mergers, acquisitions, dispositions, or other potential transactions, and provides guidance to management as it prepares to present its conclusions and recommendations to the Board as appropriate. While the M&A Committee reviews significant transactions with management, the authority to approve such transactions rests with the Board as a whole.
Certain Relationships and Related Person Transactions
The Corporate Governance Standards for the Board require that all transactions between the Company or its subsidiaries and any “related person” (as such term is defined in applicable securities regulation) must be reviewed and pre-approved pursuant to the terms of the Company’s Related Person Transaction Policy. The Related Person Transaction Policy requires approval of such transactions by the NCG Committee, in the case of material or disclosable transactions, or by the Chairperson of the NCG Committee, in the case of immaterial and non-disclosable transactions. The Related Person Transaction Policy requires that the NCG Committee or its Chairperson, as applicable, consider all relevant facts and circumstances of the transaction, including the commercial reasonableness of the terms, the benefit and perceived benefit to the Company, the availability of alternative transactions, the materiality and character of the related person’s interest, and the actual or apparent conflict of interest of the related person. If the related person is an independent director (or an immediate family member of an independent director), then the impact on the director’s independence must also be considered.
The NCG Committee reviews potential related person transactions in connection with independence determinations for each director. In fiscal 2023, the NCG Committee identified no transactions in which any related person had a material interest that would require disclosure.

How You Can Communicate with Directors
Shareholders of the Company and other interested persons may communicate with the Chairperson of the Board, the chairpersons of the Board’s committees, or the non-management directors of the Company as a group, by sending an email to our Investor Relations Department at investors@hillenbrand.com. The email should specify which of the foregoing is the intended recipient so that it can be forwarded accordingly.
Attendance at Meetings
Directors are expected to attend each Annual Meeting of shareholders. The Chairperson of the Board generally presides at each Annual Meeting of shareholders, and the Board holds one of its regular meetings in conjunction with each Annual Meeting. All of the then-serving directors attended the Company’s 2023 Annual Meeting.
The Board held a total of eight meetings during the fiscal year ended September 30, 2023. During the same fiscal year, the Compensation Committee held nine meetings, the NCG Committee held five meetings, the Audit Committee met seven times, and the M&A Committee met ten times. Each director attended at least 75 percent of the aggregate number of meetings of the full Board of Directors and the number of meetings of the committees on which he or she served during his or her tenure in fiscal 2023.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee had no interlocks or insider participation during fiscal 2023. Specifically, during fiscal 2023, directors Collar, Cornell, Loughrey, Pullin, Rumsey, and Taylor served on the Compensation Committee of the Company, and none of them:
•Is or has at any time been an officer or employee of the Company or any of its subsidiaries; or
•Has or has had at any time any direct or indirect material interest in an existing or proposed transaction involving more than $120,000 in which the Company is, was, or was proposed to be a participant, or that is otherwise required to be disclosed by us under the proxy disclosure rules.
Also in that regard, during fiscal 2023, none of our executive officers served as a member of the board of directors or on the compensation committee of any other company that had an executive officer who served on our Board of Directors or our Compensation Committee.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT
In furtherance of our stated goal of creating shareholder value over the long term, we believe it is important for our directors and executive officers to own stock in the Company. In that regard, each non-employee director is required, within five years after becoming a director, to own and maintain ownership of a minimum number of shares of our common stock equal in value to five times his or her annual cash compensation. In addition, non-employee directors are required to hold any vested shares of stock awarded as part of their annual equity compensation until after the director ceases to serve on the Board,7 a change in control of the Company, or the director’s death or permanent and total disability. Similar ownership requirements for our Named Executive Officers and other executive officers are further described in the “Compensation Discussion and Analysis” section of this proxy statement. In all cases, such ownership may, for purposes of the holding requirements, include shares of restricted stock and time-based restricted stock units but neither shares that underlie unexercised stock options, nor performance-based restricted stock units. The table below shows shares beneficially owned by our directors and executive officers as of December 15, 2023.
Security Ownership of Directors:

Name	Shares (1) Beneficially Owned As Of December 15, 2023		Percent Of Total Shares Outstanding

Helen W. Cornell – Chairperson	59,247	(2)	*

Gary L. Collar	27,348	(3)	*

Joy M. Greenway	36,012	(4)	*

Daniel C. Hillenbrand	266,918	(5)	*

Neil S. Novich	56,894	(6)	*

Dennis W. Pullin	6,588	(7)	*

Jennifer W. Rumsey	8,971	(8)	*

Kimberly K. Ryan	279,853	(9)	*

Inderpreet Sawhney	6,276	(10)	*

Stuart A. Taylor, II	75,507	(11)	*

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7 For awards granted prior to May 2014, directors must hold the underlying shares of common stock of the Company through the end of six months after they cease serving as a director; for awards granted in May 2014 or later, directors must hold the underlying shares of common stock of the Company through one day after the director ceases serving.

Security Ownership of Named Executive Officers:

Name	Shares (1) Beneficially Owned As Of December 15, 2023		Percent Of Total Shares Outstanding

Robert M. VanHimbergen	23,240	(12)	*

Ulrich Bartel	41,919	(13)	*

Nicholas R. Farrell	103,562	(14)	*

J. Michael Whitted	210,462	(15)	*

All directors and executive officers of the Company as a group, consisting of 20 persons	1,243,287	(16)	1.8%
*Ownership is less than one percent of the total shares outstanding.
(1)The Company’s only class of equity securities outstanding is common stock without par value. Except as otherwise indicated in these footnotes, the persons named have sole voting and investment power with respect to all shares shown as beneficially owned by them. None of the shares beneficially owned by directors or executive officers is pledged as security. Information regarding shares beneficially owned by Ms. Ryan, our President and CEO, is included in the “Security Ownership of Directors” table above.
(2)Includes 13,191 shares held by trusts of which Ms. Cornell is trustee, and 46,056 restricted stock units held on the books and records of the Company.
(3)Includes 27,348 restricted stock units held on the books and records of the Company.
(4)Includes 36,012 restricted stock units held on the books and records of the Company.
(5)Includes (i) 3,448 shares directly owned by Mr. Hillenbrand; (ii) 16,363 restricted stock units held on the books and records of the Company; and (iii) 247,107 shares indirectly beneficially owned by Mr. Hillenbrand, consisting of (a) 135,863 shares owned by Clear Water Capital Partners, LP, (b) 8,631 shares owned by John and Joan GC TR FBO (John, Rose and Olivia), with respect to which Mr. Hillenbrand is a co-trustee, (c) 5,754 shares owned by John and Joan GC TR FBO (Eleanor and Sarah), with respect to which Mr. Hillenbrand is a co-trustee, with respect to which Mr. Hillenbrand disclaims beneficial ownership, (d) 48,611 shares owned by Hillenbrand II TR FBO (John, Rose and Olivia), with respect to which Mr. Hillenbrand is a co-trustee, (e) 28,248 shares owned by John and Joan CRT IMA, with respect to which Mr. Hillenbrand is a co-trustee, and (f) 20,000 shares owned by Anne Hillenbrand Singleton Trust, with respect to which Mr. Hillenbrand disclaims beneficial ownership.
(6)Includes 53,545 restricted stock units held on the books and records of the Company and 3,349 shares acquired with deferred director fees and held on the books and records of the Company under the Board’s deferred compensation plan.
(7)Includes 6,588 restricted stock units held on the books and records of the Company.

(8)Includes 8,971 restricted stock units held on the books and records of the Company.
(9)Includes 128,003 shares directly owned by Ms. Ryan, as well as (a) 136,220 shares that may be purchased pursuant to stock options that are exercisable within 60 days of December 15, 2023, and (b) 15,630 restricted stock units that could vest within 60 days of December 15, 2023. Does not include 51,709 restricted stock units that vest in future years pursuant to terms described under the table “Grants of Plan-Based Awards for Fiscal Year Ended September 30, 2023” in Part III under “Executive Compensation.”
(10)Includes 6,276 restricted stock units held on the books and records of the Company.
(11)Includes 63,274 restricted stock units held on the books and records of the Company and 12,233 shares acquired with deferred director fees and held on the books and records of the Company under the Board’s deferred compensation plan.
(12)Includes 23,240 shares directly owned by Mr. VanHimbergen. Does not include 63,908 restricted stock units that vest in future years pursuant to terms described under the table “Grants of Plan-Based Awards for Fiscal Year Ended September 30, 2023” in Part III under “Executive Compensation.”

(13)Includes 18,933 shares directly owned by Mr. Bartel, as well as 20,086 shares that may be purchased pursuant to stock options that are exercisable within 60 day of December 15, 2023, and (b) 2,900 restricted stock units that could vest within 60 days of December 15, 2023. Does not include 9,965 restricted stock units that vest in future years pursuant to terms described under the table “Grants of Plan-Based Awards for Fiscal Year Ended September 30, 2023” in Part III under “Executive Compensation.”
(14)Includes 41,951 shares directly owned by Mr. Farrell, as well as 61,611 shares that may be purchased pursuant to stock options that are exercisable within 60 days of December 15, 2023. Does not include 40,981 restricted stock units that vest in future years pursuant to terms described under the table “Grants of Plan-Based Awards for Fiscal Year Ended September 30, 2023” in Part III under “Executive Compensation.”

(15)Includes 48,522 shares directly owned by Mr. Whitted, as well as 161,940 shares that may be purchased pursuant to stock options that are exercisable within 60 days of December 15, 2023. Does not include 29,446 restricted stock units that vest in future years pursuant to terms described under the table “Grants of Plan-Based Awards for Fiscal Year Ended September 30, 2023” in Part III under “Executive Compensation.”
(16)Includes 289,255 shares directly owned by the applicable director or executive officer, 395,189 shares that may be purchased pursuant to stock options that are exercisable within 60 days of December 15, 2023, 282,963 restricted stock units held on the books and records of the Company (including any restricted stock units that could vest within 60 days of December 15, 2023), 98,681 shares held by trusts, 135,863 shares owned by limited partnerships, 25,754 shares with respect to which the director disclaims beneficial ownership, and 15,582 shares acquired with deferred director fees and held on the books and records of the Company under the Board’s deferred compensation plan. Does not include 245,222 restricted stock units awarded to executive officers that vest in future years pursuant to their terms including, if applicable, as described under the table “Grants of Plan-Based Awards for Fiscal Year Ended September 30, 2023” in Part III under “Executive Compensation.”

DELINQUENT SECTION 16(a) REPORTS
Under Section 16(a) of the Securities Exchange Act of 1934 (“Section 16(a)”), the Company’s directors, certain of its officers, and any person holding more than 10 percent of the Company’s common stock are required to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of the Company. The Company is required to report in this proxy statement any failure to file on a timely basis any reports required by Section 16(a) during the fiscal year ended September 30, 2023 or prior fiscal years. Based solely on a review of filings made electronically with the SEC, the Company believes that these filing requirements were satisfied by its directors, officers, and 10 percent beneficial owners,

SECURITY OWNERSHIP OF BENEFICIAL OWNERS OF MORE THAN 5 PERCENT OF THE COMPANY’S COMMON STOCK
The following table provides information regarding all persons or entities known to us that, as of the date indicated, were beneficial owners of more than 5 percent of the Company’s common stock.

Name	Shares Beneficially Owned As Of December 15, 2023		Percent Of Total Shares Outstanding

BlackRock Inc. 55 East 52nd Street New York, NY 10055	11,458,385	(1)	16.3%

The Vanguard Group P.O. Box 2600, V26 Valley Forge, PA 19482	7,616,852	(2)	10.9%

Clarkston Capital Partners, LLC 91 West Long Lake Road Bloomfield Hills, MI 48304	5,116,720	(3)	7.3%
(1)This information is based on a Schedule 13G/A filed by BlackRock Inc. with the SEC on January 26, 2023; and reflects sole dispositive power with respect to all shares and sole voting power with respect to 11,337,602 shares, thus indicating no voting power with respect to 120,783 shares.
(2)This information is based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 9, 2023; reflects sole dispositive power with respect to 7,463,879 shares, and shared dispositive power with respect to 152,973 shares; and reflects shared voting power with respect to 83,411 shares, thus indicating no voting power with respect to 7,533,441 shares.
(3)This information is based on a Schedule 13G/A filed by Clarkston Capital Partners, LLC with the SEC on February 14, 2023. Clarkston Capital Partners, LLC, an investment advisor, reports (i) sole dispositive power and sole voting power with respect to 500 shares and (ii) shared dispositive power with respect to 5,116,220 shares and shared voting power with respect to 5,008,120 shares with Clarkston Companies, Inc., Modell Capital LLC, Jeffrey A. Hakala, Gerald W. Hakala, and Jeremy J. Modell, thus indicating (iii) no voting power with respect to 108,100 shares.

EXECUTIVE COMPENSATION
Introduction
This “Executive Compensation” section encompasses several parts. Part I, our Compensation Discussion and Analysis, provides detailed information about our executive compensation philosophy, policies, actions, decisions (and the bases for such decisions), and procedures as they relate to our executive officers who are included in the compensation disclosures in this proxy statement pursuant to SEC rules – persons who are identified as our Named Executive Officers. This part is organized as follows:
•Our Executive Compensation Philosophy and Focus on Performance-Based Compensation
•Factors Considered in Setting Compensation
•Compensation of Our Named Executive Officers for Fiscal 2023
•Retirement and Savings Plans
•Employment Agreements and Termination Benefits
•Other Personal Benefits
•Compensation-Related Policies
The remaining parts of this “Executive Compensation” section are as follows:
•Part II is a report from the Compensation Committee of our Board of Directors.
•Part III presents numerous tables that report in detail the compensation of, and the potential amounts payable by the Company under certain contractual agreements with, the Named Executive Officers.
•Part IV provides information regarding the engagement of Pay Governance LLC (“Pay Governance”), the Compensation Committee’s independent compensation consultant.
•Part V provides information relating to the compensation-related risk assessment and management strategies employed by the Company.
•Part VI discloses our CEO pay ratio information pursuant to Item 402(u) of Regulation S-K.
•Part VII describes our anti-hedging and anti-pledging policies.
•Part VIII covers our pay versus performance disclosure.
We encourage you to keep two basic thoughts in mind as you read the Executive Compensation section of the proxy:
•First, the compensation of our Named Executive Officers is set by our Compensation Committee, which is a committee of independent directors.
•Second, a significant portion of each Named Executive Officer’s compensation is variable based on the performance of the Company or its applicable business unit(s), as well as individual performance. This structure is designed to align compensation with the interests of the shareholders of the Company.

PART I: COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes our compensation program and how it operates for our Named Executive Officers. It also discusses the principles underlying our compensation policies and decisions and the strategic developments that our Compensation Committee considered, such as our transformation into a pure-play industrial company, including the divestiture of our historical Batesville business segment, in making these decisions for fiscal 2023.
SEC rules identify our “Named Executive Officers” as those persons who served as (i) our principal executive officer during the year ended September 30, 2023, (ii) our principal financial officer during the year ended September 30, 2023, and (iii) our other three most highly compensated executive officers for the year ended September 30, 2023.   Our Named Executive Officers for 2023, with their principal positions, are:

Kimberly K. Ryan	President and Chief Executive Officer
Robert M. VanHimbergen	Senior Vice President and Chief Financial Officer
Ulrich Bartel	Senior Vice President and President, Coperion and Advanced Process Solutions

Nicholas R. Farrell	Senior Vice President, General Counsel, and Secretary

J. Michael Whitted	Senior Vice President, Strategy & Corporate Development
Our Executive Compensation Philosophy and Focus on Performance-Based Compensation
We believe that Hillenbrand’s executives should be fairly compensated for creating appropriate long-term returns for shareholders. Our Compensation Committee has adopted the following Executive Compensation Philosophy, which describes the principles of our executive compensation program.

The executive compensation program is designed to effectively compensate officers and key management personnel with base salary and appropriately balanced short-term and long-term incentive compensation, and other benefits that attract, motivate, and retain superior leadership talent while advancing the long-term interests of Hillenbrand’s shareholders.
The compensation program is based on the following principles:
•Maintaining high standards of governance and reinforcing the absolute requirement for ethical behavior consistent with the Company’s values in all practices;
•Structuring incentive targets that lead to long-term growth and value creation for shareholders;
•Motivating management to achieve superior results by linking compensation and performance;
•Differentiating compensation among executives based on both business unit and individual performance during the year;
•Offering and maintaining compensation programs which are competitive against relevant industry peer group median and market practice benchmarks obtained through proxy materials as well as published survey information, with actual positioning for individual executives varying based on factors such as sustained performance, experience, and strategic impact;
•Having an appropriate portion of at-risk compensation based on market practice, that, in combination with stock ownership requirements for our top executives, focuses the attention of our executives on driving and increasing shareholder value;
•In the case of unforeseen events, allowing the Compensation Committee to exercise its discretion in the administration of the compensation program to motivate executives to act in the best interest of shareholders and the Company;
•Discouraging unnecessary and excessive risk taking that may have a material adverse impact on the Company; and
•Reflecting the Company’s commitment to initiatives in environmental, social, and governance and diversity, equity and inclusion areas, as well as internal pay equity.

Compensation Program Features and Best Practices. Our compensation philosophy and the principles described above serve as the foundation for our executive compensation program. Building on this foundation, our Compensation Committee and the full Board continually seek improvement and alignment with best practices – both in our compensation program itself and in our corporate governance practices that support it – by soliciting feedback from shareholders and advice from the Company’s independent compensation consultant and other advisors. The result is a compensation program characterized by certain distinct features highlighted below that strengthen the performance orientation of our executive compensation program and reflect our ongoing commitment to align executive pay with long-term shareholder value.

Our Focus on Performance-Based Compensation. The central theme of the compensation philosophy of Hillenbrand and our Compensation Committee is that a significant portion of each Named Executive Officer’s compensation will be “performance-based” and, therefore, at risk. This theme is highlighted in the table below. We use a thorough process for determining Named Executive Officer compensation, including a review of peer group compensation data and pay practices.

Key Components of 2023 Compensation Program		Description and Purpose
“Core Compensation”	Base Salary	Fixed compensation intended to provide a base level of income regardless of performance and aid in the attraction and retention of talent in a competitive market.

	Short-Term Incentive Compensation (“STIC”)	Performance-based annual cash bonus designed to motivate and reward executives based on achieving individual performance goals and individual contributions to Company (Hillenbrand or its business units, where applicable) collective performance goals for a given fiscal year. Also aids in the attraction and retention of talent in a competitive market.

Long-Term Incentive Compensation (“LTIC”)
Two-thirds consist of performance-based annual equity awards with a three-year vesting period and one-third consists of restricted stock units that vest ratably over three years, together designed to reward executives for creating long-term shareholder value, as well as to motivate future contributions and decisions aimed at increasing shareholder value. Also aids in the attraction and retention of talent in a competitive market.
The Compensation Committee considers time-based restricted stock units to be “at risk,” even though not performance based, since the value fluctuates based on stock price performance and vesting of the full award is contingent upon continued service.

	Retirement and Other Benefits	Fixed component of compensation intended to protect against catastrophic expenses (healthcare, disability, and life insurance) and provide opportunity to save for retirement (401(k)).
	Post-Termination Compensation (Severance and Change in Control)	Severance program designed to allow executives to focus on acting in the best interests of shareholders regardless of the impact on their own employment.

Target Core Compensation Mix. The Company’s approach to core compensation described above has generally produced a core compensation mix of approximately 15 percent base salary, 20 percent STIC, and 65 percent LTIC for our President and CEO. As shown in the chart below, in fiscal 2023, approximately 85 percent of Ms. Ryan’s target core compensation was considered at risk8 by our Compensation Committee, while 15 percent was fixed. Furthermore, the majority of Ms. Ryan’s compensation was explicitly performance-based. Given the role of the CEO in ultimately

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8 This includes time-based restricted stock units, which the Compensation Committee considers to be “at risk” since the value fluctuates based on stock price performance and vesting of all tranches is contingent upon continued service.

driving results throughout the organization, the Compensation Committee believes the resulting emphasis on performance-based, at-risk compensation – and in particular, long-term incentives – is appropriate and in the best interests of shareholders. Ms. Ryan’s target core compensation mix is shown in further detail in the chart below.

The approach used for compensation of our other Named Executive Officers is similar to that of our President and CEO, although the other executives generally have a higher percentage of base salary, and a correspondingly lower percentage of STIC and LTIC.

Factors Considered in Setting Compensation
The Compensation Committee continued to diligently apply the principles of our Executive Compensation Philosophy in setting compensation for our Named Executive Officers in fiscal 2023. Indeed, the Compensation Committee considers and analyzes a number of factors when establishing and adjusting the elements of our executive compensation program and the compensation packages for the Named Executive Officers. The Compensation Committee strives to establish compensation packages that enable the Company to attract, retain, and motivate the executive talent needed to operate the Company in a manner that is in the best interests of the shareholders.
The primary factors that the Compensation Committee considers are discussed below. They are not discussed in any order of priority, and no one factor standing alone determines the outcome or is necessarily more important than the others.
Peer Group Data. The Compensation Committee compares the components and levels of our compensation program to those of a selected peer group of companies. Our Compensation Committee believes that we have to remain competitive in comparison to our industry peers in order to attract, retain, and motivate our executive talent.
Our Compensation Committee benchmarks the target compensation of our Named Executive Officers to the 50th percentile of the compensation paid by our peer group, although actual compensation paid in any given year may be above or below the benchmark, as a result of the performance-based nature of our executive compensation program and a variety of other factors that the Compensation Committee considers in setting compensation, including: level and breadth of experience and responsibility of the officer; the complexity of the position; individual performance and growth potential; the difficulty of replacement; the individual’s tenure in his/her role; and internal equity.
The Compensation Committee reviews the composition of the Company’s peer group at least annually and, as appropriate, updates the group to reflect changes among peer companies, industry consolidation, and the Company’s own evolution as a global pure-play industrial company. In considering our peer group, our Compensation Committee, aided by its independent compensation consultant, reviews various business attributes and financial metrics to assess whether additions or deletions to the current peer group are appropriate. Qualitative factors considered in developing the peer group include the complexity of a company’s product line, extent of its global operations, and number of business units. Quantitative factors include revenues, EBITDA, market capitalization, enterprise value, and number of employees, among others. In addition, various members of management provide input to the Compensation Committee relative to understanding the Company’s key financial metrics, key competitors for talent, key competitors in the end markets we serve, the Company’s business plan, and other factors. Notwithstanding the above, decisions regarding the composition of the peer group ultimately rest with the Compensation Committee.

At the start of fiscal 2023, the peer group in place, which was utilized to benchmark target compensation for our Named Executive Officers, consisted of the following 20 companies, as disclosed in the Company’s 2022 proxy statement:

Acuity Brands, Inc. Crane Co. Donaldson Company, Inc. Dover Corporation ESAB Corporation Flowserve Corporation Fortive Corporation HNI Corporation IDEX Corporation Itron, Inc.	MillerKnoll, Inc. Nordson Corporation Regal Rexnord Corporation Steelcase Inc. Tempur Sealy International, Inc. The Middleby Corporation The Timken Company Waters Corporation Woodward, Inc. Xylem Inc.

During fiscal 2023, the Compensation Committee conducted a detailed review of the peer group and determined to remove certain of those peer companies, and to add other new peer companies, in order to better reflect the Company’s divestiture of its Batesville business and transformation into a pure-play industrial company. As a result, Flowserve Corporation, HNI Corporation, MillerKnoll, Inc., Steelcase, Inc., Tempur Sealy International, Inc., Waters Corporation, and Xylem Inc. were removed from the Company’s peer group. Meanwhile, the Compensation Committee added Barnes Group Inc., Chart Industries, Inc., ITT Inc., John Bean Technology Corp., and Kennametal Inc. to the peer group. Therefore, the peer group (excluding the Company) at the end of fiscal 2023 consisted of the following 18 companies:

Acuity Brands, Inc. Barnes Group Inc. Chart Industries, Inc. Crane Co. Donaldson Company, Inc. Dover Corporation ESAB Corporation Fortive Corporation IDEX Corporation Itron, Inc.	ITT Inc. John Bean Technology Corp. Kennametal Inc. Nordson Corporation Regal Rexnord Corporation The Middleby Corporation The Timken Company Woodward, Inc.

Independent Compensation Consultant Expertise. The Compensation Committee engages an independent compensation consultant to provide various items of relevant information and to perform various services in connection with the establishment of the elements of our executive compensation program. The Compensation Committee seeks and considers the expert advice and recommendations of the independent compensation consultant in connection with the design of our compensation program and the establishment of appropriate compensation components and levels with respect to our Named Executive Officers. The Compensation Committee retained Pay Governance as its independent compensation consultant for fiscal 2023.
The independent compensation consultant advises the Compensation Committee on an ongoing basis with regard to the general competitive landscape and trends in compensation matters, including (i) incentive plan design, (ii) peer group selection and competitive market analyses, (iii) compensation risk management, and (iv) developments in emerging trends and practices. The consultant attends meetings of the Compensation Committee and at the request of the Chairperson participates in its executive sessions.
See “Compensation Consultant Matters” in Part IV of “Executive Compensation” below for additional information regarding the Compensation Committee’s engagement of Pay Governance as its compensation consultants in fiscal 2023.
Survey Data. In addition to peer group data, the Compensation Committee considers published compensation survey data provided by its independent compensation consultant, focusing on compensation data for companies with revenues comparable to the Company’s revenue. The survey data supplements other factors considered in setting executive compensation as a reference for market compensation levels and is targeted to the specific job responsibilities of our senior executives.
External Market Conditions. When establishing the total compensation of each Named Executive Officer, the Compensation Committee also considers external market conditions, which include competitive pressures for the executive’s particular position within the industry, economic developments, and the condition of the labor markets.
Performance. Individual performance of our Named Executive Officers is evaluated in large part based upon the achievement of collective and personal goals that are evaluated and established by management and approved by the Compensation Committee each year. The goals for fiscal 2023 are described below.
2023 Collective Performance Goals. Management identified and the Compensation Committee approved six common objectives for all of our Named Executive Officers for fiscal 2023. They were as follows:
•Ensure successful operating company performance – provide oversight and resources needed to generate profitable organic and acquisition growth, strong cash flows, and improved return on invested capital. This will be accomplished through the establishment of clear goals and objectives, appropriate oversight to ensure goal achievement, a transparent resource allocation process, a continued increase in the education, adoption, and results expectations of the HOM for both manufacturing and commercial elements of the Company, and by driving innovative new product offerings.
•Actively manage the Company’s portfolio to align with its strategy to build scalable platforms – identify prudent acquisition opportunities that meet our strategic criteria, provide attractive long-term returns for shareholders, generate profitable revenue and earnings per share growth, and leverage the HOM. Ensure acquisition success by planning, preparing for, and executing due diligence and integration with excellence, focusing on the critical few key areas of greatest value generation. Identify, plan, and execute divestitures and other strategic alternatives as appropriate.
•Accelerate our progress on developing a strong, deep, and diverse talent pool and building an inclusive culture – ensure the experiences and skill sets necessary to achieve the corporate strategy are present in the organization, especially in creating a more representative workforce. This will be accomplished by creating an inclusive environment so that we can attract, further develop, and retain top talent individuals from within the Company and from the talent market. Play a leading role in embedding our Purpose and Core Values throughout the organization.
•Progress and execute on our efforts on ESG activities – drive substantial improvement in our defined key metrics enterprise-wide on sustainability related initiatives to help drive sustainable growth, value for our customers, developmental opportunities for our employees, and contributions to the communities in which we operate.
•Continue to drive the implementation of the HOM – drive the foundation of the HOM across the enterprise, leveraging the framework to produce sustainable and predictable results. Enhance and teach the organization the fundamentals and management practices at the core of the HOM. Expand the HOM to include additional practices and tools aimed at expanding enterprise value and growth, and driving productivity improvement programs. Implement the HOM in newly acquired companies.
•Develop world class corporate capabilities to support the Company’s strategy and projected growth; make certain that resources, processes, procedures, technology, and controls are aligned with the Company’s transformation strategy.

2023 Individual Performance Goals. Unique personal objectives were identified for each of the Named Executive Officers for fiscal 2023, as described below:

Name/Title	Goals
Kimberly K. Ryan
Develop and execute the Company’s strategy and business plan and achieve the Company’s financial and operational objectives; allocate capital to create shareholder value; lead the Company’s growth initiatives; oversee the Company’s acquisition and divestiture activities; champion the efforts focused on DEI and ESG initiatives designed to drive sustainable growth, value for our customers, developmental opportunities for our employees, and contributions to the communities in which we operate; strengthen the talent pool, capabilities, and competencies of the Company; ensure that the Company engages in appropriate, meaningful, and transparent conversations with key stakeholders; and champion our culture shaping initiative from concept to implementation, driving understanding and adoption across the enterprise.

Robert M. VanHimbergen
Provide financial leadership with excellence to the Company and its subsidiaries; establish appropriate processes and procedures for the corporate financial function; ensure that appropriate internal controls to safeguard financial assets and proprietary information are developed and maintained and there is adherence to accounting rules, including those recently adopted; employ a continuous improvement mindset and activities throughout the finance function to increase efficiency, effectiveness, productivity, and quality; manage financial due diligence and integration efforts in the Company’s acquisition activities; lead all aspects of the Enterprise Risk Management (ERM) process in alignment with the strategy management process with focuses on early identification and mitigating action for significant risks to the business; and ensure there is a high performing corporate finance team with the appropriate experiences and skill sets to drive business continuity.

Ulrich Bartel
Develop and execute the strategy and operating plans of the Coperion and Rotex Operating Companies constituting the Advanced Process Solutions segment (APS); grow revenue, EBITDA, and cash flow organically by penetrating growing end markets, accelerating geographic expansion and driving improved operational performance; use HOM to realize the full value of the Coperion and Rotex organizations and to deliver sustainable and predictable results; identify, execute, and integrate strategic acquisitions in line with the APS segment strategies; and ensure there is a high performing team with appropriate experiences and skill sets to drive business continuity.

Nicholas R. Farrell
Provide legal counsel with excellence to the Company and its subsidiaries; ensure appropriate processes and procedures for the legal function are in place; oversee all securities and public company governance matters; ensure appropriate compliance programs are in place and followed; co-lead the Company’s ESG efforts; employ the HOM throughout the legal function to increase efficiency, effectiveness, productivity, and quality; manage legal due diligence efforts, transaction documentation, and integration in the Company’s acquisition activities; manage all litigation involving the Company; and ensure there is a high performing legal team with appropriate experiences and skill sets to drive business continuity.

J. Michael Whitted
Lead the execution of Hillenbrand’s inorganic growth strategy; oversee the work of multi-disciplinary teams involved in the Company’s acquisition and divestiture efforts, particularly in opportunity identification and analysis, due diligence, and integration; foster global M&A relationships; and assist with integration of acquired companies in coordination with the CEO/CFO/GC, the M&A Committee, and Operating Company leadership teams.

Aggregate Compensation. The Compensation Committee considers the aggregate value of the Named Executive Officers’ core compensation components of base salary and STIC and LTIC at target levels. The Compensation Committee compares the aggregate amount of these elements for our Named Executive Officers to the aggregate amount of the same elements of executive officer compensation at other companies using peer group and survey data. The Compensation Committee generally targets total direct compensation levels at the median, including for new hires or promotions, but total pay opportunity levels may vary above or below depending on experience level and other factors. For example, a newly hired executive with substantial experience may be provided with above median compensation, whereas a newly promoted executive from within the Company may be targeted below the median due to their newness to the position.
Additionally, the Compensation Committee periodically reviews “tally sheets” reflecting all compensation paid to our Named Executive Officers, including retirement and other benefits and perquisites, and amounts potentially payable to them upon a “change in control” of the Company. The Compensation Committee also considers projections as to the potential future value of long-term equity awards made to the Named Executive Officers.
Shareholder Say on Pay Vote. At each Annual Meeting of the Company’s shareholders since 2011, the Company has held a “Say on Pay Vote,” which is a non-binding advisory resolution stating that shareholders approve the compensation paid to the Company’s Named Executive Officers. The Compensation Committee carefully considers the results of this vote each year. Company shareholders have approved the Say on Pay Vote with over 94 percent support each year for the past ten years. The Compensation Committee believes that the historical level of support for these votes reflects favorably on the Company’s executive compensation program and the actions taken by our Compensation Committee.

Compensation of Our Named Executive Officers for Fiscal 2023
Compensation-Setting Process. Prior to or shortly after the start of each fiscal year, our Compensation Committee and its consultant, as well as our President and CEO, take steps to establish that year’s compensation program and performance for the preceding fiscal year as shown in the table below.

Compensation Consultant	Compensation Committee

Develops Executive Compensation Market Analysis (“ECMA”) that reports competitive compensation data using disclosures from the Company’s compensation peer group, supplemented with data from industry-relevant, published compensation surveys.

Discusses the recommendations, reviews individual performance, and considers Company performance data and competitive benchmark information for all Named Executive Officers.
Solicits feedback from each director regarding the CEO’s performance during the prior year, with feedback based on CEO’s self-review and each director’s own independent evaluation.
Meets in executive session with the full Board without the CEO present to determine the CEO’s performance-based compensation for the current fiscal year and core compensation for the following fiscal year.[9]

President and CEO	Approves base salaries and target STIC and LTIC awards for all Named Executive Officers for the new fiscal year.

Develops recommendations for Named Executive Officer compensation (other than her own) based on ECMA. Develops self-review for her individual performance in the prior year.
Determines the performance objectives of and the formula to calculate the STIC and LTIC awards for the new fiscal year, along with the LTIC award mix for all Named Executive Officers.
With support from the Company’s internal audit team, certifies performance for STIC and LTIC and confirms the computation of the actual STIC awards to be paid to the Named Executive Officers with respect to the prior fiscal year.

The individual components of our Named Executive Officers’ 2023 compensation packages are described in further detail below.

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9 A summary of these discussions is provided to the CEO and is also used to set the CEO’s compensation and leadership goals for the following year.

Base Salaries. Our Named Executive Officers were paid the following base salaries10 during the fiscal year ended September 30, 2023:

Name	Base Salary
Kimberly K. Ryan	$916,346

Robert M. VanHimbergen	$525,577

Ulrich Bartel	$455,157

Nicholas R. Farrell	$533,854

J. Michael Whitted	$472,977

The Compensation Committee believes these salaries are appropriate in light of available comparative data and the total mix of compensation for each of these officers and necessary in order to provide a guaranteed level of income to aid in the attraction and retention of talent in a competitive market.
Annual Cash Incentive Awards
The payment of annual cash STIC to our Named Executive Officers for fiscal 2023 was formula-based and governed by our Third Amended and Restated Short-Term Incentive Compensation Plan for Key Executives (“STIC Plan”). The STIC Plan is designed to motivate our Named Executive Officers to perform and to meet both collective and individual objectives, including to contribute to Company and, where applicable, business unit performance goals, by providing for performance-based incentive compensation. To support this design, the STIC Plan contains provisions that specifically contemplate awards based on performance periods that may differ from our fiscal year; permits the use of various award types, including discretionary bonuses; and provides authority to adjust performance goals or related achievement levels to reflect changes in business operations, corporate transactions, or similar events. Our STIC Plan is consistent with our philosophy that employees should share in the Company’s success when our short-term financial objectives are achieved, as we believe such achievement ultimately results in creating value for our shareholders. The potential to be paid short-term cash incentive awards plays an important role in the attraction and retention of our Named Executive Officers.
At the beginning of each fiscal year, the Compensation Committee approves each Named Executive Officer’s target STIC award. The target STIC award opportunities for our Named Executive Officers for 2023, expressed as a percentage of annual base salary, remained unchanged
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10 The salary amounts shown in this table vary slightly from those shown in the “Summary Compensation Table” in Part III below because this table reflects salary actually paid during the fiscal year, while the “Summary Compensation Table” is presented based on salary earned during the fiscal year. The salary paid shown in this table is the basis used for the annual STIC calculation described in this proxy statement.
Mr. Bartel is based in Germany and employed by Hillenbrand Germany Holding GmbH. The amounts reported in this table, and throughout this proxy statement, that were paid in Euros have been converted to U.S. dollars at an average exchange rate for fiscal 2023 of .9369 EUR per $1.00 USD based on Bloomberg data.

from 2022 levels, other than an increase in Ms. Ryan’s target STIC award opportunity to continue her transition to market median and to incentivize continued high performance.11 These appear below.

Name	2023 Target STIC Opportunity (as a % of base salary)
Kimberly K. Ryan	115%

Robert M. VanHimbergen	75%

Ulrich Bartel	75%

Nicholas R. Farrell	70%

J. Michael Whitted	75%

Our formula for calculating the STIC awards payable to our Named Executive Officers for fiscal 2023 was as follows:

For 2023, the Company Performance Factor was based on achievement of designated levels of “Adjusted EBITDA,” “Net Revenue” or “Order Intake12,” and “Cash Conversion Cycle” (or CCC), each of which is further described in Appendix A. These performance metrics translate to operational and financial performance, efficiency, and sustainable improvement. The metrics generally track the performance of Hillenbrand, Inc. on a consolidated basis, but for a Named Executive Officer who has direct responsibility to a business unit other than Hillenbrand, Inc., 75 percent of the Company Performance Factor is allocated to the performance of the relevant business unit(s), as set forth in the following chart:

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11 In fiscal 2022, Ms. Ryan’s Target STIC Opportunity was disclosed as 105%. This percentage reflected a blended rate of 90 percent for three months of the fiscal year until her election as Chief Executive Officer and 110 percent for the nine months of the fiscal year thereafter.
12 Order Intake replaces Net Revenue for our Coperion subsidiary as further detailed in this section.

	Percentage Of Company Performance Factor Allocated To….

Name	Hillenbrand	Coperion
Kimberly K. Ryan	100%

Robert M. VanHimbergen	100%

Ulrich Bartel	25%	75%

Nicholas R. Farrell	100%

J. Michael Whitted	100%

The financial performance targets under the STIC Plan for each of Hillenbrand and its applicable operating divisions, along with the actual results and payout levels,13 were as follows:

Hillenbrand	Weight	Threshold	Target	Maximum	Actual Results	Payout Level

Adjusted EBITDA [14]	50%	$503	$552	$591	$518	79%
Net Revenue [15]	25%	$2,922	$3,211	$3,436	$2,866	–%
CCC	25%	68.5 Days	57.1 Days	45.7 Days	77.3 Days	–%

Company Performance Factor for Hillenbrand (Consolidated)						39.5%

Coperion	Weight	Threshold	Target	Maximum	Actual Results	Payout Level

Adjusted EBITDA	50%	$284	$315	$341	$304	88.4%
Order Intake	25%	$1,595	$1,772	$1,914	$1,493	–%
CCC	25%	49.9 Days	41.6 Days	33.3 Days	53.8 Days	–%

Company Performance Factor for Coperion						44.2%
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13 As part of the annual compensation setting process, the Compensation Committee translates percentage achievement of each STIC component into the payout levels used to arrive at the overall Company Performance Factor. Adjusted EBITDA, Net Revenue, and Order Intake are shown in millions.
14 Adjusted EBITDA at the Hillenbrand level reflects the impact of the full amount of corporate overhead costs for the enterprise.
15 The targets for Net Revenue and CCC for fiscal 2023 were influenced by the timing of the divestiture of our historical Batesville business as the targets were modified per the STIC Plan upon the divestiture in order to account for the financial impacts of the divestiture. Historically, Batesville’s CCC was significantly lower than the rest of Hillenbrand and as Batesville was divested four months into the fiscal year, the fiscal 2023 Net Revenue target was lower and the CCC target was higher compared to fiscal 2022 results.

Coperion’s Order Intake is the value of firm orders received from customers (net of all cancellations), as further defined in Appendix A, and is used in lieu of Net Revenue for STIC calculations as a measure that more accurately reflects our Coperion subsidiary’s business cycles.

For fiscal 2023, the Compensation Committee conducted a comprehensive review of the performance and payout curves associated with the metrics within the STIC plan and determined that the wider and flatter curves used in the prior two fiscal years in order to address the economic and supply chain uncertainty brought about by COVID were no longer necessary or appropriate. Therefore, the Compensation Committee set performance and payout curves to levels more consistent with pre-pandemic levels, and which aligned with the going-forward needs of the Company.16

The following table shows the fiscal 2023 performance and payout curves:

	Threshold	Target	Maximum

Adjusted EBITDA	50%	100%	200%
Revenue/Order Intake	50%	100%	200%
CCC	50%	100%	200%
The Compensation Committee periodically evaluates the appropriateness of individual STIC components and makes changes as warranted. For fiscal 2023, the Compensation Committee determined, among other STIC program updates, to replace the Adjusted IBT measure with an Adjusted EBITDA measure. The updated measure further aligns internal compensation with externally reported metrics while preserving the overall focuses of top- and bottom-line growth, together with healthy cash generation, and the Company’s balance of STIC components. For fiscal 2024, the Compensation Committee has determined to lower the threshold for Adjusted EBITDA to a 33 1/3% payout for 80% of the target (from a 50% payout for 85% of the target) to mitigate against artificial “cliffs” and to meet the going forward needs of the Company.
The definitions for each of the STIC performance metrics are set forth in Appendix A. Each of these performance metrics is also adjusted for the effects of certain unusual or infrequent items, which are generally determined in advance by the Compensation Committee, during or as close as possible to the first quarter of each performance period, and may include, among other things:
–acquisitions made during the fiscal year (plan targets are adjusted accordingly);
–divestitures made during the fiscal year (plan targets are adjusted accordingly); and
–the foreign exchange translation of income statements at exchange rates that differ from those assumed in the STIC Plan.
The final results for these performance metrics are used to calculate the Company Performance Factor at the end of the applicable performance period. After the end of the fiscal year, the Board or Compensation Committee assigns an Individual Performance Factor to each Named Executive Officer
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16 The CCC curve did not change during COVID because the Compensation Committee determined that the pandemic and associated supply chain disruptions were not likely to have the same kind of potentially distortive impacts on CCC as on the other components.

based on its review of the CEO’s assessment of the officer’s performance during the performance period, including performance relative to his or her individual and collective objectives described above under the heading “Factors Considered in Setting Compensation.” For fiscal 2023, this review was conducted once, at the end of the fiscal year. The Individual Performance Factor can range from 1.0x at target performance, to 1.2x for superior performance, and below 1.0x if target levels have not been achieved.
For fiscal 2023, STIC awards for our Named Executive Officers were calculated as described above, and the Compensation Committee certified performance and confirmed the following calculation:

Name	Target STIC Award [17]	x	Applicable Company Performance Factor	x	Individual Performance Factor	=	Total STIC Award Paid
Kimberly K. Ryan	$1,053,798		39.5%		100%		$416,250

Robert M. VanHimbergen	$394,183		39.5%		105%		$163,487

Ulrich Bartel	$349,099		43%		95%		$142,607

Nicholas R. Farrell	$373,698		39.5%		120% [18]		$177,133

J. Michael Whitted	$354,733		39.5%		120% [19]		$168,143

Long-Term Incentive Compensation
Overview. We provide LTIC to our Named Executive Officers and other employees by awarding them a combination of time-based restricted stock units (“RSUs”) and performance-based RSUs. In setting the amount of each annual LTIC award granted to our Named Executive Officers, the Compensation Committee bases its decision on comparative data from the Company’s compensation peer group and applicable survey data, benchmarked at the 50th percentile, while aiming to encourage high performance, resulting in the LTIC awards set forth below.

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17 The target STIC award is calculated as base salary earnings times the individual’s target bonus percentage; the calculation uses salary amounts that vary slightly from those shown in the “Summary Compensation Table” in Part III below because that table is presented based on salary earned during the fiscal year, while fiscal 2023 STIC awards are calculated based on salary actually paid.
18 Mr. Farrell’s Individual Performance Factor reflects his leadership and execution of the Company’s successful portfolio changes during the fiscal year which transformed the Company into a pure-play industrial.
19 Mr. Whitted’s Individual Performance Factor reflects his leadership and execution of the Company’s successful portfolio changes during the fiscal year which transformed the Company into a pure-play industrial.

Name	2022 LTIC Opportunity	2023 LTIC Opportunity
Kimberly K. Ryan	$3,000,000	$4,350,000

Robert M. VanHimbergen	$1,100,000	$1,240,000

Ulrich Bartel[20]	N/A	$800,000

Nicholas R. Farrell	$600,000	$650,000

J. Michael Whitted	$700,000	$750,000
The LTIC opportunity for Ms. Ryan was increased for fiscal year 2023 as part of Ms. Ryan’s continued transition to market median.

The Compensation Committee then allocated the 2023 LTIC award opportunity to performance-based and time-based RSUs as follows:

Award Type	Allocation Of LTIC Award Value	Brief Description Of Award Type
Performance-Based RSUs	2/3
Performance measured over a three-year period commencing October 1, 2022
Split equally between:
•awards that vest based on our shareholder value formula (“Shareholder Value RSUs”), and
•awards that vest based on our relative total shareholder return (“TSR”) formula (“Relative TSR RSUs”)

Time-Based RSUs	1/3	Number of RSUs set based on fair market value on date of award; vest over a three-year period

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20 Mr. Bartel was not a Named Executive Officer in fiscal 2022.

We believe that by linking a significant portion of the pay of our Named Executive Officers to the achievement of targets over three years, our LTIC program shapes investment strategies that improve the Company’s value over the long term. At times over the course of the Company’s history, actual achievement levels have resulted in payouts of our various performance-based equity awards that cover nearly the full range of performance, between no payout (zero percent) to close to the maximum payout of 175 percent for historical awards. Beginning with awards granted during fiscal 2023, the maximum payout for Shareholder Value RSUs and Relative TSR RSUs was changed from 175 to 200 percent. The Compensation Committee made this change after assessing our executive compensation program in comparison to peers, survey data, and other factors. The change aligned with recommendations made by the Committee’s independent compensation consultant, as part of an effort to continue to incentivize executives to exceed target levels of performance, and for the Company to remain in general alignment with the market for executive talent.

In general, the Company’s annual performance-based RSU payouts have ranged from approximately 40 percent to approximately 120 percent of the targeted amount, with only few years falling above or below that range. As a result, we believe the Company’s LTIC award structure and overall program reflect appropriate stretch goals for each business cycle.
Compared to the average of our compensation peer group’s mix of long-term incentive compensation awards, our annual LTIC grants to Named Executive Officers in fiscal 2023 were generally aligned, but included a heavier emphasis on performance-based awards, as shown in the charts below.

*Source: Proxy filings

The allocation of the annual LTIC award opportunity in fiscal 2023 among time-based RSUs, Shareholder Value RSUs, and Relative TSR RSUs resulted in the following targeted award levels (as of grant date):

		Performance-Based RSUs At Target
Name [21]	Time-Based RSUs	Shareholder Value	Relative TSR
Kimberly K. Ryan	28,098	28,098	28,098

Robert M. VanHimbergen	8,009	8,009	8,009

Ulrich Bartel	5,167	5,167	5,167

Nicholas R. Farrell	4,198	4,198	4,198

J. Michael Whitted	4,844	4,844	4,844
Shareholder Value RSUs. The Shareholder Value RSUs granted in fiscal 2023 are earned based on the actual shareholder value created during the three-year period commencing October 1, 2022 (referred to as “Shareholder Value Delivered”) above or below what was expected during that same period (referred to as “Shareholder Value Expected”), as further described in Appendix A. The amount of Shareholder Value Expected as of the end of the three-year measurement period is $4,819.9 million, reflecting the targeted amount of economic value at the end of the three years ending on September 30, 2025, subject to certain adjustments as described below and in Appendix A.
At the end of the three-year measurement period the Shareholder Value RSUs will vest in an amount equal to the product of (i) the target number of shares, times (ii) a multiplier based on the ratio, expressed as a percentage, of Shareholder Value Delivered to Shareholder Value Expected as follows (achievement between the points is interpolated linearly to calculate the corresponding multiplier):

Shareholder Value Delivered As Percentage Of Shareholder Value Expected	Multiplier

Less than 70%	zero (no units earned)

At least 70%	0.25 (minimum number of units earned)

100%	1.00 (target number of units earned)

At least 130%	2.00 (maximum number of units earned)

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21 The LTIC award value allocated to the time-based RSUs, Shareholder Value RSUs, and Relative TSR RSUs was converted to a number of shares at target based on the average of high and low stock price on the date of grant.

The achievement levels and corresponding multipliers set forth above are expressed in further detail in the payout curve set forth below.

The Compensation Committee has determined that dividend equivalent amounts are accrued on Shareholder Value RSUs during the measurement period as dividends are declared on the Company’s common stock. These equivalent amounts are deemed to be reinvested in additional shares of Company common stock and then ultimately paid in the form of additional shares when the underlying award vests, using the same multiplier as the underlying award.
Our formula for calculating the shareholder value components of these awards is a discounted cash flow model that is designed to reflect the true economic return to investors. The key inputs into the model are:
•the Company’s net operating profit after tax, which is calculated by taking net income and adding back certain unusual and/or infrequent non-cash items (“NOPAT”);
•free cash flow; and
•the established “hurdle rate,” which is a reflection of the Company’s enterprise-wide weighted average cost of capital and targeted capital structure (the “Hurdle Rate”).
It is contemplated that the Hurdle Rate will typically equal or exceed the Company’s weighted average cost of capital. In general, the Shareholder Value RSUs are designed to pay on the basis of the growth in economic value to an investor over three years, and the Company must earn a return that meets the applicable Hurdle Rate in order for a Named Executive Officer to earn the targeted award. The return must exceed the Hurdle Rate to exceed the targeted award. We believe that linking the pay of our Named Executive Officers with the growth in the economic value of the Company in this way aligns the interests of the executive management team with those of the Company’s shareholders.
Calculation of Shareholder Value Expected. The amount of Shareholder Value Expected as of the end of a measurement period is generally calculated as (i) the Company’s Adjusted NOPAT

(defined in Appendix A) for the prior fiscal year, (ii) divided by the Hurdle Rate, and (iii) multiplied by the cube of (1 + Hurdle Rate), with certain limited exceptions set forth in Appendix A:
The Compensation Committee makes adjustments for divestitures during the course of the performance period of these awards. During the performance period ending with fiscal 2023, the Company divested four businesses (Red Valve, ABEL, TerraSource Global, and Batesville). For these divestitures, the Compensation Committee adjusted the applicable targets to align with the respective partial ownership periods. Similarly, the Compensation Committee has in the past adjusted award calculations to include newly-acquired businesses. In order to simplify calculations of such targets and reduce the likelihood of distortive effects on compensation, whether positive or negative, the Compensation Committee determined, beginning with awards made in fiscal 2021, not to adjust such awards for the impact of any acquisitions made during the performance period.
The foregoing adjustments, along with any described in the definitions set forth in Appendix A, are not intended to be comprehensive, and the Compensation Committee retains discretion to make additional adjustments consistent with the terms of the Stock Plan and awards thereunder.
Calculation of Shareholder Value Delivered. The amount of Shareholder Value Delivered as of the end of a measurement period is calculated by adding two components: the Ending NOPAT Component and the Ending Cash Flow Component. See Appendix A for applicable definitions.
Relative TSR RSUs. The Relative TSR RSUs granted in fiscal 2023 are earned based on the change in the market price of the Company’s common stock during the three-year period commencing October 1, 2022, compared to the change in market price of the stock of the members of the Standard & Poor’s 400 Mid Cap Industrials index (referred to herein as the “Index Companies”) during that same period, taking dividends into account as further described below. By linking the pay of our Named Executive Officers with the relative return earned by our shareholders compared to our peers, the Relative TSR RSUs create an incentive for our executive management team to produce above market returns for our shareholders.
Whereas dividends accrue during the measurement period with respect to shares underlying the Shareholder Value RSUs as described above, the Compensation Committee has determined that dividends do not accrue during the measurement period with respect to shares underlying Relative TSR RSUs, and as a result the determination of the grant date value of the Relative TSR RSUs assumes no dividends are paid on these shares.
For the awards made in fiscal 2023 and vesting at the end of fiscal 2025, the Compensation Committee used a payout formula for Relative TSR RSUs that provides a 25 percent of target minimum payout for achievement at the 25th percentile, 100 percent of target payout at 50th percentile achievement, and 200 percent of target payout at 75th percentile achievement and above. Performance below the 25th percentile earns a zero payout. The formula uses linear interpolation for payouts between the 25th and 75th percentiles, and the Company’s relative TSR must be achieved at median to receive the target payout.

The key inputs and award calculation formula for these Relative TSR RSU awards are the Beginning Average Price and Ending Average Price of the stock of the Company and the Index Companies, as applicable; the Dividend Reinvestment Multiplier applicable to each such company; and the TSR of each such company during the measurement period. Definitions of these terms are set forth in Appendix A. The TSR of the Company and each of the Index Companies during the measurement period is calculated by subtracting one from the quotient of (i) the Ending Average Price for that company, divided by (ii) the Beginning Average Price for that company, as shown below.
Vesting of Fiscal 2021 LTIC Awards. On September 30, 2023, the three-year measurement period for the Company’s LTIC awards that were granted in fiscal 2021 closed. Those awards vested in accordance with our two performance-based LTIC award formulas described above. During the three-year measurement period (fiscal years 2021-2023), the Company achieved an actual shareholder value increase equal to 130 percent of the target for that measurement period, resulting in a vested award amount equal to 175 percent of the targeted number of shares (i.e., the number of shares that would be earned upon achievement in full of the target shareholder value increase).
Under the relative TSR formula, at the end of the three-year measurement period, the Company ranked at the 46th percentile of the Index Companies constituted as of the date of the award, resulting in a payout at 89 percent of target.
Additional details regarding the LTIC awards granted in fiscal 2021 are set forth under the heading “Long-Term Incentive Compensation” in the “Compensation Discussion and Analysis” section of our proxy statement for our 2022 Annual Meeting of shareholders that was filed with the SEC on December 30, 2021. See the “Option Exercises and Stock Vested for Fiscal Year Ended September 30, 2023” table in Part III below for additional detail regarding the vesting of the LTIC awards granted in fiscal 2021.
Time-Based RSUs. The grants of annual time-based RSUs awarded in fiscal 2023 vest ratably on the first, second, and third anniversaries of the grant date (one-third on each grant date anniversary). The Compensation Committee has determined that dividend equivalent amounts are accrued on unvested time-based RSUs during the vesting period as dividends are declared on the Company’s common stock. Dividends paid on the Company common stock are accrued and deemed to be reinvested in Company common stock at the market value on the date of such dividend, and paid in additional shares on the vesting date of the underlying award in proportion to the number of shares that vest.
Retirement and Savings Plans
Savings Plan. We maintain a tax-qualified defined contribution savings plan (the “Savings Plan”) in which most of our U.S.-domiciled employees (excluding employees added in connection with the acquisitions of LINXIS and the Schenck Process Food and Performance Materials Business), including all of the Named Executive Officers other than Mr. Bartel, are eligible to participate. The employees participating in the Savings Plan may contribute a percentage of their compensation thereto on a pre-tax or Roth after-tax basis, subject to applicable limits.  For the Savings Plan, the Company matches contributions for all eligible employees, which includes all of the Named Executive Officers other than Mr. Bartel.  Additionally, whether or not employees eligible to contribute to the Savings Plan did so, the Company provided an automatic contribution per pay period to the Savings Plan. All contributions by employees and the automatic Company contribution are fully vested immediately, but the Company matching contributions did not historically vest until after three years of credited service, at which point further Company matching contributions vested immediately when made. In addition, an employee’s actual annual cash bonus amount was historically excluded as compensation from the contribution formula under the plan. Beginning in 2021, all contributions, including Company matching contributions, vested immediately when made, and actual annual cash bonus amount began to be included as compensation (in addition to base salary) for calculating contributions.
For information regarding compensation paid to our Named Executive Officers under the Savings Plan, see footnote 5 to the “Summary Compensation Table” in Part III below.
Supplemental Retirement Plan. We maintain a Supplemental Retirement Plan administered by Fidelity Management Trust Company (the “SRP”) that provides a defined contribution benefit to plan participants. All of the Named Executive Officers other than Mr. Bartel (who is not a U.S.-domiciled employee) participate in the SRP. The SRP is designed to supplement the amount of retirement benefits that participants are entitled to receive from our Savings Plan.
The Internal Revenue Code establishes certain limits with respect to tax-qualified retirement plans like our Savings Plan, including a limit on the maximum amount of compensation that can be counted as earnings of the participant for purposes of calculating benefits. The application of these tax law limits can reduce the amount that would otherwise be payable to a participant under the terms of a tax-qualified retirement plan. In general, the SRP is designed to “make whole” a participant by paying benefits otherwise lost under the Savings Plan due to the application of tax law limits from the plan’s contribution formula. The SRP annually accrues future benefits for the participants equal to the difference between (i) the benefit amount that is actually contributed for a participant under the Savings Plan, and (ii) the amount that would have been contributed if the tax law limits were not applied.
Once benefits under the SRP have vested, they are generally payable following retirement or termination of employment. However, if a participant’s employment is terminated for “cause” (as such term is defined in the SRP), contributions under the SRP may be forfeited.
Under the SRP, participants are permitted to direct the investment of their accrued accounts (on a hypothetical basis because this is non-cash “shadow” deferred compensation) into various Fidelity mutual funds.  The Company then actually makes those designated investments for the Company’s own account with funds contributed by the Company under a “Rabbi Trust” arrangement. The SRP also permits a participant, when permitted by Section 409A of the U.S. Internal Revenue Code, to elect to defer all or a portion of his or her annual cash bonus for payment at a later time and to invest the deferred amounts in Fidelity mutual funds on a hypothetical basis.
For information concerning benefits payable to our Named Executive Officers under the SRP, see the table entitled “Nonqualified Deferred Compensation for Fiscal Year Ended September 30, 2023” in Part III below.
None of our U.S. Named Executive Officers participates in or has account balances in any non-qualified defined benefit plan sponsored by us.

Mr. Bartel is domiciled in Germany and, like all of our employees domiciled outside the U.S., is not eligible to participate in the SRP or Savings Plan. Mr. Bartel does have a vested account balance in a Coperion-sponsored pension, but Coperion contributions to the pension stopped in 2009.
Employment Agreements and Termination Benefits
Employment Agreements. We have entered into employment agreements with each of our Named Executive Officers. We believe that it is appropriate for our senior executives to have employment agreements because they provide the Company certain contractual protections that we might not otherwise have, including provisions relating to not competing with us, not soliciting our employees, and maintaining the confidentiality of our proprietary information. The employment agreements we have with our Named Executive Officers contain non-competition and non-solicitation agreements that generally continue in effect for a period of one to two years after the termination of the Named Executive Officer’s employment. Additionally, we believe that employment agreements are a useful tool in the recruiting and retention of senior-level executives. The employment agreements are substantially similar among our Named Executive Officers other than as described for our Chief Executive Officer, and differences in the employment agreement of Ulrich Bartel due to German law and local market practices that are described in more detail below.
Termination Benefits Under Employment Agreements with Named Executive Officers Based in the United States. The employment agreements with our U.S. Named Executive Officers provide for employment “at will.” They are terminable by the Named Executive Officer without “cause” or without “good reason” on 60 days’ written notice, by the Company at any time without “cause,” and also by the Company at any time (subject to certain cure rights) for “cause,” as such term is defined in each employment agreement. These Named Executive Officers are also entitled to terminate their employment agreements for “good reason,” as such term is defined in their agreements. If we terminate the employment of a Named Executive Officer without “cause,” or if his or her employment is terminated with “good reason,” then we are obligated to provide severance compensation in connection with such termination. No severance compensation is payable under our employment agreements with our Named Executive Officers if we terminate with “cause,” if the executive terminates without “good reason,” or if the employment relationship is terminated on account of death or disability.
If the employment of a U.S. Named Executive Officer is terminated by the Company without cause or is terminated by the executive officer upon the occurrence, without the executive officer’s consent, of a good reason event, we are required under the officer’s employment agreement to provide severance compensation to such Named Executive Officer as follows:
•continuation of the officer’s base salary for 12 months (24 months for the CEO), subject to required tax withholdings, which payments may need to be delayed for six months under certain provisions of the Internal Revenue Code;
•continued health coverage and, in some cases, group life insurance, until the continuation of base salary period described above is complete; and
•limited out-placement counseling.
Termination Benefits Under Employment Agreement with Ulrich Bartel (the “Bartel Agreement”). Because Mr. Bartel is domiciled in Germany and employed by the Company’s German affiliate, Hillenbrand Germany Holding GmbH, his agreement and termination benefits are based in German law and are generally comparable to those provided to our other German employees and differ from those in the employment agreements with our U.S. Named Executive Officers.

The Bartel Agreement is terminable by Mr. Bartel or our German affiliate without “cause” (as defined by his agreement) upon twelve months’ written notice or a longer period if required in certain cases under German law. Following delivery of such a termination notice by either party, Mr. Bartel must continue to work for the Company during this 12-month “notice period” and is entitled to his normal compensation, including the full amount of any STIC award attributable to the notice period. However, our German affiliate may elect to instead release Mr. Bartel from his duty to work for the Company during his notice period, placing him on “garden leave,” in which case his agreement entitles him to his normal base salary plus any STIC award attributable to that period. During a garden leave period, Mr. Bartel remains bound to other obligations stipulated in his employment agreement, including loyalty and non-competition obligations. Pursuant to the Bartel Agreement, no additional severance compensation is payable to Mr. Bartel following the end of his notice period, whether or not a garden leave is elected. If Mr. Bartel’s employment is terminated on account of death, the Bartel Agreement requires the Company to continue to pay his base salary to his surviving dependents for a period of three months.

Post-Termination Payments of STIC and LTIC. A Named Executive Officer whose employment terminates may or may not be entitled to the post-termination payment of all or a pro rata portion of the STIC or LTIC award that would have been payable to the Named Executive Officer if his or her employment had continued through the end of the applicable measurement period. The amount payable, if any, depends on the performance of the Company or its applicable business unit throughout the measurement period in question and the circumstances under which employment terminates.
STIC. Post-termination STIC is payable to a Named Executive Officer after the performance period in question has ended and only if it is determined under the applicable performance formula that an amount would have been payable to the former officer had his or her employment continued through the end of the performance period. The amount, if any, that is payable depends upon the circumstances of the termination.
If employment terminates due to death, disability, retirement (after age 55 and five years of service), involuntary termination without “cause,” or voluntary termination for “good reason,” then the former officer is entitled to a pro rata payment of his or her STIC award based on the portion of the fiscal year during which he or she remained employed, subject to a reduction of that amount at the discretion of the Compensation Committee. No pro rata STIC is payable to officers upon an involuntary termination with cause or a voluntary termination without good reason.
LTIC. Following termination, the performance-based portion of an LTIC award is payable to a Named Executive Officer only after the measurement period in question has ended and only if it is determined under the applicable performance formula that an amount would have been payable to the former officer had his or her employment continued through the end of the measurement period. Once the amount that would have been paid had employment continued (the “Full Period Award”) is determined, if employment terminates due to death, disability, or retirement (after age 55 and five years of service), involuntarily without cause, or voluntarily for “good reason,” the Named Executive Officer is entitled to a pro rata amount of the Full Period Award based on the portion of the measurement period during which he or she remained employed, and in any other circumstance, all outstanding performance-based RSUs are forfeited upon termination of employment.
Following termination, any unvested portion of a Named Executive Officer’s annual time-based RSUs are forfeited except as follows:
•if employment terminates due to death or disability after one year and one day following the grant date, all unvested shares shall become vested shares; and
•if employment terminates due to retirement (as defined above), voluntarily by the executive for “good reason” pursuant to an employment agreement, or, beginning with awards granted in fiscal 2022, involuntarily by the Company without cause, the Named Executive Officer will receive prorated vesting.
In any other circumstance, all unvested shares of time-based RSUs are forfeited upon termination of employment.
For both performance- and time-based RSUs, vesting upon a change in control is governed by the terms of the Stock Plan and any applicable change in control agreement, as discussed further below.
For more information regarding the severance benefits payable to our Named Executive Officers under their employment agreements and our STIC and LTIC compensation programs, see the tables under the heading “Potential Payments Upon Termination” in Part III below.
Change in Control Agreements. We believe it is important that management be in a position to provide an objective assessment and advice to the Company’s Board of Directors regarding any proposed business transaction without being unduly distracted by the uncertainties and risks that a proposed change in control of the Company creates with respect to management. Accordingly, we have change in control agreements with each of our Named Executive Officers and other key executives that provide compensation to the executive if his or her employment is terminated in connection with a change in control of the Company. The compensation provided under these agreements is in lieu of severance compensation provided under that executive’s employment agreement.
These change in control agreements provide for payment of benefits only upon a termination of employment in anticipation of or within two years after the occurrence of a change in control (a “double trigger”), but excluding terminations on account of death or disability or for “cause” or by the executive without good reason (a “Qualified Termination”). These change in control agreements expressly supersede the Company’s Stock Plan, which provides for single-trigger vesting of equity awards.
Under the change in control agreements, the benefits to be provided upon a Qualified Termination include:
•a lump sum payment in cash equal to two times the executive’s annual base salary and two times target STIC (three times for the CEO);

•continued health insurance for the executive and his or her dependents for 24 months (36 months for the CEO), with the right to purchase continued medical insurance (at COBRA rates) from the end of this period until the executive reaches Social Security retirement age;
•a lump sum payment equal to his or her respective pro rata current year STIC award, assuming the greater of target or actual achievement in that year of the relevant performance targets under the STIC Plan, prorated through the date of termination of employment; and
•immediate vesting of all outstanding stock options and equity awards, assuming (where applicable) (i) the greater of target or actual achievement of the relevant performance goals for such awards made after February 11, 2021, and (ii) target achievement of the relevant performance goals for such awards made prior to February 11, 2021.
These rights and benefits are subject to certain customary non-competition obligations and are contingent upon the execution of a release. In addition, the rights and benefits provided in the change in control agreements are not subject to tax gross-ups. If an executive is entitled to receive payments upon a change in control that may be subject to the excise tax, he or she will either be paid the full amount (and remain personally liable for the excise tax) or be paid a reduced amount that does not give rise to the excise tax, whichever is greater on an after-tax basis.
Under the change in control agreements, a “change in control” is defined in conformance with the Stock Plan as: (i) the acquisition of beneficial ownership of 35 percent or more of the voting power of all of the Company’s voting securities by a person or group; (ii) the consummation of certain mergers or consolidations; (iii) a change in the composition of a majority of the members of the Company’s Board of Directors; (iv) the consummation of a sale of substantially all of the Company’s assets (i.e., 50 percent or more of the assets) in one or a series of transactions within any period of 12 consecutive months; or (v) the approval by the Company’s shareholders of a plan of complete liquidation of the Company.
The amounts potentially payable to our Named Executive Officers in connection with a change in control are set forth in the tables under the headings “Potential Payments Upon Termination” and “Change in Control Benefits” in Part III below.
Other Personal Benefits
In addition to the compensation components discussed above, we also provide our U.S.-based Named Executive Officers, as well as certain other U.S.-based employees and officers, with other benefits as described below. We generally disfavor providing extensive perquisites but do provide modest benefits intended to enhance the effectiveness of our Named Executive Officers and complement the highly variable, performance-oriented compensation components we utilize. We also provide these benefits in order to remain competitive with the market and believe that these benefits help us to attract and retain qualified executives.
Executive Financial Planning, Estate Planning, and Tax Preparation Service Program. Our U.S. Named Executive Officers and certain other officers are eligible for limited reimbursement of (i) financial and estate planning services and (ii) income tax preparation services. Reimbursement is approved for up to $5,000 per calendar year.

Executive Physical. We provide our U.S.-based Named Executive Officers and certain other officers with the opportunity to receive executive annual physicals. We cover 100 percent of the cost of this program for officers who see the Company’s selected provider or reimburse an equivalent amount for any officer who selects his or her own provider. This program was developed to promote the physical well-being and health of our senior-level managers. We believe that this program is in the best long-term interests of our shareholders. Certain of our Germany-based employees, including Mr. Bartel, are also eligible for a company-paid annual executive physical.
Other Benefits. Our Named Executive Officers also participate in other benefit plans that we fully or partially subsidize. Their participation is generally on the same terms as other employees. Some of the more significant of these benefits include medical, dental, life, disability, and vision insurance, as well as relocation reimbursement, tuition reimbursement, and holiday and vacation benefits. Many employees, including all of our U.S.-based Named Executive Officers, participate in our group term life insurance program, which provides death benefit coverage of up to one and one-half times base salary or $500,000, whichever is less. In addition, our U.S. Named Executive Officers and certain other employees are eligible to participate in our optional supplemental group term life insurance program, in which participants may purchase additional term life insurance at their own expense in amounts up to the lesser of five times base annual salary or $600,000. Furthermore, in certain cases, our U.S. Named Executive Officers may receive supplemental long-term disability premiums paid by the Company and other modest personal benefits as set forth in the footnotes to the Summary Compensation Table below.
Compensation-Related Policies
In connection with the Company’s compensation program, we have established certain policies that relate to executive compensation. The most significant of these policies are described below.
Stock Ownership Requirement. All of our Named Executive Officers, as well as certain other officers, are required to own a significant number of shares of Company common stock. Specifically, the officers identified below, from and after the fifth anniversary of the date on which such individual first became such an officer, or, in the case of a promotion, from and after the third anniversary of becoming subject to a higher Required Ownership Level, are required to hold shares of our common stock or equivalents (as further described below) with a minimum aggregate value at the following levels (“Required Ownership Level”):

Position	Required Ownership Level

Chief Executive Officer of the Company	5 x Base Annual Salary

Senior Vice Presidents of the Company	2 x Base Annual Salary

Certain senior officers of the Company and its subsidiaries as designated by the Company Chief Executive Officer from time to time	1 x Base Annual Salary
Each of our Named Executive Officers currently holds shares of our common stock or stock equivalents at levels greater than or equal to the Required Ownership Level. Shares owned outright and shares represented by RSUs or restricted stock awards, whether vested or unvested, excluding performance-based shares, count as share equivalents toward the Required Ownership Level. Unexercised stock options do not count toward the Required Ownership Level.
Failure to achieve or maintain the Required Ownership Level may result in (i) the applicable individual being required to hold all after-tax vested stock award shares and after-tax shares acquired upon exercise of stock options, or (ii) suspension of future equity awards, until the Required Ownership Level is achieved. The Compensation Committee (or its designee) may make exceptions, in its sole discretion, in the event of disability or great financial hardship.
Anti-Hedging and Anti-Pledging Policies. For a discussion of the Company’s anti-hedging and anti-pledging policies, see Part VII of this proxy statement.
Clawback. In 2023, the Company adopted a revised “clawback” policy applicable to executive officers, consistent with the final rules promulgated by the SEC and NYSE under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Under the revised policy, the Compensation Committee is required to pursue recoupment of certain “erroneously awarded” compensation from the executive officers of the Company under the following circumstances:

•if the Company is required to make an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws; and

•if such noncompliance would have adversely affected the amount of any incentive-based compensation paid during the three completed fiscal years prior to the date the Company is required to prepare such a restatement.

PART II: COMPENSATION COMMITTEE REPORT
Each member of the Compensation Committee of the Board of Directors of Hillenbrand, Inc. is “independent,” as that term is defined under (i) the New York Stock Exchange listing standards, (ii) the non-employee director standards of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and (iii) the Company’s Corporate Governance Standards. The Compensation Committee currently consists of Gary L. Collar, Helen W. Cornell, Dennis W. Pullin, Jennifer W. Rumsey, and Stuart A. Taylor, II.
As a committee, one of our obligations is to ensure Hillenbrand’s executive compensation program is performance-based, in order to align management interests with the short-term and long-term interests of shareholders, and is competitive, in order to enable the Company to attract and retain superior executive personnel. We engage an independent executive compensation consulting firm to assist us in our review of the Company’s executive compensation programs to ensure these programs are competitive and consistent with our stated objectives. The executive compensation consultant is retained by and directly accountable to us, and we generally approve all related fees paid to the executive compensation consultant. We have no interlocks or insider participation, and we engage in annual self-evaluations to determine our effectiveness as a committee. We have adopted a Charter, which may be found on Hillenbrand’s web site at www.hillenbrand.com.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based upon this review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023.

Respectfully submitted,

Gary L. Collar (Chairperson)
Helen W. Cornell
Dennis W. Pullin
Jennifer W. Rumsey
Stuart A. Taylor, II

PART III: EXECUTIVE COMPENSATION TABLES
Tabular Compensation Information
In the following pages we present numerous tables that set out various elements of compensation for our Named Executive Officers. No one table alone presents the “total picture”; instead, you should review all the information carefully to understand the amounts and manner in which our Named Executive Officers have been paid. To understand all the numbers in the tables below, you need to carefully read the footnotes, which explain various assumptions and calculations that give rise to the dollar amounts in the tables.
Compensation of Named Executive Officers
Summary Compensation Table
The following table summarizes the total compensation paid to or earned by each of the Named Executive Officers for the fiscal years ended September 30, 2023, 2022, and 2021, except where otherwise noted. We have entered into employment agreements with each of the Named Executive Officers, which are described in detail in the “Employment Agreements and Termination Benefits” section of Part I above.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name And Principal Position (As of September 30, 2023)		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change In Pension Value And Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

	Year	$ (1)	$	$ (2)	$	$ (3)	$	$ (4)	$
Kimberly K. Ryan President and Chief Executive Officer	2023	$917,808	$—	$5,100,067	$—	$416,250	$—	$134,755	$6,568,880
	2022	$786,356	$—	$3,220,167	$—	$1,044,844	$—	$169,691	$5,221,058
	2021	$566,913	$—	$1,034,272	$—	$672,400	$—	$343,945	$2,617,530

Robert M. VanHimbergen (5) Senior Vice President and Chief Financial Officer	2023	$525,986	$—	$1,453,713	$—	$163,487	$—	$59,838	$2,203,024
	2022	$273,973	$—	$4,034,836	$—	$254,847	$—	$44,755	$4,608,411
	2021	$ N/A	$ N/A	$ N/A	$ N/A	$ N/A	$ N/A	$ N/A	$ N/A

Ulrich Bartel (5) Senior Vice President and President, Coperion and Advanced Process Solutions	2023	$455,218	$—	$937,862	$—	$142,607	$—	$19,883	$1,555,570
	2022	$ N/A	$ N/A	$ N/A	$—	$ N/A	$—	$ N/A	$ N/A
	2021	$ N/A	$ N/A	$ N/A	$—	$ N/A	$—	$ N/A	$ N/A

Nicholas R. Farrell (5) Senior Vice President, General Counsel and Secretary	2023	$534,368	$—	$761,979	$—	$177,133	$—	$69,517	$1,542,997
	2022	$511,096	$—	$2,443,902	$—	$472,915	$—	$46,308	$3,474,221
	2021	$ N/A	$ N/A	$ N/A	$ N/A	$ N/A	$ N/A	$ N/A	$ N/A

J. Michael Whitted Senior Vice President, Strategy and Corporate Development	2023	$473,519	$—	$879,235	$—	$168,143	$—	$65,733	$1,586,630
	2022	$449,658	$—	$751,282	$—	$445,786	$—	$54,119	$1,700,845
	2021	$435,963	$—	$2,862,049	$—	$539,600	$—	$53,623	$3,891,235

(1)The amounts indicated represent the dollar value of base salary earned during fiscal years 2023, 2022, and 2021, as applicable. Named Executive Officers who worked less than the full fiscal year, including Mr. VanHimbergen in 2022, were paid a pro rata salary reflecting days worked during the year. The amounts indicated for Ms. Ryan reflect her transition to President and CEO during fiscal 2022 and the accompanying changes in compensation.
(2)The amounts indicated represent the grant date fair value related to awards of restricted stock units granted during fiscal years 2023, 2022, and 2021, computed in accordance with stock-based accounting rules (FASB ASC Topic 718). The determination of this value is based on the methodology set forth in Note 11 to our audited financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on November 15, 2023. Awards that are performance-based are valued for purposes of this table above based on the targeted 100 percent performance achievement level. The maximum award amounts when the grants were made, at the highest possible performance achievement level, were 175 percent of the values shown in the table for grants made in fiscal years 2022 and 2021, and 200 percent for grants made in fiscal year 2023. The amounts indicated include one-time awards, including the previously disclosed sign-on and retention awards in 2022 for Mr. VanHimbergen and Mr. Farrell respectively.
(3)The amounts indicated represent cash awards earned for fiscal years 2023, 2022, and 2021, and paid in the first quarter of fiscal 2024, 2023, and 2022, respectively, under our STIC Plan. Named Executive Officers who worked less than the full fiscal year, including Mr. VanHimbergen in 2022, were paid a pro rata cash award for the year.
(4)Includes, where applicable for fiscal 2023 as set forth in the table below this note, (a) Company contributions to the Savings Plan and the SRP, (b) tax reimbursements received, and (c) other personal benefits (which are itemized and further described in the table below this note).
(5)Mr. VanHimbergen, Mr. Bartel, and Mr. Farrell were not Named Executive Officers in 2021, and Mr. Bartel was not a Named Executive Officer in 2022.

Other Compensation – Additional Detail (Fiscal Year 2023)

Name	Company Contribution		Tax Reimbursements		Additional Personal Benefits Aggregating $10,000 Or More		Termination Payments
	401(K)	Supp 401(K)

Kimberly K. Ryan	$14,867	$119,888	$–	*	$–		$–

Robert M. VanHimbergen	$21,946	$37,892	$–		$–		$–

Ulrich Bartel	$–	$–	$–		$18,383	**	$–

Nicholas R. Farrell	$16,764	$42,091	$–		$10,662	***	$–

J. Michael Whitted	$14,500	$37,611	$–		$13,623	****	$–
*Under the Company’s expatriation policies, the Company paid certain of Ms. Ryan’s foreign taxes that related to her work conducted on behalf of the Company while residing in Germany in 2016-2018, and the applicable portions of LTIC awards granted during that time that were exercised. The Company received a refund from the Internal Revenue Service related to those payments and as a result, during fiscal 2023, Ms. Ryan reimbursed the Company $165,491. This payment from Ms. Ryan is not reflected in the Summary Compensation Table.

**    As a non-U.S. employee, Mr. Bartel does not participate in a defined contribution plan. The personal benefits amount reported for Mr. Bartel in the table above reflects vehicle allowances associated with his employment agreement.

***    The personal amount reported for Mr. Farrell in the table above is attributed to payments made by the Company in fiscal 2023 for calendar year 2023 financial planning and tax preparation ($4,900), executive physical ($2,100), and long-term disability insurance premiums ($3,662).

****    The personal amount reported for Mr. Whitted in the table above is attributed to payments made by the Company in fiscal 2023 for calendar year 2023 financial planning and tax preparation ($5,000) and calendar year 2022 financial planning and tax preparation ($2,762), executive physical ($2,200),and long-term disability insurance premiums ($3,661).

Grants of Plan-Based Awards for Fiscal Year Ended September 30, 2023
The following table summarizes the grants of plan-based awards to each of the Named Executive Officers for the fiscal year ended September 30, 2023.

(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)		(l)

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Shares Earned Under Equity Incentive Plan Awards (2)			All Other Stock Awards Number Of Shares Or Units #	All Other Option Awards Number Of Securities Underlying Options #			Grant Date Fair Value Of Stock And Option Awards $ (3)
											Exercise Or Base Price Of Option Awards $/Sh	Grant Date Closing Market Price $/Sh
Name	Grant Date		Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #

Kimberly K. Ryan			$1	$1,053,798	$2,529,115
	12/7/2022	(4)				7,024	28,098	56,196					$1,449,997
	12/7/2022	(5)				7,024	28,098	56,196					$2,200,073
	12/7/2022	(6)							28,098				$1,449,997

Robert M. VanHimbergen			$1	$394,183	$946,039
	12/7/2022	(4)				2,002	8,009	16,018					$413,304
	3/14/2022	(5)				2,002	8,009	16,018					$627,105
	12/7/2022	(6)							8,009				$413,304

Ulrich Bartel			$1	$349,099	$837,838
	12/7/2022	(4)				1,291	5,167	10,334					$266,643
	12/7/2022	(5)				1,291	5,167	10,334					$404,576
	12/7/2022	(6)							5,167				$266,643

Nicholas R. Farrell			$1	$373,698	$896,875
	12/7/2022	(4)				1,049	4,198	8,396					$216,638
	12/7/2022	(5)				1,049	4,198	8,396					$328,703
	12/7/2022	(6)							4,198				$216,638

J. Michael Whitted			$1	$354,733	$851,359
	12/7/2022	(4)				1,211	4,844	9,688					$249,975
	12/7/2022	(5)				1,211	4,844	9,688					$379,285
	12/7/2022	(6)							4,844				$249,975

(1)The amounts indicated represent potential cash awards that could have been paid – at the threshold, target (100 percent), and maximum levels – under the STIC Plan. See the “Annual Cash Incentive Awards” section of Part I above for a discussion of this plan. See the Non-Equity Incentive Plan Compensation column of the “Summary Compensation Table” above in this Part III for the actual amounts earned, which were paid in December 2023.
(2)The number of shares indicated represents a grant of performance-based restricted stock units subject to vesting conditions based on the financial performance of the Company during the three-fiscal-year measurement period 2023–2025. During that period, shares represented by the restricted stock units that are issued based on the shareholder value formula (see footnote 4 below) accrue dividend equivalent amounts as dividends are declared on the Company’s common stock. These equivalent amounts are deemed to be reinvested in additional shares of Company common stock and then ultimately paid in the form of additional shares on the distribution date of the underlying award, in proportion to the number of shares that vest and are distributed in accordance with the award formula. Dividends do not accrue during the measurement period with respect to shares represented by the restricted stock units that are issued based on the relative TSR formula (see footnote 5 below). The amounts in the table represent the number of shares that could be earned under the awards at the threshold, target (100 percent), and maximum achievement of the applicable performance targets. The vesting schedules for stock awards granted during fiscal 2023 are disclosed by individual Named Executive Officer in the footnotes to the “Outstanding Equity Awards at September 30, 2023” table below.
(3)The valuations of performance-based restricted stock units are grant date fair values computed in accordance with stock-based accounting rules (FASB ASC Topic 718) and are based on the methodology set forth in Note 11 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on November 15, 2023. The amounts used in column (l) for performance-based equity awards are based on an assumed 100 percent achievement of the applicable performance targets.
(4)The number of shares indicated represents a grant of performance-based restricted stock units subject to vesting conditions based on the increase in shareholder value of the Company during the three-fiscal-year measurement period 2023-2025. See the discussion in the “Long-Term Incentive Compensation” section of Part I above under the heading “Shareholder Value RSUs.”
(5)The number of shares indicated represents a grant of performance-based restricted stock units subject to vesting conditions based on the percentile ranking of the Company’s TSR compared to the Index Companies during the three-fiscal-year measurement period 2023-2025. See the discussion in the “Long-Term Incentive Compensation” section of Part I above under the heading “Relative TSR RSUs.”
(6)The number of shares indicated represents a grant of time-based restricted stock units that vest 33-1/3 percent per year over a three-year period.

Outstanding Equity Awards at September 30, 2023
The following table summarizes the number and terms of awards of stock options and restricted stock units outstanding for each of the Named Executive Officers as of September 30, 2023.

	Option Awards					Stock Awards (1)

(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)

Name	Number Of Securities Underlying Unexercised Options # Exercisable	Number Of Securities Underlying Unexercised Options # Unexercisable	Equity Incentive Plan Awards: Number Of Securities Underlying Unexercised Unearned Options #	Option Exercise Price $	Option Expiration Date	Number Of Shares Or Units Of Stock That Have Not Vested #		Market Value Of Shares Or Units Of Stock That Have Not Vested $ (2)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units Or Other Rights That Have Not Vested #		Equity Incentive Plan Awards: Market Or Payout Value Of Unearned Shares, Units Or Other Rights That Have Not Vested $ (2)

Kimberly K. Ryan	26,396			$31.11	12/2/2025
	24,605			$36.08	12/7/2026
	19,519			$45.78	12/7/2027
	22,972			$41.32	12/6/2028				51,164	(3)(5)	$2,164,749
	42,728			$31.94	12/6/2029	46,578	(6)	$1,970,715	49,752	(4)(5)	$2,105,007

Robert M. VanHimbergen									16,650	(3)(7)	$704,462
						58,002	(8)	$2,454,065	16,205	(4)(7)	$685,634

Ulrich Bartel	5,664			$31.11	12/2/2025
	5,340			$36.08	12/7/2026
	4,427			$45.78	12/7/2027				9,390	(3)(9)	$397,291
	4,655			$41.32	12/6/2028	8,946	(10)	$378,505	9,136	(4)(9)	$386,544

Nicholas R. Farrell	8,542			$31.11	12/2/2025
	9,953			$36.08	12/7/2026
	9,009			$45.78	12/7/2027
	11,486			$41.32	12/6/2028				8,780	(3)(11)	$371,482
	22,621			$31.94	12/6/2029	39,143	(12)	$1,656,140	8,528	(4)(11)	$360,820

J. Michael Whitted	127,239			$46.38	6/18/2028
	22,972			$41.32	12/6/2028				10,187	(3)(13)	$431,012
	11,729			$31.94	12/6/2029	28,272	(14)	$1,196,188	9,896	(4)(13)	$418,700
(1)Figures include accrued dividends where applicable.
(2)Value is based on the closing price of Hillenbrand common stock of $42.31 on September 30, 2023, as reported on the New York Stock Exchange.
(3)Such performance-based RSU awards are subject to vesting conditions based on the increase in shareholder value of the Company during a three-fiscal-year measurement period. For additional detail regarding these awards, including information regarding how dividends accrue, see the discussion in the “Long-Term Incentive Compensation” section of Part I above under the heading “Shareholder Value RSUs.” The amounts in the table represent the award amounts at 100 percent achievement of the targeted increase in shareholder value associated with the award, plus accrued dividends where applicable. Generally, award vesting is contingent upon continued employment. See the section titled “Employment Agreements and Termination Benefits” in Part I above for additional information regarding vesting.
(4)Such performance-based RSU awards are subject to vesting conditions based on the percentile ranking of the Company’s TSR compared to the Index Companies during a three-fiscal-year measurement period. Whereas dividends accrue during the measurement period with respect to shares underlying RSU awards based on the increase in shareholder value (see above), dividends do not accrue during the measurement period with respect to shares underlying RSU awards based on relative TSR. For additional detail regarding these awards, see the discussion in the “Long-Term Incentive Compensation” section of Part I above under the heading “Relative TSR RSUs.” The amounts in the table represent the award amounts at the targeted percentile ranking of the Company’s relative TSR. Generally, award vesting is contingent upon continued employment. See the section titled “Employment Agreements and Termination Benefits” in Part I above for additional information regarding vesting.
(5)Ms. Ryan was awarded the following performance-based RSUs (excluding accrued dividends):

Award Date	Restricted Stock Units Awarded	Vesting Schedule

December 2, 2021	21,654	Award will vest on September 30, 2024, assuming 100% achievement of the targeted shareholder value metric.
December 2, 2021	21,654	Award will vest on September 30, 2024, assuming 100% achievement of the targeted percentile ranking of the Company's relative TSR.
December 7, 2022	28,098	Award will vest on September 30, 2025, assuming 100% achievement of the targeted shareholder value metric.
December 7, 2022	28,098	Award will vest on September 30, 2025, assuming 100% achievement of the targeted percentile ranking of the Company's relative TSR.
(6)Ms. Ryan was awarded the following time-based RSUs (excluding accrued dividends):

Award Date	Restricted Stock Units Awarded	Vesting Schedule

December 3, 2020	8,257	Award vested one-third on December 3, 2021, one-third on December 3, 2022, and one-third on December 3, 2023.
December 2, 2021	21,654	Award vested one-third on December 2, 2022 and one-third on December 2, 2023. The remaining units will vest on December 2, 2024.
December 7, 2022	28,098	Award vested one-third on December 7, 2023. The remaining units will vest one-third on December 7, 2024 and one-third on December 7, 2025.

(7)Mr. VanHimbergen was awarded the following performance-based RSUs (excluding accrued dividends):

Award Date	Restricted Stock Units Awarded	Vesting Schedule

March 14, 2022	8,196	Award will vest on September 30, 2024, assuming 100% achievement of the targeted shareholder value metric.
March 14, 2022	8,196	Award will vest on September 30, 2024, assuming 100% achievement of the targeted percentile ranking of the Company's relative TSR.
December 7, 2022	8,009	Award will vest on September 30, 2025, assuming 100% achievement of the targeted shareholder value metric.
December 7, 2022	8,009	Award will vest on September 30, 2025, assuming 100% achievement of the targeted percentile ranking of the Company's relative TSR.
(8)Mr. VanHimbergen was awarded the following time-based RSUs (excluding accrued dividends):

Award Date	Restricted Stock Units Awarded	Vesting Schedule

March 14, 2022	63,971	Award vested one-third on March 14, 2023. The remaining units will vest one-third on March 14, 2024, and one-third on March 14, 2025.
March 14, 2022	8,196	Award vested one-third on December 2, 2022 and one-third on December 2, 2023. The remaining units will vest on December 2, 2024.
December 7, 2022	8,009	Award vested one-third on December 7, 2023. The remaining units will vest one-third on December 7, 2024 and one-third on December 7, 2025.

(9)Mr. Bartel was awarded the following performance-based RSUs (excluding accrued dividends):

Award Date	Restricted Stock Units Awarded	Vesting Schedule

December 2, 2021	3,969	Award will vest on September 30, 2024, assuming 100% achievement of the targeted shareholder value metric.
December 2, 2021	3,969	Award will vest on September 30, 2024, assuming 100% achievement of the targeted percentile ranking of the Company's relative TSR.
December 7, 2022	5,167	Award will vest on September 30, 2025, assuming 100% achievement of the targeted shareholder value metric.
December 7, 2022	5,167	Award will vest on September 30, 2025, assuming 100% achievement of the targeted percentile ranking of the Company's relative TSR.
(10)Mr. Bartel was awarded the following time-based RSUs (excluding accrued dividends):

Award Date	Restricted Stock Units Awarded	Vesting Schedule

December 3, 2020	2,639	Award vested one-third on December 3, 2021, one-third on December 3, 2022, and one-third on December 3, 2023.
December 2, 2021	3,969	Award vested one-third on December 2, 2022 and one-third on December 2, 2023. The remaining units will vest on December 2, 2024.
December 7, 2022	5,167	Award vested one-third on December 7, 2023. The remaining units will vest one-third on December 7, 2024 and one-third on December 7, 2025.

(11)Mr. Farrell was awarded the following performance-based RSUs (excluding accrued dividends):

Award Date	Restricted Stock Units Awarded	Vesting Schedule

December 2, 2021	4,330	Award will vest on September 30, 2024, assuming 100% achievement of the targeted shareholder value metric.
December 2, 2021	4,330	Award will vest on September 30, 2024, assuming 100% achievement of the targeted percentile ranking of the Company's relative TSR.
December 7, 2022	4,198	Award will vest on September 30, 2025, assuming 100% achievement of the targeted shareholder value metric.
December 7, 2022	4,198	Award will vest on September 30, 2025, assuming 100% achievement of the targeted percentile ranking of the Company's relative TSR.
(12)Mr. Farrell was awarded the following time-based RSUs (excluding accrued dividends):

Award Date	Restricted Stock Units Awarded	Vesting Schedule

December 3, 2020	4,345	Award vested one-third on December 3, 2021, one-third on December 3, 2022, and one-third on December 3, 2023.
December 2, 2021	4,330	Award vested one-third on December 2, 2022 and one-third on December 2, 2023. The remaining units will vest on December 2, 2024.
December 7, 2022	4,198	Award vested one-third on December 7, 2023. The remaining units will vest one-third on December 7, 2024 and one-third on December 7, 2025.
June 29, 2022	44,362	Award vested one-third on June 29, 2023. The remaining units will vest one-third on June 29, 2024 and one-third on June 29, 2025.

(13)Mr. Whitted was awarded the following performance-based RSUs (excluding accrued dividends):

Award Date	Restricted Stock Units Awarded	Vesting Schedule

December 2, 2021	5,052	Award will vest on September 30, 2024, assuming 100% achievement of the targeted shareholder value metric.
December 2, 2021	5,052	Award will vest on September 30, 2024, assuming 100% achievement of the targeted percentile ranking of the Company's relative TSR.
December 7, 2022	4,844	Award will vest on September 30, 2025, assuming 100% achievement of the targeted shareholder value metric.
December 7, 2022	4,844	Award will vest on September 30, 2025, assuming 100% achievement of the targeted percentile ranking of the Company's relative TSR.
(14)Mr. Whitted was awarded the following time-based RSUs (excluding accrued dividends):

Award Date	Restricted Stock Units Awarded	Vesting Schedule

December 3, 2020	6,084	Award vested one-third on December 3, 2021, one-third on December 3, 2022, and one-third on December 3, 2023.
June 18, 2021	50,859	Award vested one-third on June 18, 2022 and one-third on June 18, 2023. The remaining units will vest one-third on June 18, 2024.
December 2, 2021	5,052	Award vested one-third on December 2, 2022 and one-third on December 2, 2023. The remaining units will vest on December 2, 2024.
December 7, 2022	4,844	Award vested one-third on December 7, 2023. The remaining units will vest one-third on December 7, 2024 and one-third on December 7, 2025.

Option Exercises and Stock Vested for Fiscal Year Ended September 30, 2023
The following table summarizes the value realized upon vesting of stock awards (including the dividends accrued thereon) during the fiscal year ended September 30, 2023, for the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number Of Shares Acquired On Exercise #	Value Realized On Exercise $	Number Of Shares Acquired On Vesting #		Value Realized On Vesting $

Kimberly K. Ryan	40,630	$813,889	22,671	(3)	$907,520	(1)
			10,225	(4)	$530,678	(2)

Robert M. VanHimbergen	–	$–	24,555	(4)	$1,126,138	(2)

Ulrich Bartel	8,079	$144,365	1,173	(3)	$46,955	(1)
			3,299	(4)	$170,425	(2)

Nicholas R. Farrell	–	$–	11,924	(3)	$477,318	(1)
			18,058	(4)	$921,884	(2)

J. Michael Whitted	–	$–	16,702	(3)	$668,572	(1)
			21,440	(4)	$1,124,571	(2)
(1)Based upon the mean between the high and low sale prices of Hillenbrand common stock on the New York Stock Exchange on the date the Board of Directors of the Company approved distribution of the underlying awards.
(2)Based upon the mean between the high and low sale prices of Hillenbrand common stock on the New York Stock Exchange on the vesting date.
(3)These amounts are presented on a pre-tax basis (i.e., not accounting for withholding) and include dividends that were accrued during the measurement period and paid out upon vesting in proportion to the number of shares that vested. These amounts reflect the vesting of shareholder value performance-based RSU awards and of the relative TSR performance-based RSU awards granted by the Company under its LTIC program in fiscal 2021, in accordance with the award formula then in effect. Additional details regarding the LTIC awards granted in fiscal 2021 are set forth under the heading “Long-Term Incentive Compensation” in the “Compensation Discussion and Analysis” section of our proxy statement for our 2022 Annual Meeting of shareholders, which was filed with the SEC on December 30, 2021. See the discussion in the “Long-Term Incentive Compensation” section of Part I above for additional explanation of the Company’s LTIC program.
(4)These amounts are presented on a pre-tax basis (i.e., not accounting for withholding) and include dividends that were accrued and paid out upon vesting. These amounts reflect the vesting of time-based RSU awards. For additional information regarding these awards, see the footnotes to the table above titled “Outstanding Equity Awards at September 30, 2023.”

Nonqualified Deferred Compensation for Fiscal Year Ended September 30, 2023
The following table quantifies the “defined contribution” benefits expected to be paid from the Supplemental Retirement Plan (the “SRP”).

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions In Last Fiscal Year $	Company Contributions In Last Fiscal Year $ (1)	Aggregate Earnings In Last Fiscal Year $	Aggregate Withdrawals/ Distributions $	Aggregate Balance At Last Fiscal Year End $

Kimberly K. Ryan	$–	$119,888	$74,304	$–	$742,286

Robert M. VanHimbergen	$–	$37,892	$(403)	$–	$37,489

Ulrich Bartel	$–	$–	$–	$–	$–

Nicholas R. Farrell	$–	$42,091	$20,217	$–	$169,105

J. Michael Whitted	$–	$37,611	$17,446	$–	$168,097
(1)The Company maintains the SRP to provide additional retirement benefits to certain employees selected by the Compensation Committee whose benefits under the Company’s Savings Plan are reduced, curtailed, or otherwise limited as a result of certain limitations under the Internal Revenue Code and as a result of historically excluding their annual cash bonuses from the definition of “compensation” under the contribution formula in the Savings Plan. As noted under the heading “Retirement and Savings Plans” in Part I above, beginning in 2021, the contribution formula also took actual cash bonuses into account. The additional benefits provided by the SRP are designed to reflect the amount by which benefits under the Savings Plan are so reduced, curtailed, or limited by reason of the application of such limitations and exclusion.
“Compensation” under the SRP means the corresponding definition of compensation under the Savings Plan (which is generally equivalent to base salary plus the participant’s actual cash bonus as determined under the Company’s Short-Term Incentive Compensation (STIC) Plan). Amounts reported here are also reported as Supplemental 401(k) in the “Summary Compensation Table” above in the column entitled All Other Compensation and are further described in footnote 5 thereto. Generally, a lump sum cash payment is available to the participant within one year of retirement or termination of employment. In the alternative, a participant may defer receipt by electing a stream of equal annual payments for up to 15 years.

See the more detailed description of the SRP under the heading “Retirement and Savings Plans” in Part I above. The Compensation Committee continues to oversee the selection of which executives are permitted to participate in the plan.

The following amounts represent employer contributions that have been reported as compensation in the “Summary Compensation Table” in fiscal 2023 and previous fiscal years:

Name	2023	2022	2021

Kimberly K. Ryan	$119,888	$69,300	$42,794

Robert M. VanHimbergen[22]	$37,892	n/a	n/a

Ulrich Bartel[23]	$—	$—	$—

Nicholas R. Farrell	$42,091	$30,870	$25,625

J. Michael Whitted	$37,611	$29,031	$29,669
Potential Payments Upon Termination
The following tables present the benefits that would be received by each of the Named Executive Officers in the event of a hypothetical termination as of September 30, 2023. For information regarding definitions of termination events included in the employment agreements with the Named Executive Officers, see “Employment Agreements and Termination Benefits” in Part I above.
Kimberly K. Ryan

Event	Salary And Other Cash Payments (1)	Accelerated Vesting Of Stock Awards (2)	Continuance Of Health And Welfare Benefits	Total

Permanent Disability	$2,237,876	$3,520,444	$43,173	$5,801,493
Death	$916,250	$3,520,444	$–	$4,436,694
Termination without Cause	$2,316,250	$3,725,336	$43,173	$6,084,759
Resignation with Good Reason	$2,316,250	$3,842,626	$43,173	$6,202,049
Termination for Cause	$–	$–	$–	$–
Resignation without Good Reason	$–	$–	$–	$–
Retirement	$2,316,250	$3,850,394	$–	$6,166,644
Change in Control (3)

______________________________
22 Mr. VanHimbergen became eligible to participate in the SRP after the end of the 2022 fiscal year.
23 Mr. Bartel is domiciled in Germany and, as such, is not eligible to participate in the SRP.

Robert M. VanHimbergen

Event	Salary And Other Cash Payments (1)	Accelerated Vesting Of Stock Awards (2)	Continuance Of Health And Welfare Benefits	Total

Permanent Disability	$2,527,223	$1,793,518	$20,483	$4,341,224
Death	$655,702	$1,793,518	$–	$2,449,220
Termination without Cause	$690,702	$1,872,987	$20,483	$2,584,172
Resignation with Good Reason	$690,702	$1,885,093	$20,483	$2,596,278
Termination for Cause	$–	$–	$–	$–
Resignation without Good Reason	$–	$–	$–	$–
Retirement	$–	$–	$–	$–
Change in Control (3)
Ulrich Bartel
.

Event	Salary And Other Cash Payments (1)	Accelerated Vesting Of Stock Awards (2)	Continuance Of Health And Welfare Benefits	Total

Permanent Disability	$859,865	$534,335	$–	$1,394,200
Death	$650,885	$534,335	$–	$1,185,220
Termination without Cause	$640,203	$556,204	$–	$1,196,407
Resignation with Good Reason	$640,203	$593,575	$–	$1,233,778
Termination for Cause	$–	$–	$–	$–
Resignation without Good Reason	$–	$–	$–	$–
Retirement	$640,203	$556,204	$–	$1,196,407
Change in Control (3)
Nicholas R. Farrell

Event	Salary And Other Cash Payments (1)	Accelerated Vesting Of Stock Awards (2)	Continuance Of Health And Welfare Benefits	Total

Permanent Disability	$2,715,235	$1,559,326	$20,178	$4,294,739
Death	$647,611	$1,559,326	$–	$2,206,937
Termination without Cause	$688,411	$1,537,323	$20,178	$2,245,912
Resignation with Good Reason	$688,411	$1,599,018	$20,178	$2,307,607
Termination for Cause	$–	$–	$–	$–
Resignation without Good Reason	$–	$–	$–	$–
Retirement	$–	$–	$–	$–
Change in Control (3)

J. Michael Whitted

Event	Salary And Other Cash Payments (1)	Accelerated Vesting Of Stock Awards (2)	Continuance Of Health And Welfare Benefits	Total

Permanent Disability	$2,196,222	$1,893,181	$19,915	$4,109,318
Death	$640,119	$1,893,181	$–	$2,533,300
Termination without Cause	$620,419	$1,286,485	$19,915	$1,926,819
Resignation with Good Reason	$620,419	$1,944,781	$19,915	$2,585,115
Termination for Cause	$–	$–	$–	$–
Resignation without Good Reason	$–	$–	$–	$–
Retirement	$–	$–	$–	$–
Change in Control (3)
(1)Includes, as applicable in each scenario, severance compensation, prorated STIC, and insurance proceeds.
(2)The accelerated vesting value of performance-based restricted stock unit awards includes the annual LTIC awards granted in fiscal 2021, which vested on September 30, 2023, and the annual LTIC awards granted in fiscal years 2022 and 2023, which have not vested. The accelerated vesting value of the awards granted in fiscal 2021 in the table is based on (a) the actual level of achievement of the targeted shareholder value increase as described in footnote 3 to the table above titled “Option Exercises and Stock Vested for Fiscal Year Ended September 30, 2023,” and (b) the actual level of achievement of the targeted relative TSR as described in footnote 3 to the table above titled “Option Exercises and Stock Vested for Fiscal Year Ended September 30, 2023.”  The accelerated vesting values of the annual performance-based LTIC awards granted in fiscal years 2022 and 2023 assume 100 percent achievement of the applicable performance targets and the closing stock price on September 30, 2023.  However, the actual value that would be realized would be based on the actual achievement of such performance targets at the end of the applicable measurement period and the stock price on September 30, 2024, and September 30, 2025, which is unknown at this time.
The accelerated vesting value of time-based RSUs is based on the vesting terms set forth in the applicable award agreements and assumes the closing stock price on September 30, 2023.  However, the actual value that would be realized would be based on the circumstances of the termination and the stock price on the termination date, which is unknown at this time.

Ms. Ryan and Mr. Bartel qualified for accelerated vesting in the retirement context due to their ages at September 30, 2023. None of our other Named Executive Officers qualifies for the same as of such date; however, in the event of a qualifying retirement in the future, these executives would be entitled to accelerated vesting value.
(3)See table below titled “Change in Control Benefits.”

Change in Control Benefits
The change in control agreements we have with Named Executive Officers may provide the estimated benefits set forth in the following table, calculated assuming a hypothetical termination as of September 30, 2023. For more detail regarding the change in control agreements generally, see the discussion under “Employment Agreements and Termination Benefits” in Part I above. Benefits under our change in control agreements are payable only upon a “double-trigger.” Therefore, the amounts shown in the table below assume not only a change in control but also the requisite qualified termination of employment.

Name	Salary-Based Compensation	Incentive Compensation	Continuance Of Health And Welfare Benefits	Pension Benefits	Retirement Savings Plan Benefit	Accelerated Vesting Of Stock-Based Awards	Tax Gross-Up / Cutback (1)	Total

Kimberly K. Ryan	$2,850,000	$3,693,750	$73,394	$–	$–	$6,743,986	$–	$13,361,130

Robert M. VanHimbergen	$1,070,000	$958,202	$44,053	$–	$–	$3,760,052	$(746,845)	$5,085,462

Ulrich Bartel	$978,635	$884,861	$–	$–	$–	$1,177,931	$(60,114)	$2,981,313

Nicholas R. Farrell	$1,081,600	$904,731	$43,387	$–	$–	$2,725,442	$(347,767)	$4,407,393

J. Michael Whitted	$960,600	$860,569	$42,814	$–	$–	$2,528,251	$–	$4,392,234
(1)As discussed in Part I above under the heading “Employment Agreements and Termination Benefits,” our change in control agreements do not provide for any tax gross-up payments relating to the excise tax on excess “parachute payments” imposed by Section 4999 of the Internal Revenue Code. If an executive is entitled to receive payments upon a change in control that may be subject to the excise tax, he or she will either be paid the full amount (and remain personally liable for the excise tax) or be paid a reduced amount (cutback) that does not give rise to the excise tax, whichever is greater on an after-tax basis.
These calculations do not consider the value of non-compete provisions that executives must adhere to in order to receive certain payments upon a change in control. These provisions are valuable to the Company and are expected to be enforced in the event of an actual transaction.

PART IV: COMPENSATION CONSULTANT MATTERS
The Compensation Committee’s independent compensation consultant was regularly invited to attend Committee meetings during fiscal 2023.
Pay Governance was engaged by the Compensation Committee to assist the Committee in determining the form and amount of compensation paid to our Named Executive Officers for fiscal 2023.  Among other things, Pay Governance provided advice and recommendations regarding the Company’s compensation philosophy and strategies; advice on the Company’s peer group; evaluation of performance metrics and peer performance; analysis and recommendations regarding the Company’s STIC and LTIC programs; advice on the Company’s CEO pay ratio disclosure; advice on the Company’s revised clawback policy; advice on the Company’s Pay versus Performance disclosure; advice and recommendations relating to the tax treatment of incentive compensation awards; review and recommendations on CEO and other executive officer compensation for fiscal 2023; and periodic reports to the Compensation Committee on market and industry compensation trends and regulatory developments. The Compensation Committee has reviewed the independence of Pay Governance in light of applicable SEC rules and NYSE listing standards regarding compensation consultant independence and has affirmatively concluded that Pay Governance is independent from the Company and has no conflict of interest relating to its engagement by the Compensation Committee.

PART V: COMPENSATION-RELATED RISK ASSESSMENT
The Compensation Committee analyzes on an annual basis the actual or anticipated effect (including, as appropriate, a deterrent effect) that our compensation policies and practices have had or may have on our employees with respect to creating any excessive and undesirable risk-taking in the performance of their duties for the Company. The Compensation Committee then makes a determination, on an annual basis, as to whether any of our compensation policies and practices creates risks that are reasonably likely to have a material adverse effect on the Company. At its regularly scheduled meeting held on December 6, 2023, the Compensation Committee determined that the Company’s current compensation policies and practices do not create any such risks.
The Compensation Committee’s determination was based on an assessment of the Company’s variable compensation risk that was led by the Company’s internal audit personnel and supported by its Senior Vice President, Chief Human Resources Officer and its Total Rewards Director. The Compensation Committee, with its independent compensation consultant, evaluated the results of this assessment and solicited feedback from a number of other sources, including Company management and internal legal, finance, and human resources personnel. The Company’s executive management team discussed its review and analysis of the results of the assessment with the Company’s Audit Committee and the Compensation Committee before the Compensation Committee made its annual determination regarding compensation-related risk.
The Compensation Committee seeks to discourage and deter inappropriate risk-taking through the compensation programs it adopts and implements for our Named Executive Officers and our employees generally. We believe that the compensation-related programs employed by the Company are consistent with those objectives and align our employees’ incentives for risk-taking with the best long-term interests of our shareholders. These programs provide a holistic approach to compensation that provides a mix of fixed and variable compensation, with the variable component impacting both short-term cash compensation and long-term equity compensation. Program features, such as stock ownership guidelines, limits on the payout of variable compensation, and clawback policies, provide additional balance between risk and reward.

PART VI: CEO PAY RATIO
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Regulation S-K under the Exchange Act, we are providing information regarding the relationship of annual total compensation of our CEO and our median employee (the “CEO pay ratio”). Our CEO pay ratio is a reasonable good faith estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. The ratio set forth below may not be comparable to the ratio for other companies due to differences in operations, industry, locations, employee populations, and compensation practices. Additionally, companies may utilize different methodologies, exclusions, estimates, and assumptions in calculating their CEO pay ratio.
The rules adopted by the SEC require a registrant to identify its median employee only once every three years unless there has been a change to the employee population that the registrant reasonably believes would result in a significant change to its CEO pay ratio disclosure. While our median employee was last identified in 2021, the Company believes the divestiture of our Batesville business segment would have resulted in a change to the Company’s employee population that would significantly change our disclosure. As a result, we have identified a new median employee this year.

The median employee was identified from our global employee population as of September 30, 2023. As of September 30, 2023, our global employee population for purposes of our CEO pay ratio consisted of 7,823 employees, with 1,953 or approximately 25 percent, located in the United States, and 5,870, or approximately 75 percent, located outside of the United States. These figures include employees who joined the Company through acquisitions which closed prior to the commencement of fiscal year 2023,24 but exclude any employees who joined the Company as a result of acquisitions that closed during fiscal year 2023,25 as permitted by the instructions to Item 402(u) of Regulation S-K. As indicated, we have also excluded any employees who left the Company as part of the Batesville divestiture.

The de minimis exception of the pay ratio rules also permits exclusion of up to 5 percent of our employees based outside of the U.S. Pursuant to the de minimis exception, we excluded 333 of our non-U.S. employees (approximately 4.3 percent of our total employee population).26

To identify the median employee from the resulting employee population of 7,490, we first identified a middle 20th percentile based on annual base salary and hourly wages plus target bonuses, which represent the principal forms of compensation provided to our employees. Then for this middle 20th percentile population of 1,481 employees, we collected actual total earnings including base pay, base pay equivalents such as vacation pay and holiday pay, overtime, and actual bonuses for the fiscal year and identified the median employee from that population using those figures. We did not perform any full-time equivalency adjustments for part-time or temporary employees or annualize for employees hired throughout the year. Amounts in foreign currency were converted from local currency to U.S. dollars based on exchange rates as of September 30, 2023.
______________________________
24 This includes employees who joined as part of the acquisitions of Herbold Meckesheim GmbH and Gabler Engineering GmbH acquisitions which closed in fiscal year 2022.
25 This exclusion includes approximately 2,587 employees who joined as part of the acquisitions of LINXIS Group (closed October 6, 2022), Peerless Food Equipment (closed December 1, 2022), and Schenck Process Food and Performance Materials Business (closed September 1, 2023).
26 We excluded all employees from the following jurisdictions (applicable numbers in parentheses): Mexico (75); Singapore (44); Japan (34); Brazil (33); France (27); Saudi Arabia (26); Spain (21); Belgium (19); South Korea (18); Thailand (13); Austria (10); Poland (4); Turkey (3); Netherlands (2); Luxembourg (1).

Our median employee is located in the United States. Once the median employee was identified, the employee’s annual total compensation was calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
The annual total compensation for fiscal year 2023 for our CEO as calculated above was $6,568,880 and the median employee (excluding the CEO) was $50,282. The resulting CEO pay ratio for the fiscal year is estimated to be 131 to 1. Due to the variability of the CEO’s performance-based compensation, the CEO pay ratio can differ significantly from year to year.

PART VII: ANTI-HEDGING AND ANTI-PLEDGING
Directors, officers, and all other employees of the Company, or any of their designees, are prohibited from purchasing financial instruments or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities either (i) granted to the employee or director by the Company as part of the compensation of the employee or director, or (ii) held (directly or indirectly) by the employee or director.
Our policy also prohibits purchasing financial instruments or engaging in any transactions that suggest speculation in or hedging against the Company’s securities; engaging in “short sales”; and holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

PART VIII: PAY VERSUS PERFORMANCE

As discussed throughout this proxy statement, we believe that Hillenbrand’s executives should be fairly compensated for creating appropriate long-term returns for shareholders, and the central theme of our compensation philosophy is that a significant portion of our executive compensation will be “performance-based.” Our Compensation Committee and the full Board continually seek improvement and alignment with best practices – both in our compensation program itself and in our corporate governance practices that support it – by soliciting feedback from shareholders and consulting the Company’s independent compensation consultant and other advisors.

The following disclosure is required by the SEC’s pay versus performance rules, containing certain information regarding how the compensation actually paid to our Named Executive Officers relates to Company financial performance. This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the 1934 Act and does not necessarily reflect the value actually realized by our Named Executive Officers or how the Compensation Committee evaluates compensation decisions in light of Company or individual performance. For a discussion of how the Compensation Committee seeks to align pay with performance when making compensation decisions, please review the Compensation Discussion and Analysis section above.

This table provides information about the total compensation of our principal executive officers and our other Named Executive Officers as presented in the Summary Compensation Table (“SCT”) above , the Compensation Actually Paid (“CAP”) to our principal executive officers and our other Named Executive Officers, and the relationship of the CAP to Company performance measures and the relationship of our Total Shareholder Return (“TSR”) to that of the S&P 400 Midcap Industrials Index, our “Peer Group”, as further detailed below.

2023 Pay Versus Performance Table

							Value of Initial Fixed $100 Investment Based on4:
Year	Summary Compensation Table Total for Joe Raver[1,2]	Compensation Actually Paid to Joe Raver[1,3]	Summary Compensation Table Total for Kimberly Ryan[1,2]	Compensation Actually Paid to Kimberly Ryan[1,3]	Average Summary Compensation Table Total for Other Named Executive Officers[1,2]	Average Compensation Actually Paid to Other Named Executive Officers[1,3]	Total Shareholder Return	Peer Group Total Shareholder Return[5]	Net Income (in millions)	Adjusted EBITDA[6] (in millions)
(a)	(b)	(c )	(d)	(e )	(f)	(g)	(h)	(i)	(j)	(k)
2023	n/a	n/a	$6,568,880	$6,080,094	$1,722,055	$1,991,291	$117.62	$113.55	$569.70	$552.50
2022	$837,858	$(3,862,089)	$5,221,058	$4,489,948	$3,534,856	$2,688,243	$87.9	$83.44	$208.90	$527.40
2021	$7,052,435	$12,871,772	n/a	n/a	$3,724,707	$5,030,433	$153.42	$141.90	$249.90	$533.90

1.The principal executive officers and other Named Executive Officers for the three applicable fiscal years were as follows:
• Fiscal year 2023: Ms. Ryan served as principal executive officer for the entirety of fiscal year 2023. The Company’s other Named Executive Officers for fiscal year 2023 were: Robert VanHimbergen, Ulrich Bartel, Nicholas Farrell, and J. Michael Whitted.

• Fiscal year 2022: Ms. Ryan was appointed as principal executive officer effective December 30, 2021, and Mr. Raver served as principal executive officer prior to Ms. Ryan’s appointment. The Company’s other Named Executive Officers for fiscal year 2022 were: Robert VanHimbergen, Kristina Cerniglia, Aneesha Arora, Nicholas Farrell, and Chris Trainor.

• Fiscal year 2021: Mr. Raver served as principal executive officer for the entirety of fiscal year 2021. The Company’s other Named Executive Officers for fiscal year 2021 were: Kristina Cerniglia, Kimberly Ryan, Chris Trainor, and J. Michael Whitted.

2.Amounts reported in this column represent (i) the total compensation reported in the SCT for the applicable year in which the Named Executive Officer served as principal executive officer in the case of Ms. Ryan and Mr. Raver and (ii) the average of the total compensation reported in the SCT for the Company’s other Named Executive Officers reported for the applicable year.

3.Adjustments were made to the amounts reported in the SCT for the applicable year to calculate the CAP. A reconciliation of the adjustments for the principal executive officers and for the average of the other Named Executive Officers is provided following the footnotes to this table.

4.The comparison assumes $100 was invested at market close on September 30, 2020, and held through the end of each fiscal year. Under the applicable SEC rules, TSR is calculated as the difference between the Company stock price at the end and the beginning of the measurement period, plus dividends (assumed to be reinvested in Company stock), divided by the Company’s stock price at the beginning of the measurement period. Historic stock price performance is not necessarily indicative of future stock price performance.

5.The Peer Group used for the TSR is the S&P 400 Midcap Industrials Index, which is also used for the Company’s stock performance chart in the Annual Report on Form 10-K for the year ended September 30, 2023. This Peer Group is also used for the calculation of TSR for LTIC purposes even though it is calculated differently.

6.The Compensation Committee selected Adjusted EBITDA as the key metric for measuring and rewarding performance for our Named Executive Officers. This measure is used to determine the payout of 50% of the 2023 STIC awards for the Named Executive Officers. Adjusted EBITDA is a non-GAAP financial measure and is calculated based on the Company’s adjusted earnings before interest, income taxes, depreciation and amortization. See Appendix A for applicable definitions.

The following table shows the amounts deducted from and added to the applicable Named Executive Officer’s annual total compensation as set forth in the Summary Compensation Table (for purposes of this Part VIII, “SCT Total”) to arrive at the CAP for each of the applicable years, as shown in columns (c), (e), and (g) in the chart above. The SCT Total and CAP amounts do not necessarily reflect the actual amount of compensation earned by or paid to our executives during the applicable years, but rather are amounts determined in accordance with Item 402(v) disclosure rules. Fair value amounts were computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under GAAP. The fair value amounts were calculated using our stock price on the last day of each fiscal year or the date of vesting, as applicable, and based upon the probable outcome of applicable performance conditions as of the last day of each fiscal year.

	2021		2022			2023
	Joe Raver	Average Other Named Executive Officers	Joe Raver	Kimberly Ryan	Average Other Named Executive Officers	Kimberly Ryan	Average Other Named Executive Officers
SCT Total	$7,052,435	$3,724,707	$837,858	$5,221,058	$3,534,856	$6,568,880	$1,722,055
Plus (Less) Grant Date Fair Value of Stock Awards Granted in Fiscal Year	$(4,354,914)	$(2,456,619)	$—	$(3,220,166)	$(2,130,098)	$(5,100,068)	$(1,008,197)
Plus (Less) Fair Value at Fiscal Year-End of Outstanding Unvested Stock Awards Granted in Fiscal Year	$6,003,634	$2,830,529	$—	$2,793,996	$1,615,820	$4,383,449	$866,384
Plus (Less) Change in Fair Value of Outstanding Unvested Stock Awards Granted in Prior Fiscal Years	$2,531,849	$544,076	$(2,866,168)	$(153,096)	$(223,885)	$32,560	$155,461
Plus (Less) Change in Fair Value at Vesting of Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	$—	$—	$—	$—	$11,489	$—	$—
Plus (Less) Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Year For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$1,638,768	$387,740	$(1,833,779)	$(155,844)	$(114,418)	$195,272	$255,587
Plus (Less) Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—	$—	$—	$—	$(5,521)	$—	$—
Plus (Less) Dividends Accrued During Fiscal Year	$—	$—	$—	$—	$—	$—	$—
Compensation Actually Paid (CAP)	$12,871,772	$5,030,433	$(3,862,089)	$4,489,948	$2,688,243	$6,080,094	$1,991,291

Relationship Between Compensation Actually Paid and Performance Measures

We believe the CAP in each of the fiscal years reflects the Compensation Committee’s philosophy on “pay-for-performance” as the CAP fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against performance goals under our STIC and LTIC plans.

The following graphs show the relationship between our TSR and our Peer Group TSR, as well as the CAP as calculated for the principal executive officers and other Named Executive Officers and each of the three respective financial metrics of TSR, Net Income and Adjusted EBITDA. The CAP reflects adjustments to the fair value of equity awards during the three fiscal years, which is impacted by the price of our common stock, and the projected and actual achievement against performance goals. For fiscal 2022, only Ms. Ryan’s CAP is shown in the charts below as Mr. Raver’s 2022 CAP was a negative value, ($3,862,089), and does not align with the performance metrics included in the charts below.

Relationship between TSR and Peer Group TSR

Relationship between CAP and TSR

Relationship between CAP and Net Income

Relationship between CAP and Adjusted EBITDA

Tabular List of Financial Performance Measures

The following table contains a list of financial performance measures which we believe represent the most important financial performance measures used by the Company to link compensation actually paid to our Named Executive Officers for fiscal year 2023. See the “Compensation Discussion and Analysis” section of this proxy statement for a further description of the metrics used in the Company’s executive compensation program, as well as Appendix A for applicable definitions.

Financial Performance Measure
1.	Adjusted EBITDA
2.	Revenue/Order Intake
3.	Cash Conversion Cycle
4.	Relative TSR (calculated as a percentile ranking as compared to companies in the S&P Midcap Industrial 400 Index in the applicable award year)
5.	Shareholder Value

PROPOSAL NO. 2 – NON-BINDING ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS
The core of Hillenbrand’s executive compensation policies and practices continues to be to pay for performance. Our executive officers are compensated in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and shareholder interests and concerns. We believe our compensation program is strongly aligned with the long-term interests of our shareholders. We urge you to read the “Compensation Discussion and Analysis” section of this proxy statement for additional details on our executive compensation, including our compensation philosophy and objectives and the 2023 compensation of our Named Executive Officers.
Our shareholders have elected, pursuant to an advisory vote at the Annual Meeting of shareholders in 2023, to hold a Say on Pay Vote each year. Accordingly, we are asking you to vote in favor of the adoption of the following resolution:
BE IT RESOLVED by the shareholders of Hillenbrand, Inc., that the shareholders approve the compensation of Hillenbrand’s Named Executive Officers as disclosed in the proxy statement pursuant to the SEC’s compensation disclosure rules.
As an advisory vote, this Proposal is non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.
The Board of Directors recommends that the shareholders vote FOR Proposal No. 2 to approve the adoption of the above resolution.
The affirmative vote of a majority of the votes cast on this Proposal No. 2 is required for approval of this non-binding Proposal. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote your shares in order for your vote to be counted on this Proposal. Abstentions and broker non-votes are not counted as votes cast and, therefore, do not affect the outcome of this Proposal.

COMPENSATION OF DIRECTORS
The NCG Committee determines the compensation of the Company’s non-employee directors. The Company’s director compensation program uses a combination of cash and stock-based compensation to attract and retain highly qualified individuals to serve on the Board. In setting director compensation, the NCG Committee considers the significant amount of time that directors expend in fulfilling their duties to the Company, as well as the skill level required for members of the Board.
The NCG Committee assesses the Company’s director compensation package periodically, but no less frequently than once every three years, to ensure that it reflects competitive market conditions and sound corporate governance practices. In addition, the NCG Committee annually considers and approves non-employee director compensation for that fiscal year, and any changes in director compensation must be approved by the Board. The NCG Committee last engaged an independent compensation consultant to conduct a director compensation study in 2022, and the outcome of this study was presented to the Board and resulted in changes in director compensation described below.
Types and Amounts of Director Compensation. Our non-employee director compensation includes a cash component (approximately 40 percent) and an equity component (approximately 60 percent). The cash component for fiscal 2023 was paid quarterly, consisting of a base amount plus additional retainers for our Committee Chairpersons and the Chairperson of the Board. On the date of the 2023 Annual Meeting of the Company’s shareholders, each non-employee director was awarded restricted stock units (“RSUs”) based on a value on that date of $125,000, and the Chairperson was awarded additional RSUs based on a value on that date of $85,000.
Directors who retire or join the Board during the year receive a prorated number of RSUs based on the portion of the fiscal year served. The annual award of RSUs to non-employee directors (including the Chairperson) is issued pursuant to the Stock Plan and is determined using the average of the high and low sale prices of the Company’s common stock on the date of grant.
Members of certain non-permanent committees may also receive additional retainers as determined by the Board, but no such retainers were paid during fiscal 2023. Directors do not receive additional per-meeting fees for Board or committee meeting attendance.
Recent Changes to Director Compensation. In conformance with the outcome of the independent compensation consultant’s director compensation study in 2022, the NCG Committee recommended and the Board approved various changes to the compensation of our independent directors explained in the footnotes below, as well as updating the compensation of the Chairperson of the Board to align more closely with the market median, as follows:
•effective January 1, 2023, the annual cash retainer for independent members of our Board of Directors increased from $80,000 to $95,000;

•also effective January 1, 2023, Committee Chairperson fees increased to $20,000 for the Audit Committee Chairperson and $15,000 for all other standing committee Chairpersons, from $12,500 each;
•effective January 1, 2024, the additional annual cash retainer of the Chairperson of the Board will increase from $35,000 to $40,000;

•effective October 1, 2023, the annual RSU award levels for directors increased from $125,000 to $140,000; and
•effective October 1, 2024, the additional annual RSU award level for the Chairperson of the Board will increase from $85,000 to $90,000.
The change in Chairperson compensation has a later effective date at the recommendation of the former Board Chairperson and Vice Chairperson, in recognition of Ms. Cornell’s recent elevation to the role, consistent with the Company’s general practice with respect to internally promoted executives growing into a new role. In addition, although the Board’s practice generally has been to pay all Committee Chairpersons equally, the Board has determined that the Audit Committee Chairperson should be paid moderately more than other Committee Chairpersons in light of developing market practice in this regard and the outcome of the director compensation study mentioned above, as well as the recognition of the additional responsibilities of an Audit Committee Chairperson.
Characteristics of Director RSUs. For fiscal 2023, RSUs awarded to non-employee directors vest upon the earlier to occur of (1) the first anniversary of the grant date or (2) the time immediately prior to the commencement of the first annual meeting of the Company’s shareholders that occurs after (not including) the grant date. In all cases, the directors are required to hold the shares underlying these grants – and the shares are not delivered – until after the occurrence of one of the following: a change in control of the Company, the director’s death or permanent and total disability, or the date the director ceases to be a director of the Company. For more information on the grants, please refer to the discussion found under the section, “Security Ownership of Directors and Management” above. These RSUs carry no voting rights until such time as the underlying shares are delivered. Dividends paid on the Company common stock are accrued with regard to the RSUs awarded, deemed to be reinvested in Company common stock at the market value on the date of such dividend, and paid in additional shares on the distribution date of the underlying award in proportion to the number of shares that are distributed.
Deferred Compensation Plan. Non-employee directors may also participate in the Board deferred compensation plan, in which directors may elect to defer receipt of fees earned. Under the Company’s Supplemental Retirement Plan, deferred amounts may be invested in a variety of Fidelity mutual funds and, at previous times, in Company common stock. Various Hillenbrand directors have participated in this program, and Neil S. Novich and Stuart A. Taylor, II, presently own deferred shares of Company common stock acquired through this program. See the “Retirement and Savings Plans” section of Part I of “Executive Compensation” above for more detail regarding the Supplemental Retirement Plan.
Director Compensation Limit. Our shareholders have approved a limit on total annual base compensation for non-employee directors, contained in our Stock Plan, of $600,000. This limit was adopted to bring the Company further into alignment with general market practices and is inclusive of the value of both the annual cash retainer and the grant date fair value of the annual RSU award. The limit excludes amounts payable for service as a Board or Committee Chairperson.
Director Stock Ownership Guidelines. Our Corporate Governance Standards set forth stock ownership guidelines that require our non-employee directors to own an amount of our stock (including, for this purpose, time-based RSUs) equal to five times the director’s annual cash compensation. Our new directors have five years to come into compliance with this requirement, and all of our current non-employee directors (other than Ms. Rumsey, who was elected to the Board in August 2020, Mr. Pullin, who was elected to the Board in May 2021, and Ms. Sawhney, who was elected to the Board in June 2021) are currently in compliance. Ms. Rumsey, Mr. Pullin, and Ms. Sawhney are under the five-year compliance deadline.

The following table sets forth the compensation paid to our non-employee directors in fiscal 2023. Directors who are also employees of the Company receive no additional remuneration for services as a director. Of the Company’s directors, only Ms. Ryan was a salaried employee of the Company during fiscal 2023.
Director Compensation for the Fiscal Year Ended September 30, 2023

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Name	Fees Earned Or Paid In Cash $ (1)	Stock Awards $ (2)	Option Awards $	Non-Equity Incentive Plan Compensation $	Change In Pension Value And Nonqualified Deferred Compensation Earnings $	All Other Compensation $ (3)	Total

F. Joseph Loughrey - Former Chairperson (4)	$32,312	$58,685	$–	$–	$–	$28	$91,024

Helen W. Cornell – Chairperson (4)	$130,567	$186,215	$–	$–	$–	$129	$316,911

Gary L. Collar	$105,625	$124,988	$–	$–	$–	$129	$230,742

Joy M. Greenway	$91,250	$124,988	$–	$–	$–	$129	$216,367

Daniel C. Hillenbrand	$91,250	$124,988	$–	$–	$–	$129	$216,367

Neil S. Novich	$109,375	$124,988	$–	$–	$–	$129	$234,492

Dennis W. Pullin	$91,250	$124,988	$–	$–	$–	$129	$216,367

Jennifer W. Rumsey	$91,250	$124,988	$–	$–	$–	$129	$216,367

Inderpreet Sawhney	$91,250	$124,988	$–	$–	$–	$129	$216,367

Stuart A. Taylor, II	$105,625	$124,988	$–	$–	$–	$129	$230,742
(1)As described above, at the beginning of fiscal 2023, the directors’ annual cash retainer was $80,000 and increased to $95,000 on January 1, 2023 and the Chairperson of the Board’s additional annual cash retainer was $35,000. In fiscal 2023, Chairpersons of the Nominating/Corporate Governance, Compensation, and M&A Committees received an additional annual cash retainer of $12,500 which increased to $15,000 on January 1, 2023 and the Chairperson of the Audit Committee received an additional annual cash retainer of $12,500 which increased to $20,000 on January 1, 2023. The amounts in this column reflect the total cash retainer actually paid to each director.
(2)Following the close of the 2023 Annual Meeting of shareholders on February 24, 2023, 2,713 RSUs with a fair value of approximately $125,000 were granted to each person who was a non-employee director as of that date. The determination of this value is based on the methodology set forth in Note 11 to our audited financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on November 15, 2023. As of September 30, 2023, the

aggregate numbers of shares represented by restricted stock unit awards for our directors were as follows:

Name	Vested RSU Awards #	Unvested RSU Awards #

F. Joseph Loughrey - Former Chairperson	0	0
Gary L. Collar	24,475	2,750
Helen W. Cornell - Chairperson	41,748	4,098
Joy M. Greenway	33,096	2,750
Daniel C. Hillenbrand	13,545	2,750
Neil S. Novich	53,876	2,750
Dennis W. Pullin	3,820	2,750
Jennifer W. Rumsey	6,190	2,750
Inderpreet Sawhney	3,509	2,750
Stuart A. Taylor, II	72,403	2,750
(3)Consists of Company-provided term life insurance, the value of which is net of premiums paid. Participation in the life insurance program is voluntary and may be declined.

(4)As previously disclosed, Mr. Loughrey served as Chairperson of the Board during fiscal 2022 and part of fiscal 2023 until his retirement on January 10, 2023, at which point Ms. Cornell became Chairperson of the Board.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information concerning the Company’s equity compensation plans as of September 30, 2023:

	(a)	(b)	(c)
Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants, And Rights # (1)	Weighted-Average Exercise Price Of Outstanding Options, Warrants, And Rights $	Number Of Securities Remaining Available For Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a)) #

Equity compensation plans approved by security holders	1,988,836	$46.12	3,199,541
(1)Shares underlying awards of performance-based restricted stock units are reflected in this column as follows: (i) with respect to awards that vested on September 30, 2023, this column reflects the actual vesting of awards and, therefore, the number of shares actually issued with respect to such awards; and (ii) with respect to awards that are scheduled to vest on September 30, 2024 and September 30, 2025, this column reflects a number of shares that would be issued if the maximum (either 175 or 200 percent based on previously disclosed changes) potential payout were earned. We reserve within our Stock Plan a number of shares sufficient to cover the maximum potential payout of our then-outstanding performance-based equity awards.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors (the “Committee”) is composed of four directors, each of whom is independent under SEC Rule 10A-3 and the New York Stock Exchange listing standards. The Committee operates under a written Charter adopted by the Board of Directors, a copy of which can be accessed at https://ir.hillenbrand.com/corporate-governance/governance-documents. The Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities and the authority to retain such outside counsel, experts, and other advisors as it determines appropriate to assist it in the conduct of any such investigation.
Management has the primary responsibility for the Company’s financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. The independent registered public accounting firm of Ernst & Young LLP (“EY”) was responsible in fiscal 2023 for performing an integrated audit of the Company’s consolidated financial statements and its internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (PCAOB) and the issuance of a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. In addition, the Committee approves, subject to shareholder ratification, the appointment of the Company’s independent registered public accounting firm and pre-approves all audit and non-audit services to be performed by the firm.
The Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended September 30, 2023, with management and representatives of EY. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. Representatives of EY discussed with the Committee matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by PCAOB.
EY also provided to the Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee regarding independence, and the Audit Committee discussed with EY its independence. In addition, the Committee considered whether non-audit consulting services provided by EY impaired its independence and concluded that such services did not impair its independence.
Based upon these procedures and discussions, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2023, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee,

Neil S. Novich (Chairperson)
Joy M. Greenway
Daniel C. Hillenbrand
Inderpreet Sawhney

PROPOSAL NO. 3 – RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to shareholder ratification, the Audit Committee of the Board of Directors of the Company has appointed the firm of EY, certified public accountants, as the independent registered public accounting firm to make an examination of the consolidated financial statements of the Company for its fiscal year ending September 30, 2024. EY served as the independent registered public accounting firm of the Company for the fiscal year ended September 30, 2023. As we intend to hold our Annual Meeting in person, we expect that a representative of EY will be available at the Annual Meeting with an opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions. If we determine that alternative arrangements are needed for the Annual Meeting, we will endeavor to have a representative of EY similarly available.
The Board of Directors, at the request of the Audit Committee, recommends that the shareholders vote FOR Proposal No. 3 to ratify the appointment of EY as the Company’s independent registered public accounting firm for fiscal year 2024.
The affirmative vote of a majority in voting power of the votes cast on this Proposal No. 3 is required for approval of this Proposal. Abstentions and broker non-votes are not counted as votes cast and, therefore, do not affect the outcome of the Proposal.
If the appointment is not ratified by a majority of the votes cast, the adverse vote will be considered as an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for the following fiscal year.
Principal Accountant Fees and Services
The Audit Committee has adopted a policy requiring that all services to be performed by the independent registered public accounting firm be pre-approved by the Audit Committee or its delegate (Chairperson) and has adopted guidelines that fees for non-audit related services, including tax consulting, tax compliance, and tax preparation fees, should not exceed the total of audit and audit-related fees. During each of the fiscal years ended September 30, 2022, and 2023, EY’s fees, all of which were approved by the Audit Committee, fell within these guidelines.
The table below sets forth the aggregate amount of fees billed for professional services rendered by EY to the Company and its subsidiaries for this period.

	2023	2022

Audit Fees (1)	$4,658,000	$4,027,000
Audit-Related Fees (2)	$90,000	$92,000
Tax Fees (3)	$549,000	$839,000
All Other Fees (4)	$4,000	$354,000
Total	$5,301,000	$5,312,000
(1)Audit Fees services include: (i) the audit by EY of the financial statements included in our annual reports on Form 10-K; (ii) reviews by EY of the interim financial statements included in our quarterly reports on Form 10-Q; and (iii) statutory audits by EY of certain subsidiaries.

(2)Audit-Related Fees services include out of pocket expenses for EY.
(3)Tax Fees services include general tax consulting services from EY.
(4)All Other Fees primarily include fees related to preparing a standalone financial statement of the Batesville business in 2022 in connection with the divestiture, as well as a subscription to EY Atlas, a cloud-based platform and research tool.

OTHER MATTERS
The Board of Directors does not know of any matters that will be brought before the 2024 Annual Meeting other than those listed in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, the individuals named on the proxy card will have authority to vote on such matters in their discretion.
January 9, 2024

APPENDIX A
INCENTIVE PLAN DEFINITIONS
This Appendix A outlines the definitions of terms used in the proxy statement, primarily in the Compensation Discussion and Analysis.
STIC Plan Definitions

Performance Metric	Definition

Adjusted EBITDA	Means adjusted earnings before interest, taxes, depreciation, and amortization, an externally reported financial metric and non-GAAP operating performance measure.
Adjusted IBT
Means income before taxes, using adjusted net income attributable to Hillenbrand, an externally reported financial metric and non-GAAP operating performance measure, as the starting point for the calculation and adding back adjusted income taxes and noncontrolling interest.

Net Revenue	Means GAAP net revenue.
Cash Conversion Cycle or CCC	Means the time (in days) required to generate cash flows from the production and sales process. The CCC calculation is based on a 12-month average.
Order Intake	Means the value of firm orders received from customers (net of all cancellations), adjusted to eliminate the effects of certain extraordinary and non-recurring items.

Shareholder Value RSU Definitions

Element of Formula	Definition

Shareholder Value Expected
Means (a) if applicable, Adjusted NOPAT for certain
recently acquired businesses, as determined by the Compensation
Committee, in each case divided by the Hurdle Rate, plus (b) prior year
Adjusted NOPAT for all of the Company’s other business units, divided by the Hurdle Rate, times the cube of one plus the Hurdle Rate, plus (c)
the Expected Cash Flow Component.

Expected Cash Flow Component (only for certain recently acquired businesses, as determined by the Compensation Committee) [27]
Means the sum of the following:
•Adjusted Cash Flows for the prior fiscal year for the applicable business unit multiplied by the square of (1 + Hurdle Rate);
•Adjusted Cash Flows for the prior fiscal year for the applicable business unit multiplied by (1 + Hurdle Rate); and
•Adjusted Cash Flows for the prior fiscal year for the applicable business unit.

Ending NOPAT Component of Shareholder Value Delivered	Means the Company’s Adjusted NOPAT for the last fiscal year of the measurement period, divided by the Hurdle Rate. For divested businesses, the calculation uses tax-effected sale proceeds of, and free cash flow generated prior to, divestiture.
Ending Cash Flow Component of Shareholder Value Delivered
Means the sum of the following:
•Adjusted Cash Flows for the first fiscal year in the measurement period, multiplied by the square of (1 + Hurdle Rate);
•Adjusted Cash Flows for the second fiscal year in the measurement period, multiplied by (1 + Hurdle Rate); and
•Adjusted Cash Flows (as defined below) for the third fiscal year in the measurement period.

______________________________
27 For awards granted in fiscal 2023, the Expected Cash Flow Component reflected the Company’s Herbold Meckesheim GmbH and Gabler Engineering GmbH acquisitions. .

Element of Formula	Definition

Adjusted NOPAT
Means the Company’s externally reported “adjusted net income attributable to Hillenbrand” measure adjusted for certain items, including the following (net of tax where applicable):
•Income attributable to non-controlling interests (included);
•Interest income, losses, or impairments on corporate investments and interest expense on corporate debt (excluded);
•Changes in tax law or regulation or accounting pronouncements in United States GAAP or applicable international standards that cause an inconsistency in computation as originally designed (excluded); and
•The effect of acquisitions during the measurement period (excluded for the duration of the measurement period).

Adjusted Cash Flows
Means net cash provided by operating activities (whether positive or negative) during a fiscal year, less capital expenditures net of proceeds on the disposal of property, all as shown on audited financial statements for that fiscal year, as adjusted (net of tax where applicable) to exclude the effects of certain items, including the following:
•cash receipts or disbursements from investments;
•interest income on corporate investments and interest expense on corporate debt;
•the difference between the cash pension payment for an active defined benefit plan actually made and the pension expense recorded;
•changes in tax law or regulation or accounting pronouncements in United States GAAP or applicable international standards that cause an inconsistency in computation as originally designed;
•the effect of acquisitions during the measurement period, which shall be excluded for the duration of such period; and
•all other externally reported adjustments to GAAP net income that, consistent with “adjusted net income attributable to Hillenbrand” as externally reported by the Company, result in cash inflow or outflow, to be included or excluded as applicable. [28]

______________________________
28 This approach more closely aligns the cash flows calculation with certain other externally reported adjustments.

Relative TSR RSU Definitions

Element of Formula	Definition

Beginning Average Price (of stock)	Means with respect to the Company and each of the Index Companies, the average closing price of that company’s stock on the trading day immediately preceding the first day of the measurement period using the same Dividend Reinvestment Multiplier.
Ending Average Price (of stock)	Means, with respect to the Company and each of the Index Companies, the average closing price of that company’s stock on the last trading day of the measurement period, using the same Dividend Reinvestment Multiplier.
Dividend Reinvestment Multiplier	Means, for the Company and each of the Index Companies, a calculation of the value of dividends paid out by that company, assuming reinvestment of those dividends in that company’s stock, calculated by dividing each dividend paid out by that company over the applicable period by its closing share price on the ex-dividend date.
*    *    *

HILLENBRAND, INC.

HILLENBRAND, INC.
ONE BATESVILLE BLVD
BATESVILLE, IN 47006

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HILLENBRAND, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors 01) Helen W. Cornell* 02) Jennifer W. Rumsey* 03) Stuart A. Taylor, II*	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

*Election of these Directors is for a three-year term expiring in 2027.

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

HILLENBRAND, INC.

2024 ANNUAL MEETING OF SHAREHOLDERS
ADMISSION TICKET

(Please detach this ticket from your proxy card and bring it with identification. Directions to the meeting site are included on this ticket for convenience. The use of an Admission Ticket is for mutual convenience; however, the right to attend without an Admission Ticket, upon proper identification, is not affected. Please register your planned in-person attendance as described in the proxy statement.)

Nicholas R. Farrell
Secretary

(FOR THE PERSONAL USE OF THE NAMED SHAREHOLDER(S) ON THE BACK - NOT TRANSFERABLE)

Directions to Hillenbrand, Inc.

Hillenbrand, Inc. is located between Cincinnati, Ohio and Indianapolis, Indiana. Shareholders travelling from the Cincinnati area should take 1-74 West towards Indianapolis to Exit 149 (Batesville) and turn left off the exit ramp. Go straight through the first stoplight to the next light and turn left at the intersection of State Road 229 and Highway 46.

Shareholders traveling from the Indianapolis area should take 1-74 East towards Cincinnati to Exit 149 (Batesville) and turn right off the exit ramp. Go to the first stop light and turn left at the intersection of State Road 229 and Highway 46.

To reach Hillenbrand, Inc.'s headquarters, travel on Highway 46 through three stop lights and turn left onto Batesville Boulevard. Hillenbrand, Inc. is the second office building on Batesville Boulevard.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V25727-P00941

This Proxy and Voting Instruction is solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders on February 20, 2024

The undersigned appoints Helen W. Cornell and Kimberly K. Ryan, or either of them, with full power of substitution, as proxies to vote all the shares of the undersigned of Hillenbrand, Inc. (the "Company") at the Annual Meeting of Shareholders to be held at the Company's headquarters, One Batesville Boulevard, Batesville, Indiana 47006-7756, on February 20, 2024, at 10:00 a.m., local time (Eastern Standard Time), and any adjournments of the meeting, on the matters listed on the reverse.

SIGNED PROXIES RETURNED WITHOUT SPECIFIC VOTING DIRECTIONS WILL BE VOTED: (1) in favor of the election of the Board of Directors' nominees for three directors; (2) To approve, by a non-binding advisory vote, the compensation paid by the Company to its Named Executive Officers; (3) To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2024; and (4) in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting.

This proxy may be revoked at any time before it is exercised.

Continued and to be signed on reverse side